 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-292593
PROSPECTUS
Shares
Morgan Stanley Ethereum Trust
The Morgan Stanley Ethereum Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”). The Trust seeks to reflect generally the performance of the price of ether and rewards from staking a portion of the Trust’s ether, to the extent Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”) in its sole discretion determines that the Trust may do so without incurring undue legal or regulatory risk, including, without limitation, any risk to the Trust’s qualification as a grantor trust for U.S. federal income tax purposes. The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether and staking some portion of the ether it holds (which may vary from time to time). This means the Delegated Sponsor does not speculatively sell ether at times when its price is high or speculatively acquire ether at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the CoinDesk Ether Benchmark 4PM NY Settlement Rate (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s ether. The Pricing Benchmark is calculated by CoinDesk Indices, Inc. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major ether spot exchanges (“Constituent Exchanges”). The Pricing Benchmark is designed to reflect the performance of ether in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the Pricing Benchmark.
The Delegated Sponsor intends to cause the Trust to engage in staking in connection with the commencement of this offering. To effectuate the staking of the Trust’s ether, one or more of the Ether Custodians (defined below) may enter into written agreements with one or more third-party staking services providers selected by the Delegated Sponsor (each, a “Staking Services Provider”), which may be either affiliates of the Ether Custodians or other approved third-party staking services providers, to stake the Trust’s ether. Staking involves the Ether Custodians, each of which controls the private keys to the Trust’s ether, locking the Trust’s ether that the Delegated Sponsor instructs such Ether Custodian to stake (“Staked Assets”) in the Ethereum network’s protocol staking smart contract (the “Protocol Staking Deposit Contract”). The Ether Custodians designate: (i) each Staking Services Provider as the validator for a specified amount of the Trust’s Staked Assets, allowing each Staking Services Provider to generate a set of public-private validator keys (“Validator Keys”) relating to the Trust’s Staked Assets that such Staking Services Provider can use to perform validation activities which maintain the security and integrity of the Ethereum network’s blockchain, verify transactions and add new blocks (“Validation Activities”), and (ii) the Trust’s own segregated custody account at each Ether Custodian, the private keys to which the Ether Custodian holds in offline storage, as the withdrawal address for both applicable staking rewards and the underlying staked assets themselves after they are un-staked by such Ether Custodian in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction. The Staking Services Provider then uses the Validator Keys to perform Validation Activities, operating validator software, with the Trust’s Staked Assets that are staked with such Staking Services Provider subject to automatic, computer code-enforced (“programmatic”) forfeiture or confiscation by the Ethereum network (“slashing”) if the Staking Services Provider commits certain forms of misconduct during the course of its Validation Activities (“Provider-Facilitated Staking”). The Staking Services Provider does not control the offline storage private keys and thus cannot transfer or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, such Staked Assets are locked in the Ethereum network’s Protocol Staking Deposit Contract until un-staked by an Ether Custodian or the Staking Services Provider, in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets are returned programmatically to the Trust’s segregated custody account at such Ether Custodian. The Delegated Sponsor anticipates that the staking of the Trust’s ether will be executed exclusively by means of Provider-Facilitated Staking. The Delegated Sponsor’s choice of third-party Staking Services Providers, and their decision to allocate ether amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime and slashing history.
Following the commencement of this Offering, and subject to the Delegated Sponsor’s determination that the Trust may do so without undue legal, regulatory or tax risk, the Trust may instead seek to utilize alternative means to engage in Staking Activities. No such alternative means are contemplated to be utilized in connection with the commencement of this Offering and no determination has been made as of the date of this Prospectus as to which alternative means, if any, the Trust may utilize in the future. Should the Trust adopt any alternative means to engage Staking Activities, the Trust will notify the owners of beneficial interests of Shares in a prospectus supplement or its periodic Exchange Act reports, as applicable and on the Delegated Sponsor’s website.

Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”) is the delegated sponsor of the Trust, CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”) and AGS Trustees Limited, a company incorporated in the Cayman Islands with limited liability and registered with the Cayman Islands Monetary Authority (the “Cayman Trustee”) are the trustees of the Trust (the DE trustee and the Cayman Trustee, each individually a “Trustee” and together the “Trustees”). The Cayman Trustee is a wholly owned controlled subsidiary of Appleby Global Services (Cayman) Limited, also a company incorporated in the Cayman Islands with limited liability, which holds a Full Mutual Fund Administrator and Trust license with the Cayman Islands Monetary Authority. Each of the Cayman Trustee and Appleby Global Services (Cayman) Limited is a regulated entity in the Cayman Islands. The Bank of New York Mellon (“BNY”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” and together with BNY, the “Ether Custodians”) have each been appointed as ether custodians for the Trust. The Delegated Sponsor may determine, in its discretion, the allocation of the Trust’s ether between the Ether Custodians from time to time. At any given time, one Ether Custodian may hold all, a portion, or none of the Trust’s ether. The custodial services agreements with each of the Ether Custodians are collectively referred to herein as the “Custodial Services Agreements”). The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to (i) a Trustee Services Agreement dated March 25, 2026 (the “Trustee Services Agreement”) and (ii) a Delegation of Trustee Duties Agreement dated March 25, 2026 (the “Delegation Agreement” and together with the Trustee Services Agreement, the “Appleby Agreements”), subject to certain limitations, as more fully described under “Duties of the Delegated Sponsor and the Trustees.”
The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling ether other than in connection with the creation and redemption of Shares and for distributions the Trust intends to make monthly (but at least quarterly) to distribute the staking rewards pursuant to current Internal Revenue Service (“IRS”) guidance. The Delegated Sponsor will also sell ether to pay certain expenses and make staking-related distributions to Shareholders, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
When the Trust sells or redeems its Shares, ether will be transferred into or out of the Trust, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that are based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or the Lender, as applicable, an “Ether Counterparty”), to (i) purchase the amount of ether equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ether amount in the Trust’s account with the Ether Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the Ether Custodian to transfer ether to an Ether Counterparty, who will sell the ether to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Ether Custodians, will deliver ether to the Authorized Participant, or a designated agent, in exchange for its Shares.
The Ether Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s cash creation or redemption orders. As part of this process, the Delegated Sponsor assesses Ether Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Delegated Sponsor, and (4) their regulatory oversight. The Trust will create Shares by receiving ether from an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to deliver the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust.
Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.
Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.
On July 8, 2026, the Pricing Benchmark was approximately $1,736.25.
The Delegated Sponsor served as the Audit Seed Investor to the Trust. On June 15, 2026, the Delegated Sponsor, in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising 5 Shares at a per-Share price of $20.00 as described in “Audit Seed/Initial Seed Creation Investor/Selling Shareholder.” Total proceeds to the Trust from the sale of these Seed Creation Baskets were $100.00. Delivery of the Seed Creation Baskets was made on June 15, 2026. These Seed Creation Baskets will be redeemed for cash prior to the effectiveness of the registration statement that this prospectus forms a part.
In connection with the initial listing of the Shares on the Exchange, we expect the Delegated Sponsor to purchase the initial seed creation baskets comprising 50,000 Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are anticipated to be $1 million. Prior to the listing of the Shares on the Exchange, the Trust expects to purchase ether with the proceeds of the Initial Seed Creation Baskets by transacting with an Ether Counterparty to acquire ether on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The ether acquired in connection with the Initial Seed Creation Baskets will be held by the Ether Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange.
The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “MSSE.”
The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Delegated Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Delegated Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Delegated Sponsor is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Delegated Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Delegated Sponsor or the Trustees. Shareholders in the Trust will not benefit from the protections afforded to investors in ether futures contracts on regulated futures markets.
AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 22.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.
The date of this Prospectus is July 23, 2026.

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This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Delegated Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.
Until 25 calendar days after the date of this Prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Delegated Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Delegated Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.
Whether or not actual results and developments will conform to the Delegated Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Delegated Sponsor anticipates to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.
Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Delegated Sponsor’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust nor the Delegated Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY
This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.
Overview of the Trust
The Morgan Stanley Ethereum Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on NYSE Arca, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the CoinDesk Ether Benchmark 4PM NY Settlement Rate (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities and to reflect rewards from staking a portion of the Trust’s ether, to the extent the Delegated Sponsor in its sole discretion determines that the Trust may do so without incurring undue legal or regulatory risk, including, without limitation, any risk to the Trust’s qualification as a grantor trust for U.S. federal income tax purposes. The Pricing Benchmark is calculated by CoinDesk Indices, Inc. (the “Benchmark Provider”). The Pricing Benchmark is designed to reflect the performance of ether in U.S. dollars. The Shares of the Trust are valued daily based on the Pricing Benchmark.
In seeking to achieve its investment objective, the Trust will hold ether. The Delegated Sponsor of the Trust is Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”), a wholly-owned subsidiary of Morgan Stanley.
The Trust does not provide investors with direct exposure to spot ether, and an investment in the Trust is not a direct investment in ether. Rather, the Trust provides investors with the opportunity to indirectly access the market for ether through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring ether directly or acquiring it from an ether spot market.
Following the commencement of this Offering, and subject to the Delegated Sponsor’s determination that the Trust may do so without undue legal, regulatory or tax risk, the Trust may instead seek to utilize alternative means to engage in Staking Activities. No such alternative means are contemplated to be utilized in connection with the commencement of this Offering and no determination has been made as of the date of this Prospectus as to which alternative means, if any, the Trust may utilize in the future. Should the Trust adopt any alternative means to engage Staking Activities, the Trust will notify the owners of beneficial interests of Shares in a prospectus supplement or its periodic Exchange Act reports, as applicable and on the Delegated Sponsor’s website.
The Trust will custody its ether at regulated third-party custodians, The Bank of New York Mellon (“BNY”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” and together with BNY, the “Ether Custodians”). The Ether Custodians are chartered as a New York state bank, in the case of BNY, and as a New York state limited liability trust company, in the case of Coinbase Custodian. The Coinbase Custodian provides custody and trade execution services for digital assets, and BNY provides custody services for digital assets. The Ether Custodians are not Federal Deposit Insurance Corporation (“FDIC”)-insured but carry insurance provided by private insurance carriers. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
The Delegated Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to gain exposure to ether without purchasing, holding and trading ether directly.

The amount of ether represented by the Shares is expected to decline over time because of the transfer of the Trust’s ether to pay the Delegated Sponsor Fee and other liabilities, regardless of whether the trading price of the Shares rise or fall. The decrease in the amount of ether represented by the Shares due to paying the Delegated Sponsor Fee and other liabilities may be offset by net staking rewards, if any.
Ether and the Ethereum Network
Ether is a digital asset, also referred to as a cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.
The value of ether is determined in part by the supply of and demand for, ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of July 6, 2026, ether had a total market capitalization of approximately $217.17 billion, representing the second largest digital asset in terms of total market value, per CoinMarketCap. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development.
The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the predefined set of rules are not necessarily contractual in nature but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of DApps, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.
Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators of the Ethereum network must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.
If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether. With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
New ether is created as a result of the “staking” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly-created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Holders of ether must stake at least 32 ether to become an Ethereum validator. The

Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.
More specifically, staking on the Ethereum network refers to using ether, or permitting ether to be used, directly or indirectly, through an agent or otherwise, in the Ethereum network’s proof-of-stake validation protocol, in exchange for the receipt of consideration, including, but not limited to, staking rewards paid in kind.
Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. This design allows only the owner of ether to send ether, the intended recipient of ether to receive it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.
Gas refers to the unit that measures the amount of computational effort required to execute specific operations on the Ethereum network. Since each Ethereum transaction requires computational resources to execute, those resources have to be paid for to ensure Ethereum is not vulnerable to spam and cannot get stuck in infinite computational loops. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used. Payment for computation is made in the form of a transaction fee. The transaction fee is the amount of gas used to do some operation, multiplied by the cost per unit gas. The Ethereum Improvement Proposal 1559 (“EIP 1559”) simplified the transaction fee process. EIP 1559 splits fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is used to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators as staking rewards.
Instead of performing complex calculations to estimate the gas, users instead pay an algorithmically determined transaction fee set by the protocol itself. The transaction fee is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. The transaction fee fluctuates with supply and demand for processing power since validators can choose to not process transactions when transaction fees are low. Gas has another important function in preventing unintentional waste of energy.
The Trust’s Investment Objective
The Trust’s investment objective is to seek to track the performance of ether, as measured by the Pricing Benchmark, adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s ether. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily as of 4:00 p.m. ET based on the Pricing Benchmark.
Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Delegated Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Ethereum blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell ether, other than in connection with the creation or redemption of Shares. The Delegated Sponsor will also sell ether to pay certain expenses and make staking-related distributions to Shareholders, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
Staking
The Delegated Sponsor intends to cause the Trust to engage in staking in connection with the commencement of this offering. To effectuate the staking of the Trust’s ether, one or more of the Ether Custodians may enter into written agreements with one or more third-party staking services providers selected by the Delegated Sponsor (each, a “Staking Services Provider”), which may be either affiliates of the Ether

Custodians or other approved third-party staking services providers, to stake the Trust’s ether. Staking involves the Ether Custodians, each of which controls the private keys to the Trust’s ether, locking the Trust’s ether that the Delegated Sponsor instructs such Ether Custodian to stake (“Staked Assets”) in the Ethereum network’s protocol staking smart contract (the “Protocol Staking Deposit Contract”). The Ether Custodians designate: (i) each Staking Services Provider as the validator for a specified amount of the Trust’s Staked Assets, allowing each Staking Services Provider to generate a set of public-private validator keys (“Validator Keys”) relating to the Trust’s Staked Assets that such Staking Services Provider can use to perform validation activities which maintain the security and integrity of the Ethereum network’s blockchain, verify transactions and add new blocks (“Validation Activities”), and (ii) the Trust’s own segregated custody account at each Ether Custodian, the private keys to which the Ether Custodian holds in offline storage, as the withdrawal address for both applicable staking rewards and the underlying staked assets themselves after they are un-staked by such Ether Custodian in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction. The Staking Services Provider then uses the Validator Keys to perform Validation Activities, operating validator software, with the Trust’s Staked Assets that are staked with such Staking Services Provider subject to automatic, computer code-enforced (“programmatic”) forfeiture or confiscation by the Ethereum network (“slashing”) if the Staking Services Provider commits certain forms of misconduct during the course of its Validation Activities (“Provider-Facilitated Staking”). The Staking Services Provider does not control the offline storage private keys and thus cannot transfer or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, such Staked Assets are locked in the Ethereum network’s Protocol Staking Deposit Contract until un-staked by an Ether Custodian or the Staking Services Provider, in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets are returned programmatically to the Trust’s segregated custody account at such Ether Custodian. The Delegated Sponsor anticipates that the staking of the Trust’s ether will be executed exclusively by means of Provider-Facilitated Staking. The Delegated Sponsor’s choice of third-party Staking Services Providers, and their decision to allocate ether amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime and slashing history.
The Staking Services Providers will exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Trust’s Staking Activities. Under normal market circumstances, and in accordance with the Trust’s liquidity risk management policy, the Delegated Sponsor intends to stake 50 to 80% of the Trust’s ether, except (i) as necessary to pay the Delegated Sponsor Fee or any Trust expenses not assumed by the Delegated Sponsor, (ii) as necessary to satisfy existing and reasonably foreseen potential redemption orders, (iii) as necessary to make distributions of staking rewards earned by the Trust pursuant to current IRS guidance, (iv) if the Delegated Sponsor determines that Staking Activities raise significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, (v) if the Delegated Sponsor determines that any vulnerability exists in the source code, validator or client software, (vi) if the Ether Custodians or a Staking Services Provider discontinue their arrangements with the Trust (including any temporary suspension or un-staking instruction intended to protect the Trust’s assets against the risk of loss of ownership of the staked digital assets, but only with respect to the staked assets affected by the cessation or (vii) if the Delegated Sponsor otherwise determines that continued Staking Activities of such portion of the Trust’s assets would be inconsistent with the Trust’s purpose of protecting and conserving the value of the Trust.
All ether received by the Trust in connection with the creation of new Shares, or as staking rewards, would also be staked upon receipt by the Trust, unless one or more of the exceptions described in clauses (i) – (vi) above applies. Moreover, any staked ether which must be un-staked in order to fulfill a distribution in connection with a redemption (to the extent such distribution cannot be fulfilled utilizing the portion of the Trust’s ether that has not been staked) will be un-staked only after the redemption order is approved by the Trust, the Delegated Sponsor executes an un-stake or withdrawal transaction through the Ether Custodian, and such transaction is processed by the Ethereum network. The Staking Services Provider will not be able to transfer un-staked ether or staking rewards to another address on the Ethereum network.
Under the Trust’s staking program, the Delegated Sponsor monitors and adjusts the amount of the Trust’s ether to be staked in accordance with the Trust’s liquidity risk management policy. The Delegated Sponsor may instruct one or more Ether Custodians to stake the Trust’s ether. The Ether Custodians, which control the private keys to the Trust’s ether, send the Trust’s Staked Assets from the Trust’s own segregated custody account at each Ether Custodian (each, a “Cold Vault Balance”) to the Ethereum network’s Protocol Staking Deposit Contract. The Ether Custodians designate (i) the Staking Services Provider as the validator in connection with a specified amount of the Trust’s Staked Assets, giving the Staking Services Provider access to a set of Validator Keys relating to such Staked Assets that the Staking Services Provider can use to perform Validation Activities, and (ii) the Trust’s own Cold Vault Balance as the withdrawal address for both staking rewards and the underlying staked assets themselves after they are un-staked by the Ether Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction. The Staking Services Provider then uses the Validator Keys to perform Validation Activities, operating validator software, including validator nodes, with the Trust’s Staked Assets staked with such Staking Services Provider subject to slashing if the Staking Services Provider commits certain forms of misconduct when performing Validation Activities. The Staking Services Provider does not control the private keys to transfer or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, the Staked Assets are locked in the Ethereum network’s Protocol Staking Deposit Contract until un-staked by the Ether Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets (and any related rewards) are transferred programmatically to the Cold Vault Balances at the Ether Custodians. The Staking Services Provider is the node operator and is obligated to perform Validation Activities with the Trust’s Staked Assets consistent with the terms of the Trust’s agreements with Staking Services Providers. The Trust retains control and ownership of the Trust’s staked ether because the Ether Custodians control the private keys to the Trust’s Staked Assets. Validator Keys do not give the Staking Services Provider the ability to transfer the Trust’s Staked Assets, and the Trust’s Staked Assets are never transferred to a wallet address of the Staking Services Provider; furthermore, the Protocol Staking Deposit Contract is a smart contract that has no associated private keys and, upon un-staking, programmatically transfers the Trust’s Staked Assets back to the Trust’s Cold Vault Balances at the Ether Custodians. The Trust also retains control given that the Delegated Sponsor (rather than the Staking Services Provider) will retain the ability through the Ether Custodians to un-stake its ether in accordance with the Trust’s liquidity risk management policy at any time (subject to Ethereum network processes and delays). Moreover, the Trust’s role will be limited to determining, from time to time, what portion of the Trust’s ether to stake and un-stake so as to maintain sufficient Trust assets to satisfy all outstanding redemption orders, and informing the Staking Services Provider(s) of those determinations. Under normal market circumstances, and in accordance with the Trust’s liquidity risk management policy, the Delegated Sponsor intends to stake 50 to 80% of the Trust’s ether.
The Trust expects to receive certain staking rewards from Staking Activities, which would be treated as giving rise to taxable income for U.S. federal income tax purposes under current Internal Revenue Service (“IRS”) guidance. See “U.S. Federal Income Tax Consequences” for further description of the tax implications of the receipt of staking rewards by the Trust. The Staking Services Providers shall exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Trust’s Staking Activities. The Ether Custodians will maintain exclusive possession and control of the Trust’s private keys associated with transferring any staked ether at all times while Staking Service Providers will maintain exclusive possession and control of the private keys associated with ether validation activities at all times. Staking activity on the Ethereum network involves the delegation of ether to validators and carries certain risks.
Misbehavior or poor performance by validators may result in such validators receiving reduced staking rewards for an epoch during which they misbehaved or performed poorly. Additionally, as part of the “activating” and “exiting” (followed by withdrawal) processes of staking, staked ether will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. During activation and withdrawal, the Trust’s Staked Assets will not earn any rewards. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol, and is followed by a protocol-administered withdrawal process, which takes additional time to complete. As part of these “activation,” “exiting” and withdrawal processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activation and exit/withdrawal periods are dependent on a range of factors, including network conditions. In periods of low demand, un-staking may be completed within days, while in periods of elevated exit activity the process may take multiple weeks or months to complete.

The Ethereum protocol limits how many validator activations and exits per epoch through “churn limits,” which scale with the total number of active validators. These limits govern activations and exits and help preserve network stability. Following recent parameter changes, the protocol allows up to 8 validators per epoch to become active, with activation wait times increasing proportionally as the activation queue grows. Ethereum measures time in 12 second “slots” and 32 slot “epochs” (~6.4 minutes). When queues are minimal, activation to the active validator set can be completed in roughly 14 hours, representing the minimum possible path. Protocol changes, yield shifts, or large inflows, can cause the activation queue to extend for days, weeks, or even months, delaying when staked ether begins accruing consensus rewards. While in the activation queue, the Trust’s ether will not accrue rewards.
The activation process requires (1) transferring the ether deposit to the Protocol Staking Deposit Contract, (2) waiting in the activation queue for new validators, and (3) an additional delay of four epochs (approximately 25 minutes) before rewards start accruing. On the Ethereum network, a maximum of 256 staked ether can be activated as new validators per epoch (approximately every six minutes), or about 57,600 ether per day. As of July 6, 2026, the validator activation queue on the Ethereum network comprised of roughly 2,710,876 ether with an approximate wait time of 47 days.
The Staking Services Providers and Ether Custodians are expected to receive an aggregate of 5% of the staking rewards (the “Staking Fee”), with the remainder being retained by the Trust. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust.
Following the commencement of this Offering, and subject to the Delegated Sponsor’s determination that the Trust may do so without undue legal, regulatory or tax risk, the Trust may instead seek to utilize alternative means to engage in Staking Activities. No such alternative means are contemplated to be utilized in connection with the commencement of this Offering and no determination has been made as of the date of this Prospectus as to which alternative means, if any, the Trust may utilize in the future. Should the Trust adopt any alternative means to engage Staking Activities, the Trust will notify the owners of beneficial interests of Shares in a prospectus supplement or its periodic Exchange Act reports, as applicable and on the Delegated Sponsor’s website.
The Trust’s staking program aims to maximize the portion of the Trust’s ether available for staking while controlling for liquidity and redemption risks. The model determines an optimal target range for the portion of assets staked, which is set by the Delegated Sponsor and which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, staking provider reliability, secondary market liquidity, and broader market conditions (the “Utilization Rate”) by balancing the factors relevant for evaluating liquidity and redemption risk.
The Staking Services Providers will exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Staking Activities. While the Trust seeks to stake a maximum of 80% of its ether holdings, the amount of ether that remains un-staked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake between 50% and 80% of the ether it holds, although the amount of ether that is staked may be lesser or greater from time to time. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust, as determined by the Delegated Sponsor based on a variety of factors. In determining how to stake the ether held by the Trust, and how much ether to stake, the Trust’s model operates on the following key parameters:
Unbonding period: The number of days required for unbonding staked assets as dictated by the Ethereum protocol;
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ETF Historical redemption patterns:   The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

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Size of the Trust & Concentration:   A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

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Staking Services Provider performance:   The model takes into account the performance, reliability, and reputation of staking services providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

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Market conditions monitoring:   The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Trust intends to make available on its website the current percentage of the Trust’s ether being staked on a daily basis.
The rewards owed or paid to the Ether Custodians as compensation for the Staking Services Providers reduce the amount of ether rewards that are generated from the Staking Activities that are available in the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to compensation determined as a portion of the staking rewards (the “Staking Provider Consideration”). The Staking Provider Consideration is paid directly to the Staking Services Provider from the staking rewards or indirectly through the Ether Custodians’ own accounts. The Staking Services Providers and Ether Custodians are expected to receive an aggregate of 5% of the staking rewards, with the remainder being retained by the Trust. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust. Staking rewards will be added to the Trust’s assets and accrete to NAV, and NAV per share would be expected to increase until distributed. The Trust intends to distribute net staking rewards directly to Shareholders monthly (but at least quarterly) in accordance with current IRS guidance.
The Trust intends to pay cash distributions monthly (but at least quarterly) to Shareholders to distribute staking rewards earned by the Trust. Quarterly distributions are intended to represent all staking rewards accrued during the quarter. These rewards accrue in ether, and at quarter-end, the Trust intends to sell an equivalent amount of ether to fund the cash distribution. The Trust expects to fund the distribution solely from liquid (unbonded) ether held by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of ether held by the Trust, the percentage of the Trust’s ether that is staked, network staking participation rates, protocol reward rates on the Ethereum Network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned.
The percentage of rewards to be paid to each such staking provider may vary. Rewards from staking will be shared, distributed and added to the assets of the Trust periodically. Specifically, staking rewards that accrue to the Trust on or before the calculation of the Trust’s end-of-day NAV will be added to the assets of the Trust, irrespective of whether the staked ether has been unbonded at such time.
Staking requires that the ether be locked up and be subject to an unbonding period to un-stake the staked ether, meaning that the Trust cannot transfer the staked ether during the time that the ether is staked and during which it is being unbonded.
The historical average unbonding period for staked ether has ranged from between 1 to 5 days. However, the unbonding period also may be longer than anticipated based on network activity. These timeframes are protocol-level requirements that apply across all platforms.
Following the Shanghai upgrade to the Ethereum network in 2023, the time it takes to unstake and fully withdraw Ethereum is dependent on the validator exit queue, which fluctuates based on network demand. For example, during times of high congestion or high validator exit rates, unbonding times may extend to weeks. On Ethereum, major price movements often trigger waves of unstaking requests as users seek to capitalize on trading opportunities or reduce exposure. When the validator exit queue grows, a 1 – 2 day expected wait might extend to 5 – 7 days or even longer.
There is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s ether that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked ether which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s ether that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Staking Services Provider executes an un-stake or withdrawal transaction through the Ether Custodians, and such transaction is processed by the Ethereum network. The Staking Services Provider will not be able to transfer un-staked ether or Staking Provider Consideration to another address on the Ethereum network.
In addition, depending on the anticipated length of the unbonding period, the staked ether may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if ether is determined to be offered or sold as a security under the Securities Act of 1933, as amended, it could be subject to significant constraints in terms of any transfer or disposal of such ether. In such event, the Trust may consider ether to be an “illiquid security,” which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.
There is no guarantee that the Trust will receive any rewards with respect to staked ether. Past rewards are not indicative of future rewards. The staking rewards that the Trust may receive from staking ether, if any, may be affected by, among other factors:
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the total amount of ether staked by users of the Ethereum network;

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the total amount of ether staked by the Trust;

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changes to the Ethereum network as a result of protocol governance decisions;

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changes to Validator fees set by the Validators, including the commission charged by the Staking Services Provider (if any);

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halts, outages or other anticipated or unanticipated interruptions affecting the Ethereum network or third-party service providers involved in the staking of the Trust’s ether;

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anticipated or unanticipated downtime by the Staking Services Provider;

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loss or deprivation of ether as a result of a violation of the Ethereum network’s rules by the Staking Services Provider;

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Validators ceasing to be eligible to participate in the Ethereum network’s proof-of-stake protocol and earn rewards;

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“bonding,” “unbonding” or other ether lock-up periods specified by the Ethereum network;

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whether staking rewards are re-staked, either automatically by the Ethereum network or as part of the operational processes of the Trust or the Staking Services Provider; and

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delays or other operational factors related to or otherwise impacting the Trust’s Staking Activities.

Selling or Redeeming Shares
When the Trust sells or redeems its Shares, ether will be transferred into or out of the Trust, as applicable, in exchange for a Basket that is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or Lender, as applicable, an “Ether Counterparty”), to (i) purchase the amount of ether equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ether amount in the Trust’s account with the Ether Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the Ether Custodians to transfer ether to the Ether Counterparty, who will sell the ether to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Ether Custodians, will deliver ether to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.
The Ether Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s cash creation or redemption orders. In connection with cash creation orders, the Trust will create Shares by receiving ether from an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to deliver the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust.
In connection with ether cash redemption orders, the Trust will redeem Shares by delivering ether to an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to receive the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust.
As of the date of this Prospectus, the Authorized Participants are Virtu Americas LLC, Jane Street Capital, LLC, Macquarie Capital (USA) Inc. and Goldman Sachs & Co. LLC. As of the date of this Prospectus, the Prime Broker, Coinbase, Inc., and the Lender, Coinbase Credit, Inc. serve as Ether Counterparties, among others. The Trust and/or Delegated Sponsor will bear the expense and risk of delivery and ownership of ether once such ether has been received by the Ether Custodians on behalf of the Trust and until transferred by the Ether Custodians on behalf of the Trust to the Ether Counterparty for conversion to cash.
All of the Trust’s ether will be held by the Ether Custodians. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.
The CoinDesk Ether Benchmark 4PM NY Settlement Rate
The Pricing Benchmark was introduced on July 29, 2015. The Benchmark Provider is the administrator of the Pricing Benchmark. The Pricing Benchmark is calculated daily.
The Delegated Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of ether. The Pricing Benchmark is derived from the CoinDesk Benchmark Rates, a set of reference rates used by the Benchmark Provider, that generally support the largest and most liquid digital assets and provide constituent pricing for the CoinDesk 20 family of indices and other multi- and single-asset products as needed.
CoinDesk Benchmark Rates source prices from a minimum of three exchanges and use USD and USD Coin denominated trading pairs. Volume data from the applicable exchanges is used as an input alongside the CoinDesk Benchmark Rates to produce a volume-weighted average price for the relevant digital asset. The Pricing Benchmark reflects a one-hour volume-weighted average price of the spot CoinDesk Benchmark Rates for single digital assets denominated in U.S. dollars.
The Pricing Benchmark is calculated at the top of each hour, with intermediate values published once every five seconds. The Pricing Benchmark utilizes an averaging look-back period, which resets at the beginning of each hour and accumulates on a rolling basis throughout the course of that hour. At the conclusion of each hour, the look-back period reflects a full 60-minute window of trading activity. Daily settlement rates are also published at 4:00 p.m. London time, 4:00 p.m. ET and other times as needed.
Reference prices used in calculating the Pricing Benchmark are sourced from the Benchmark Provider, which applies a defined exchange eligibility methodology to determine which digital asset exchanges may contribute to price data. Under this framework, only centralized spot exchanges that receive a minimum grade of BB or higher in the Benchmark Provider’s Exchange Benchmark (the “CoinDesk Exchange Benchmark”) are deemed eligible. The CoinDesk Exchange Benchmark is an independent assessment of exchanges based on categories and metrics as described below. The grading scale is from AA (best) through A, BB, B, C, D, E, to F (worst).
The categories and metrics the Benchmark Provider uses to select eligible digital spot exchanges are the following:
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Market Quality.   This includes composition liquidity scores, volume scores, and index scores. It also assesses market maker incentives and frequency of flash crashes.

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Security.   This assesses formal security certificates, SSL ratings (a security protocol), offline storage, the cold wallet ratio, key distribution, two-factor authentication, custody provider metrics, off-exchange settlement, OTC services, exchange hack metrics, and bug bounty metrics.

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Legal/Regulation.   This assesses license types, VASP (virtual asset service provider) license quality scores, legal entities, industry/regulatory group membership, insurance provision (fiat and crypto), sanction compliance statements, and politically exposed persons statements.

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KYC/Transaction Risk.   This includes strict KYC (know your customer)/AML (anti-money laundering) assessments, maximum KYC requirements, withdrawal limit assessments, transaction monitoring capabilities, and market surveillance capabilities.

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Data Provision.   This assesses API response times, API rate limit; protocols such as Websocket or FIX, API status page, downtime, historical candlestick data, candlestick granularity, historical trade querying, API trading capabilities, API ease of use assessments, API data quality, orderbook provisions, max orderbook levels; and API documentation quality.

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Transparency.   This assesses available proof of reserves, available proof of liabilities, auditor attestations of proof of reserves and proof of liabilities, audited financial statements, management/ownership assessments, communication transparency, asset listing procedures, and due diligence submissions.

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Team & Exchange.   This assesses identity of chief executive officer, chief technology officer, chief compliance officer, chief information security officer (and equivalents); educational level per C-suite, years of relevant experience per C-suite, customer service offerings, and institutional/corporate/retail offerings.

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Negative Events.   This assesses data breaches, major/minor fines, withdrawal freezes, awarded penalties, and others.

The Pricing Benchmark further requires exchanges to satisfy specified U.S. or global licensure criteria based on authorization to operate in major regulatory jurisdictions.
The Benchmark Provider reviews eligible digital spot exchanges on a semi-annual basis. Exchange eligibility is subject to ongoing monitoring and periodic review, and the Benchmark Provider’s governance bodies retain discretion to exclude exchanges where necessary. The Pricing Benchmark and its inputs are reviewed monthly and on an ad hoc basis as needed, and the Benchmark Provider may discontinue the calculation and publication of the Pricing Benchmark based on its assessment of applicable underlying digital asset requirements.
In addition to the semi-annual review of eligible exchanges, the Benchmark Provider performs a monthly evaluation of eligible trading pairs that may contribute to the Pricing Benchmark. As of the date of this prospectus, the Pricing Benchmark incorporates ether/U.S. dollar (“ETH/USD”) and ether/USD Coin (“ETH/USDC”) trading pairs. Each trading pair is assessed against three criteria: (i) its liquidity; (ii) its price deviation relative to all other eligible trading pairs; and (iii) its price impact on the Pricing Benchmark, as determined by reference to its liquidity and deviation.
The Pricing Benchmark and its inputs are reviewed monthly and on an ad hoc basis as needed. The Benchmark Provider may discontinue the calculation and publication of the Pricing Benchmark if the underlying digital asset (in the case of the Pricing Benchmark, ether) (i) is no longer used to support a multi-asset index or other single asset financial product; or (ii) fails to meet certain listing and liquidity requirements.
Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://indices.coindesk.com/documentation-and-governance. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The Delegated Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Delegated Sponsor. As the Pricing Benchmark is calculated as a price return, it currently does not track airdrops, clones or forks involving ether. Accordingly, the Trust will not participate in airdrops, as further described below in “Risk factors — The inability to recognize the economic benefit of a ‘fork’ or an ‘airdrop’ could adversely impact an investment in the Trust.”
Pricing Information Available on the Exchange and Other Sources
The current market price per Share (symbol: “MSSE”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.
The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.
The intra-day indicative value per Share is calculated based on the Pricing Benchmark. The most recent end-of-day NAV will be published as of the close of business by market data vendors and will be available on the Delegated Sponsor’s website at www.morganstanley.com/im or any successor thereto, and will be published on the consolidated tape. None of the information on the Delegated Sponsor’s website is incorporated by reference into this Prospectus.
Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://indices.coindesk.com/documentation-and-governance or any successor thereto. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The selection of exchanges for use in the Pricing Benchmark is based on the accessible venues where execution transactions for ether will occur. The exchanges on which market participants primarily execute transactions for ether may evolve from time to time, and the Benchmark Provider may make changes to the Constituent Exchanges comprising the Pricing Benchmark from time to time for this or other reasons. To the extent the Trust executes transactions for ether, the exchanges on which the Trust executes transactions do not impact the Constituent Exchanges comprising the Pricing Benchmark. Although Constituent Exchanges are selected for inclusion within the Pricing Benchmark in accordance with specified criteria and eligibility standards, changes to the Constituent Exchanges may result in an impact on the pricing information reflected in the Pricing Benchmark. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Pricing Benchmark, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, change either the Pricing Benchmark or Benchmark Provider without Shareholder approval. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares through disclosure on the Delegated Sponsor’s website and in a Form 8-K filing.
The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.
The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.
For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and Ether Prices” below.
The Trust’s Legal Structure
The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “DE Trustee”). AGS Trustees Limited, a Cayman Islands limited liability company, also serves as a trustee to the Trust (the “Cayman Trustee”). The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to a Delegation of Trustee Duties Agreement dated March 25, 2026 and the Cayman Trustee has otherwise entered into a Trustee Services Agreement dated March 25, 2026 (the “Trustee Services Agreement”) (the “Delegation Agreement” and together with the Trustee Services Agreement, the “Appleby Agreements”), subject to certain limitations. For a complete description of the delegation structure, including the scope of the Delegated Duties, the Cayman Trustee’s reserved powers and approval rights, and the non-delegable responsibilities of the Cayman Trustee, see “Duties of the Delegated Sponsor and the Trustees” below. The Delegated Sponsor is a corporation formed in the state of Delaware on September 19, 1980.
The Trust’s Service Providers
The Delegated Sponsor
As a result of the delegation of duties from the Cayman Trustee pursuant to the Appleby Agreements, the Delegated Sponsor has operational authority over the Trust and is responsible for the management and administration of the Trust, including arranging for the creation of the Trust, ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange.
The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; administering any staking programs; admitting additional sponsors; delegating duties to service providers; effecting provisions regarding forks and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters (collectively, the “Delegated Duties”). The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
The Trustees
The Trustees of the Trust are CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”), and AGS Trustees Limited, a Cayman Islands limited liability company (the “Cayman Trustee”)

and act as the trustees of the Trust as required to, among other things, create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the DSTA. The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements.
The Administrator
The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary fund administration, tax and accounting services, including valuation and computation accounting services, and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, facilities, equipment and personnel required to provide such services.
The Transfer Agent
The Bank of New York Mellon serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) performs and facilitates the purchases and redemption of Shares of the Trust and prepares and transmits information with respect to such purchases and redemptions; (2) prepares and transmits payments for dividends and distributions, if any, declared by the Trust; (3) maintains Shareholder accounts; (4) responds to correspondence by Trust Shareholders and others relating to its duties and (5) makes periodic reports to the Trust.
The Cash Custodian
The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). Pursuant to a cash custody agreement entered into with the Trust (the “Cash Custody Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust, and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
The Ether Custodians
The Bank of New York Mellon and Coinbase Custody Trust Company, LLC are expected to serve as the Trust’s Ether custodians (the “Ether Custodians”). The Trust may commence operations with its ether held by one Ether Custodian and the allocation of the Trust’s ether among the Ether Custodians may change from time to time at the Delegated Sponsor’s discretion. There can be no assurance as to the timing by which each Ether Custodian will begin holding ether on behalf of the Trust, and one or more Ether Custodians may hold no ether for an indefinite period following launch.
The Ether Custodians are authorized to serve as the Trust’s custodians under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreements. Under the Custodial Services Agreements with the Ether Custodians, the Ether Custodians are responsible for safekeeping all of the ether owned by the Trust. The Ether Custodians were selected by the Delegated Sponsor. The Ether Custodians are responsible for opening accounts that hold the Trust’s ether (such accounts, collectively, the “Ether Accounts”), as well as facilitating the transfer of ether required for the operation of the Trust.
After diligent investigation, the Delegated Sponsor believes that the Ether Custodians’ policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s ether holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.
Although the Ether Custodians carry insurance, the Ether Custodians’ insurance does not cover any loss in value to ether and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by each Ether Custodian is shared among all of the respective Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

For more information on the Ether Custodians, see “Custody of the Trust’s Assets” below.
The Staking Services Providers
Figment Inc., Galaxy Blockchain Infrastructure LLC and Coinbase Canada, Inc., each a party unrelated to the Delegated Sponsor and Trustees, serve as the Staking Services Providers.
The Marketing Agent
Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Delegated Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.
The Trust’s Fees and Expenses
The Trust will pay the unitary Delegated Sponsor Fee which is accrued daily at an annualized rate of 0.14% of the net asset value of the Trust (the “Delegated Sponsor Fee”) and the amount of ether payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
The Delegated Sponsor Fee shall be paid in cash and not less than monthly in arrears by the Trust. The Delegated Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Delegated Sponsor Fee. Operating expenses assumed by the Delegated Sponsor include (i) the fee payable to the Marketing Agent for services it provides to the Trust, if applicable (the “Marketing Fee”), (ii) fees to the Administrator, if any, (iii) fees to the Ether Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trust’s DE Trustee and Cayman Trustee, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Trust will be responsible for ether-related on-chain transaction fees associated with creation and redemption transactions, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Ether Custodians, Administrator or other agents, service providers or counter-parties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). The Delegated Sponsor will consider re-designating a Sponsor-paid Expense as an Additional Trust Expense, in its sole discretion as a delegate of the Cayman Trustee, if the Delegated Sponsor determines that (i) the expense is extraordinary, non-recurring, or unusual in nature or amount; (ii) the expense was not reasonably anticipated at the time the Delegated Sponsor agreed to assume such category of expenses; (iii) the expense results from changes in applicable law, regulation, or regulatory guidance that impose new or additional obligations on the Trust; (iv) the expense arises from circumstances outside the ordinary course of the Trust’s operations; or (v) bearing such expense would be materially adverse to the Delegated Sponsor’s ability to continue performing its obligations under the Trust Agreement. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic

Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. Pursuant to the Trust Agreement, the Delegated Sponsor or its delegates will direct the Ether Custodians to transfer ether from the Trust’s Cold Vault Balance as needed to pay the Delegated Sponsor Fee and Additional Trust Expenses, if any. The Delegated Sponsor or its delegates will endeavor to transfer the smallest amount of ether needed to pay applicable expenses. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of ether as needed to pay the Delegated Sponsor Fee or Additional Trust Expenses.
Custody of the Trust’s Assets
The Ether Custodians will maintain custody of all of the Trust’s ether. The Ether Custodians provide insured safekeeping of digital assets using a multi-layer offline (“cold”) storage security platform designed to provide offline security of the digital assets held by the Ether Custodians. The Ether Custodians have insurance coverage as subsidiaries under their parent companies, which procure fidelity (e.g., crime) insurance to protect the organizations from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The Ether Custodians are not FDIC-insured. The insurance maintained by the Ether Custodians is shared among all of the Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Ether may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Ether Custodians:
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Cold Storage:   Cold storage is a widely-used security precaution, especially when dealing with large amounts of ether. Ether held under custodianship with the Ether Custodians will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access ether, are stored offline on hardware that is not connected to the internet. Storing the private keys offline significantly reduces the risk of the ether being stolen. All of the Trust’s assets and private keys will be held in cold storage of the Ether Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement, creation or redemption of a transaction (note, however, that not all Ether Custodians may maintain hot wallets for the holding and storage of digital assets). In connection with creations or redemptions, the Trust will, under most circumstances, process creations and redemptions by transferring ether from its Cold Vault Balance to and/or from an Ether Counterparty. From time to time, portions of the Trust’s ether temporarily may be held outside of cold storage in the Trading Balance maintained by Coinbase, Inc. (the “Prime Broker”) or an Ether Counterparty, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets, to sell ether to pay Trust expenses or make staking-related distributions to Shareholders.

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Multiple Private Keys:   All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-controlled offline hardware vaults in secure environments. No customers or third parties are given access to the Ether Custodians’ private keys. The use of multiple private keys makes retrieving ether from the wallet more difficult, and aims to further reduce the risk of hacking, theft and/or robbery.

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Whitelisting:   Transactions are only sent to vetted, known addresses. The Ether Custodians’ platform supports pre-approval and test transactions. The Ether Custodians require authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custodian’s platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Coinbase Custodian’s platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Ether Custodians in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

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Audit Trails:   Audit trails exist for all movement of ether within Ether Custodian-controlled ether wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodial Services Agreements, ether held in custody with the Ether Custodians will be segregated from both the proprietary property of the Ether Custodians and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the Ether Custodians, assets held in the segregated accounts would not become property of the Ether Custodians’ estate and would not be available to satisfy claims of creditors of the Ether Custodians.
The Ether Custodians maintain internal audit teams that perform periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on the Ether Custodians’ services. BNY currently produces a SOC 1 Type 1 report and the Coinbase Custodian currently produces SOC 1 Type 2 and SOC 2 Type 2 reports.
The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis, including in connection with the creation and redemption process.
The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
For more information on the Trust’s custody arrangements with the Ether Custodians and the Prime Broker, see “Custody of the Trust’s Assets” and “Prime Broker” below.
NAV Determinations
As described in more detail below in “NAV Determinations,” the Administrator daily calculates NAV and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET, based on the Pricing Benchmark. In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Delegated Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
However, determining the value of the Trust’s ether using the Pricing Benchmark is not in accordance with U.S. generally accepted accounting principles (“GAAP”), and therefore, the Pricing Benchmark is not used in the Trust’s financial statements. The Trust’s ether are carried, for financial statement purposes, at fair value, as required by GAAP. The Trust determines the fair value of ether based on the price provided by the ether market that the Trust considers its “principal market” as of 11:59:59 p.m. ET on the valuation date. The NAV of the Trust determined on a GAAP basis is referred to in this Prospectus as a “Principal Market NAV,” and the NAV of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”
NAV and NAV per Share are not measures calculated in accordance with GAAP and are not intended as a substitute for the Principal Market NAV and Principal Market NAV per Share, respectively.
Plan of Distribution; Selling Shareholder
Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Delegated Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the ether blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust will not purchase or sell ether other than in connection with the creation and redemption of Shares and for distributions to be made at least quarterly to distribute the staking rewards earned by the Trust pursuant to current IRS guidance. The

Delegated Sponsor will also sell ether to pay certain expenses and make staking-related distributions to Shareholders, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
When the Trust sells or redeems its Shares, ether will be transferred into or out of the Trust, as applicable, in exchange for Baskets that are based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Authorized Participants may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct an Ether Counterparty to (i) purchase the amount of ether equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ether amount in the Trust’s account with the Ether Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the Ether Custodians to transfer ether to the Ether Counterparty, who will sell the ether to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Ether Custodians, will deliver ether to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.
The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Selling Shareholder will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
The Trust and/or Delegated Sponsor will bear the expense and risk of delivery and ownership of ether once such ether has been received by the Ether Custodians on behalf of the Trust and until transferred by the Ether Custodians on behalf of the Trust to the Ether Counterparty for conversion to cash.
Only Authorized Participants may purchase Shares from or redeem Shares to the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “MSSE.”
The Delegated Sponsor may enter into marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Delegated Sponsor, as applicable, and not by the Trust.

Federal Income Tax Considerations
It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income (including staking income, as applicable) and expenses realized by the Trust. Each sale or other disposition of ether by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use or sale of ether to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders.”
Use of Proceeds
Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Ether Custodians on behalf of the Trust, during which time they may be employed in Staking Activities, until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Delegated Sponsor, which may be facilitated by the Ether Custodians to pay fees due to the Delegated Sponsor and Trust expenses and liabilities not assumed by the Delegated Sponsor.
Staking rewards received by the Trust from staking, net of the Staking Fee, are intended to be distributed monthly (but at least quarterly) by the Trust. The Delegated Sponsor intends to arrange for the conversion of all such staking rewards received by the Trust and available for distribution prior to the intended distribution date, net of the Staking Fee, to U.S. dollars shortly before the intended distribution, at the price available through Ether Counterparties which the Delegated Sponsor is able to obtain using commercially reasonable efforts. If no staking rewards from staking have been received by the Trust and is available for distribution prior to the intended distribution date, such as during the activation process for staking (when the Trust’s assets will be staked, but no rewards will be earned yet), or during stressed conditions in which, consistent with the Trust’s Ethereum Staking Liquidity Risk Policy, the Delegated Sponsor chooses to prioritize using un-staked ether to meet redemptions over distribution of staking rewards, or due to failures, delays, or defaults by the Trust’s service providers, no distribution of staking rewards will be made at that time. See “Risk Factors — Risks Associated with Ether and the Ethereum network — No guarantee of staking rewards.”
Emerging Growth Company
The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.
The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in gross annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.
Principal Investment Risks of an Investment in the Trust
An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 22.
Risks Associated with Ether and the Ethereum network
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Digital assets such as ether were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

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The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

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The value of the Shares depends on the development and acceptance of the Ethereum network. The slowing or stopping of the development or acceptance of the Ethereum network may adversely affect an investment in the Trust.

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Due to the nature of private keys, ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect an investment in the Trust.

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Security threats to the Trust’s account with the Ether Custodians could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

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Potential amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust. For example, the Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0. is a new iteration of Ethereum that amended its consensus mechanism to include ether staking and sharding. A digital asset network’s consensus mechanism is a material aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares.

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The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on two separate occasions reduced the quantity of ether rewarded per block and may make additional changes in the future. Any material change to the supply and issuance of ether may impact secondary market prices for ether.

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Many digital asset networks, including Ethereum, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

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A temporary or permanent “fork” or a “clone” of the Ethereum blockchain could adversely affect an investment in the Trust.

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The price of ether on the ether market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. As of July 6, 2026, the 24-hour weighted average price of an ether was $1,801.16 (source: Coingecko).

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A determination that ether or any other digital asset is offered and sold as a “security” may adversely affect the price of ether and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

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Ether exchanges on which ether trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

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New competing digital assets may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.

Risks Associated with Investing in the Trust
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The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

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The NAV or Principal Market NAV may not always correspond to the market price of ether and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

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The inability of Authorized Participants and market makers to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

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The Trust is subject to risks due to its concentration of investments in a single asset.

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Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV or the Principal Market NAV and its market price.

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The amount of ether represented by the Shares is expected to decline over time.

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The Administrator is solely responsible for determining the value of the ether holdings and ether holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

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The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

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If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Risks Associated with the Regulatory Environment of Ethereum
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Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust, and ether’s status as being offered and sold as a “security” under U.S. federal securities laws remains unsettled.

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Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act, as amended (the “CEA”).

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Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Delegated Sponsor to become registered with the Securities and Exchange Commission (“SEC”) or Commodity Futures Trading Commission (“CFTC”), which may cause the Trust to incur unforeseen expenses or liquidate.

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If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Delegated Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Delegated Sponsor as a money service business under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”), an Authorized Participant, the Trust or the Delegated Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses.

Risks Associated with the Tax Treatment of Ether
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The ongoing activities of the Trust may generate tax liabilities for Shareholders.

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The tax treatment of ether and transactions involving ether for state and local tax purposes is not settled.

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A hard “fork” of the Ethereum blockchain or airdrop could result in Shareholders incurring a tax liability.

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The tax treatment of ether and transactions involving ether, including staking, for U.S. federal income tax purposes may change.

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Ether staking may result in adverse tax consequences for Shareholders.

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The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

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The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions and the ability of Shareholders to participate in the economic benefit of forks and airdrops.

Other Risks
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The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

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The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

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Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

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Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights. In certain circumstances, Shareholders may vote to appoint a successor Delegated Sponsor following the Voluntary Withdrawal of the Delegated Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

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The Trust Agreement includes a provision restricting Shareholders’ right to bring a derivative action.

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The liability of the Delegated Sponsor and the Trustees is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustees or the Delegated Sponsor.

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Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS
You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.
Risks Associated with Ether and the Ethereum network
The value of the Shares relates directly to the price of ether, which may be highly volatile and subject to fluctuations due to a number of factors.
The value of the Shares relates directly to the value of the ether held by the Trust and fluctuations in the price of ether could adversely affect the value of the Shares. The market price of ether may be highly volatile, and subject to a number of factors, including:
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an increase in the ether supply that is publicly available for trading;

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manipulative trading activity on digital asset spot exchanges, which, in many cases, are largely unregulated or may not be complying with existing regulations;

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the adoption of ether as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Ethereum blockchain;

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forks or clones in the Ethereum blockchain;

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falling demand for ether, or demand that does not keep pace with gradual unlocking of ether;

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delays or flaws in the execution of the Ethereum blockchain expansion or adoption plans for ether;

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the failure of one or more of ether strategic partnerships with one or more institutional players;

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the failure of, or perceptions of risk or negative publicity around one or more of the protocols based on the Ethereum blockchain or that make use of ether;

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investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, ether);

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consumer preferences and perceptions of ether specifically and digital assets generally;

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fiat currency withdrawal and deposit policies on digital asset spot exchanges;

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the liquidity of digital asset spot exchanges and any increase or decrease in trading volume on digital asset spot exchanges;

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investment and trading activities of large investors that invest directly or indirectly in ether;

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a “short squeeze” resulting from speculation on the price of ether, if aggregate short exposure exceeds the number of Shares available for purchase;

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a final determination that ether is offered or sold as a security or changes in ether’s status under the federal securities laws;

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monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of ether or the purchase of ether on digital asset spot exchanges;

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global or regional political, economic or financial conditions, events and situations;

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fees associated with processing a ether transaction and the speed at which transactions are settled on the Ethereum blockchain;

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interruptions in service from or closures or failures of major digital asset spot exchanges;

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decreased confidence in digital asset spot exchanges due to the unregulated nature and lack of transparency surrounding the operations of digital asset spot exchanges;

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smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks;

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increased competition from other digital assets or other forms of blockchain-based services; and

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the Trust’s own acquisitions or dispositions of ether, since there is no limit on the number of ether that the Trust may acquire.

In addition, there is no assurance that ether will maintain its value in the long or intermediate term. In the event that the price of ether declines, the Delegated Sponsor expects the value of the Shares to decline proportionately. The value of ether as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Delegated Sponsor believes that momentum pricing of ether has resulted, and may continue to result, in speculation regarding future appreciation in the price of ether, inflating and making the price of ether more volatile. As a result, ether may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.
Ether is a relatively new technological innovation with a limited operating history.
Ether has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of ether and, in turn, a limited basis for evaluating an investment in ether. Although past performance is not necessarily indicative of future results, if ether had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.
Ether and Ethereum generally.
Ether is the native digital asset and unit of account on the Ethereum network. The market value of ether is not related to any specific company, government or asset. The valuation of ether depends on a number of factors, including future expectations for the value of the Ethereum network, the number of ether transactions, and the overall usage of ether as an asset. This means that a significant amount of the value of ether is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of ether.
Several factors may affect the price of ether, including, but not limited to, supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ether or the use of ether as a form of payment. The issuance of ether is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, during the period from November 30, 2021 to June 17, 2022, ether experienced a decline of roughly 82%, from $4,784.50 to $879.80. There is no assurance that ether will maintain its long-term value in terms of purchasing power in the future, or that acceptance of ether payments by mainstream retail merchants and commercial businesses will continue to grow. The value of the Trust’s investments in ether could decline rapidly, including to zero.
The Ethereum network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Ethereum network protocols and various software implementations thereof, often on the Ethereum repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Although some market participants, such as the Ethereum Foundation, sponsor some developers, core developers are not generally compensated for their work on the Ethereum network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Ethereum network community to address novel technical issues or to achieve consensus around solutions therefor. As with other digital asset networks, the Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of the participating nodes. The Ethereum network’s Ethereum 2.0 upgrade addresses some of Ethereum’s speed, efficiency and scalability issues through staking and sharding. However, both hard forks and future software upgrades designed to further address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.
Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Ethereum could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s ether, which would adversely impact the value of the Shares. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ether and the Ethereum network. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.
Finally, as there is no centralized party controlling the development of the Ethereum network, there can be no assurance that the community as a whole will not implement changes to the Ethereum network protocols that have an adverse impact on the Trust or an investment in the Shares.
Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism.
In September 2022, the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the total amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. One or more Ether Custodians will engage one or more third party staking services providers selected by the Delegated Sponsor (each a “Staking Services Provider”) to conduct such staking activities (“Staking Activities”) on behalf of the Trust. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never fully scale.
The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.
Staking introduces a risk of loss of ether, which could adversely affect the value of the Shares.
Staking introduces a risk of loss of ether. None of the Trust’s assets, including potentially staked assets, are subject to the protections enjoyed by depositors or customers of institutions with FDIC or Securities Investor Protection Corporation membership. Staking requires the transfer of the Trust’s ether by an Ether Custodian from a Cold Vault Balance to the Protocol Staking Deposit Contract, and un-staking requires a transfer of the Trust’s ether by the Protocol Staking Deposit Contract to a Cold Vault Balance (which, in the case of the Cold Vault Balance at the Coinbase Custodian, the Coinbase Custodian specifies as the withdrawal address when the Coinbase Custodian originally deposited the Trust’s staked assets with the

Protocol Staking Deposit Contract). These transfers could be executed incorrectly or be subject to errors, hacks, cybersecurity vulnerabilities, software defects, outages, bugs, etc., any of which could cause the loss of the Trust’s staked assets.
The Ethereum network imposes fault-based sanctions for validator misbehavior, primarily through slashing, which may include correlated slashing penalties. Slashing occurs when a validator engages in malicious or erroneous actions that pose consensus safety violations, such as proposing multiple blocks in a given slot or attesting to conflicting blocks. Slashed validators face an initial slashing penalty and are forcibly exited from the validator set. The exact amount of ether burned in a slashing depends on network conditions, namely the number of other validators slashed around the same time. The protocol applies correlated slashing penalties, which increase the economic impact of large-scale or coordinated slashing events relative to isolated incidents, reflecting the greater risk such events pose to network security. If a validator fails to perform required protocol duties, including submitting timely attestations, it may incur inactivity penalties. Under normal network conditions, these penalties result in a reduction of the validator’s staked ether in an amount generally similar to the rewards the validator would have earned had it performed those duties. Validators may also be subject to increased penalties during an inactivity leak. An “inactivity leak” is a protocol-level state that is triggered when the Ethereum network goes into an extended period without achieving finality. Finality requires agreement by validators representing at least two-thirds of the total staked ether. This means that if validators representing more than one-third of the total staked ether are offline or otherwise fail to attest, the network may be unable to finalize blocks. If this condition persists, the protocol activates an inactivity leak under which ether staked by the inactive validators is reduced more rapidly than under normal conditions. This mechanism is intended to incentivize validators to remain online and continue participating, thereby helping restore finality to the network. On May 11 – 12, 2023, Ethereum experienced two temporary losses of finality on mainnet; the second incident triggered the protocol’s first ever inactivity leak on mainnet. Client teams released patches, and finality resumed after participation recovered. On October 11, 2023, 20 validators operated by Launchnodes as part of the Lido protocol were slashed due to infrastructure and signer configuration issues. Lido subsequently published a post mortem and Launchnodes to reimbursing and mitigating the impact on staking rewards. After this initial slashing, the validator is force exited from the Ethereum network’s validator “pool,” and may be subject to inactivity leak or correlated penalties.
There can be no guarantee that slashing, inactivity penalties, inactivity leaks and resulting losses will not occur as a result of the activities of a Staking Services Provider. Furthermore, a Staking Services Provider’s liability to the Trust is expected to be limited, and a Staking Services Provider may lack the assets or insurance in order to support the recovery of any losses incurred. There can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to penalties imposed by the Ethereum network.
Staked ether will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.
Under current Ethereum network protocols, staked ether is permitted to be un-staked by the holder of such ether. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions.
The Ethereum protocol limits how many validator activations and exits per epoch through “churn limits,” which scale with the total number of active validators. These limits govern activations and exits and help preserve network stability. Following recent parameter changes, the protocol allows up to 8 validators per epoch to become active, with activation wait times increasing proportionally as the activation queue grows. Ethereum measures time in 12-second “slots” and 32-slot “epochs” (~6.4 minutes). When queues are minimal, activation to the active validator set can be completed in roughly 14 hours, representing the minimum possible path. As of July 6, 2026, the average activation queue wait time was approximately 47 days and as of such date the longest recorded entry queue wait time since the Etherem network’s inception was approximately 70.7 days. Protocol changes, yield shifts, or large inflows, can cause the activation queue to extend for days, weeks, or even months, delaying when staked ether begins accruing consensus rewards. While in the activation queue, the Trust’s ether will not accrue rewards.
A no-queue exit typically involves (i) approximately 32 minutes (5 epochs) to exit the active validator set, (ii) a mandatory withdrawable delay of approximately 27 hours (256 epochs) followed by (iii) a round-robin withdrawal “sweep” that, at current validator counts, cycles across the set in roughly ~7 – 10 days. During periods of elevated exit activity, the exit queue can significantly extend overall un-staking time. As of July 6, 2026, the longest recorded exit queue for Ethereum was 46.5 days. The total time required to fully un-stake ether can fluctuate based on the current conditions of the network. In low demand periods, the process may be completed within hours or days; in high-demand periods, the exit queue alone can extend to multiple weeks before the ~27-hour withdrawable delay and the ~7 – 10 day sweep begin. The timing of staking and un-staking ether may lead to liquidity risk for the Trust. To address these risks, the Sponsor will implement various risk management strategies. While rewards accrue during the exit, they stop accruing after a validator’s exit is complete, the Trust’s ether will not earn rewards during the withdrawable delay and the subsequent sweep.
The Trust will be dependent on third parties to effectively execute the Trust’s Staking Activities.
The amount of staking rewards that the Trust’s staking activity will generate will be dependent on the performance of the Staking Services Providers, including the adequacy and reliability of the hardware and software utilized by the Staking Services Providers. If the Staking Services Providers experience service outages or otherwise are unable to optimally execute the staking of the Trust’s ether, the Trust’s staking rewards may be adversely affected.
The Trust will not stake its ether if the Delegated Sponsor determines in its sole discretion that the Trust may not do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, which could harm the value of the Shares.
The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the Pricing Benchmark adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s ether. If the Delegated Sponsor determines that the Trust is not able to so carry out Staking Activities, the Trust may cease some or all of its Staking Activities. Staking on the Ethereum network involves delegating ether to validators and carries risks discussed further below. Staked ether may be subject to community-determined penalties for validator misbehavior, or slashing. If a Staking Service Provider causes the Trust’s staked ether to be subject to such slashing losses, the Trust could suffer losses of the staked ether. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked ether is temporarily locked and inaccessible. These phases affect when ether begins earning rewards, participates in consensus and becomes available for transfer or redelegation.
The Staking Services Providers will stake the Trust’s ether as the node operator and will operate a validator node to stake the Trust’s ether. The Staking Service Providers will perform their staking services in collaboration with the Ether Custodians, as the ether will be staked directly from the Trust’s Ether Accounts with the Ether Custodians. The Trust will maintain control of the ether while it is staked because it will remain in the Trust’s account with the Ether Custodians (i.e., it will be kept in a separate account for which the Trust is the beneficial and record owner and will not be commingled with other parties’ accounts with the Ether Custodians). Staking will be a passive activity for the Trust, as it will not operate its own staking program. The Delegated Sponsor’s role with respect to staking will be limited to evaluating and approving one or more Staking Services Providers and instructing the relevant Ether Custodian on when to stake and/or un-stake the Trust’s ether; the Trust will not contract directly with any Staking Services Provider, and all staking arrangements with Staking Services Providers will be entered into by the Ether Custodian (or the Prime Broker acting as agent for the Ether Custodian) on behalf of the Trust.
The rewards owed or paid to the Ether Custodians as compensation for the Staking Services Providers reduce the amount of ether rewards that are generated from the Trust’s Staking Activities that are available as the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to Staking Provider Consideration. The Staking Provider Consideration is paid directly to each Staking

Services Provider from the staking rewards or indirectly through the Ether Custodians’ own accounts. The Staking Services Providers and Ether Custodians are expected to receive an aggregate of 5% of the staking rewards (the “Staking Fee”), with the remainder being retained by the Trust. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust. The expenses of staking the Trust’s ether will be paid from the staking rewards generated by the Staking Activities. The staking rewards earned by the Trust will accrue to the Trust’s account with the Ether Custodians and will generally be staked in the same way as the Trust’s already staked ether.
The Trust may be negatively impacted by Staking Activities.
The Ethereum network uses a proof-of-stake consensus mechanism to secure and operate the network, meaning that the voting power of a validator in the network is determined by the amount of stake delegated to them by ether token holders. In proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the total amount of coins staked. The more stake delegated to a validator, the more voting power they have, the higher the likelihood is that the validator will be selected to propose and validate blocks and the higher the associated reward will be. This, in turn, leads to higher ether earnings for the ether tokenholders who chose to stake with the validator in question.
If an ether tokenholder chooses to engage in staking, they must either choose a specific validator to stake with or have sufficient ether to be selected as a validator by the Ethereum network themselves. The choice of validator can potentially impact the amount of staking rewards the tokenholder receives. The factors determining this amount include, but are not limited to:
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Validator commission rate:   a validator can choose to set a non-zero commission rate specifying the percentage of staking rewards they are taking from the stakers. For example, if a validator has a commission rate of 10%, then 10% of such staker’s staking rewards are given to the validator.

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Validator performance:   a validator with bad performance will receive reduced staking rewards for the applicable period, and ether tokenholders who have delegated their stake to such validator will also receive reduced rewards for such period when they withdraw their stake from such validator.

If any Staking Services Provider experiences operational or other difficulties, terminates their services, fails to comply with regulations, raises their prices or disputes key intellectual property rights sold or licensed to, the Trust, the Trust could suffer losses. The Trust may also suffer the consequences of such Staking Services Provider’s mistakes. For example, if the Trust’s Ether Custodians or Staking Services Provider selected to act as validators fail to behave as expected, default, fail to perform, suffer cybersecurity attacks, experience security issues or encounter other problems, the assets of the Trust may be irretrievably lost. The failure or capacity restraints of vendors and services, a cybersecurity breach involving any service providers or the termination or change in terms or price or commission rate of a vendor, third-party software license or service agreement on which the Trust relies, could disrupt the Trust’s Staking Activities or cause losses. Replacing any Staking Services Provider or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Delegated Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust’s Staking Activities could be interrupted or disrupted, and the Trust could suffer a loss.
The Ethereum network dictates requirements for participation in the network’s protocols and may reduce rewards if the relevant activities are not performed correctly. Malicious or poorly performing validators may also be “blacklisted,” meaning that ether tokenholders may decide to no longer delegate stake to such actors thereby resulting in such actors not being selected to validate and they would therefore be unable to receive staking rewards therefrom. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards.
Staking requires that the Trust lock up the staked ether and become subject to an unbonding period to un-stake the staked ether, meaning that the Trust cannot transfer the staked ether during the time that the ether is staked and during which it is being unbonded. The unbonding period may be longer than anticipated based on network activity. Note that the duration of the bonding period may depend on a range of factors including network load.
Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s ether that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked ether which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s ether that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Delegated Sponsor, the Staking Services Provider executes an un-stake or withdrawal transaction through the Ether Custodians, and such transaction is processed by the Ethereum network. The Staking Services Provider will not be able to transfer un-staked ether or Staking Provider Consideration to another address on the Ethereum network.
In addition, depending on the anticipated length of the unbonding period, the staked ether may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if ether is determined to be a security under the 1933 Act, it could be subject to significant constraints in terms of any transfer or disposal of such ether. In such event, the Trust may consider ether to be an “illiquid security,” which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.
Rewards for staked ether may be accrued even before the staked ether is unbonded. Once accrued, such ether rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Delegated Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets — Liquidity Risk Policies and Procedures.”
There is no guarantee that the Trust will receive any rewards with respect to staked ether. Past rewards are not indicative of future rewards. The staking rewards that the Trust may receive from staking ether, if any, may be affected by, among other factors:
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the total amount of ether staked by users of the Ethereum network;

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the total amount of ether staked by the Trust;

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changes to the Ethereum network as a result of protocol governance decisions;

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changes to validator fees or commission rates set by the validators, including the commission charged by the Staking Services Providers (if any);

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halts, outages or other anticipated or unanticipated interruptions affecting the Ethereum network or third-party service providers involved in the staking of the Trust’s ether;

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anticipated or unanticipated downtime by the Staking Services Provider;

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loss or deprivation of ether as a result of a violation of the Ethereum network’s rules by the Staking Services Provider;

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validators ceasing to be eligible to participate in the Ethereum network’s proof-of-stake protocol and earn rewards;

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“bonding,” “unbonding” or other ether lock-up periods specified by the Ethereum network; and

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delays or other operational factors related to or otherwise impacting the Trust’s Staking Activities.

The Staking Services Provider may not optimally execute the Staking Activities.
The Trust relies on the resources of the Staking Services Provider to facilitate Staking Activities. The Staking Services Provider will provide the hardware, software and services necessary to stake the ether from a validator node. The hardware and software utilized by the Staking Services Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Services Provider to effectively execute the Staking Activities. The Delegated Sponsor will have no ability to supervise or direct the conduct of the Staking Services Provider.
In addition, the Staking Provider Consideration will be paid from the proceeds of the staking program received by the Trust. The payment of the Staking Provider Consideration will reduce the portion of the staking rewards generated by the Staking Activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Delegated Sponsor were to administer its own Staking Activities without the assistance of third-party service providers.
The Protocol Staking Deposit Contract is novel and applicable legal frameworks are unclear.
The Protocol Staking Deposit Contract to which the Ether Custodians send the Trust’s ether to be staked is a novel technological feature of staking on the Ethereum network. Because of the recency of the advent of proof-of-stake blockchain consensus validation activity and permissionless distributed ledger technology generally, the legal and regulatory frameworks that apply to the Protocol Staking Deposit Contract and activities conducted through it, including by the Trust, are unclear. To conduct the Trust’s staking program, the Trust’s assets must be moved to and from the Protocol Staking Deposit Contract, in each case, from or to the Trust’s Cold Vault Balance at each Ether Custodian. The Protocol Staking Deposit Contract does not have private keys (it is a smart contract account, not an Externally Owned Account), and to the Delegated Sponsor’s knowledge, no person controls the Protocol Staking Deposit Contract. The Protocol Staking Deposit Contract could be subject to undiscovered bugs, software defects, cybersecurity vulnerabilities, or other issues which could cause a loss of the Trust’s staked assets. Because the Protocol Staking Deposit Contract is not owned or controlled by the Delegated Sponsor, the Ether Custodians or the Staking Services Providers, none of them may be responsible to the Trust in respect of a loss of funds resulting from some problem with the Protocol Staking Deposit Contract, which could cause losses to Shareholders in respect of which there is no recourse. Liability and insolvency laws that would apply to a permissionless smart contract are undeveloped or in their infancy, and as such, in the event of some failure or large-scale problem affecting the Protocol Staking Deposit Contract and stakers of ether globally who have staked their ether there, it is unclear what liability or insolvency frameworks, if any, would apply; because of the legal uncertainty, holders of Shares could suffer losses in respect of which no legal recourse is available. Because Ethereum is a permissionless blockchain, none of the Trust, the Ether Custodians or the Staking Services Providers have any way to prevent any other person from accessing and conducting staking activities through the Protocol Staking Deposit Contract. When assets are staked by different validators on behalf of different holders of ether to the Protocol Staking Deposit Contract, their assets are commingled together at the address of the Protocol Staking Deposit Contract. The Trust, when it stakes assets to the Protocol Staking Deposit Contract, will not receive back the same exact units of ether that the Ether Custodians originally deposited from the Cold Vault Balances, but instead will receive units of ether in the quantity that the Trust is entitled to (its staked assets, plus any rewards, minus any slashing losses), which will be different from the exact units the Trust originally deposited and accordingly, of unknown provenance. Because staked assets of all stakers and all validators are commingled within the Protocol Staking Deposit Contract, the Trust could theoretically receive assets that have some legal issue associated with them (such as, for example, having been previously owned at some point by a sanctioned individual). The applicability of legal frameworks to such circumstances in connection with permissionless smart contracts like the Protocol Staking Deposit Contract is unclear. However, it is theoretically possible that at some point in the future, the Trust could suffer some type of liability from a governmental authority or other source, or other problem, in connection with the staked assets it receives back from the Protocol Staking Deposit Contract, which could cause losses to Shareholders.
The Trust may vary the amount of ether to be staked and the rewards received may accordingly change from time to time.
The Trust’s staking program seeks to maximize the portion of the Trust’s ether available for staking while controlling for liquidity and redemption risks. Under normal market conditions, the Trust generally intends to stake between 50% and 80% of its ether holdings through one or more Ether Custodians with one or more Staking Services Providers. However, the actual percentage staked may vary based on liquidity needs or other factors, including redemption activity, distributions, regulatory or network concerns, disruptions in custodial or staking arrangements, or other circumstances that could affect the Trust’s ability to continue staking. These factors may cause the percentage of ether staked to fluctuate over time.
Accordingly, changes in the percentage of ether holdings that are staked could affect the Trust’s ability to generate staking rewards and may impact the value of the Shares.
No guarantee of staking rewards.
No person or entity, whether the Ether Custodians, the Staking Services Providers, or any actor associated with the Ethereum network or Protocol Staking Deposit Contract, nor any other person, entity, or actor, guarantees that the Trust will receive any particular quantity or amount of staking rewards, or at any particular time. The Trust is dependent on its service providers, particularly the Prime Broker, Ether Custodians, and the Staking Services Providers, among others, to perform the activities needed to earn staking rewards, and then withdraw the ether earned as staking rewards from the Protocol Staking Deposit Contract to the Trust’s Cold Vault Balances at the Ether Custodians, and then convert the staking rewards to U.S. dollars that can be distributed to Shareholders. Any default, failure to perform, breach, delay, interruption, or other event or condition affecting the Trust’s service providers can impact the staking rewards available to the Trust, and therefore, available for distribution in U.S. dollars to the Trust’s Shareholders. See “— The Trust will be dependent on third parties to effectively execute the Trust’s Staking Activities.”
Although the Delegated Sponsor intends to cause the Trust to engage in staking in connection with the commencement of this offering, the Trust will not be in a position to earn any staking rewards until after the activation process is completed, and there will consequently be no distributions of staking rewards until the Trust receives staking rewards. During any period during which the Trust is engaging in Staking Activities, the Trust may receive distributions of staking rewards in the form of ether in amounts or quantities which may be less than might be expected based on historical ranges or annualized averages. Such variation can be due to many factors, such as Ethereum network restrictions and processes in connection with activation and withdrawal. See “— Staked ether will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.” Alternatively, delays can be caused by the Trust’s service providers, such as the Ether Custodians or Staking Services Providers. If no staking rewards from staking have been received by the Trust and are available for distribution for any reason prior to the intended distribution date, such as during the activation process for staking (when no rewards will be earned), or during stressed conditions in which the Delegated Sponsor chooses to prioritize using un-staked ether to meet redemptions over distribution of staking rewards, or due to failures, delays, or defaults by the Trust’s service providers, no distribution of staking rewards will be made at that time.
The scheduled creation of newly-minted ether and their subsequent sale may cause the price of ether to decline, which could negatively affect an investment in the Trust.
In accordance with the Ethereum 2.0 upgrades, newly-created or minted ether are generated through a process referred to as “staking” which involves the collection of a staking reward of new ether. To operate a node, a validator must acquire and lock 32 ether by sending a special transaction to the staking contract, which transaction associates the staked ether with a withdrawal address (to unlock the ether and receive any staking rewards) and a validator address (to designate the validator node performing transaction verification). When the recipient makes newly-minted ether available for sale, there can be downward pressure on the price of ether as the new supply is introduced into the ether market.
Limits on ether supply.
Ether is the second largest digital asset by market capitalization behind bitcoin. As of July 6, 2026, ether had a total market capitalization of approximately $217.17 billion, representing the second largest digital asset in terms of total market value, per CoinMarketCap.
The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum network has no formal cap on the total supply of ether. As of July 6, 2026, the Ethereum network had a total outstanding supply of approximately 121,000,000 ether. The Ethereum network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”
As a result of the Merge, where the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.
The change from proof-of-work to proof-of-stake also limits the total supply of ether in circulation by effectively locking staked ether for a certain period of time, making it temporarily unavailable for trading or selling.
Additionally, the supply of ether is limited as a result of the deflationary transaction fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum transaction fee market. EIP 1559 splits fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is used to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators as staking rewards. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher transaction fees, since those validators would only receive the tip and not base fees. On occasion, the ether supply has been deflationary over a 24 hour period as a result of the burn mechanism.
The prevailing level of transaction fees may adversely affect the usage of the Ethereum network.
New ether is created when ether validators use their stake on the Ethereum network to participate in the consensus mechanism, which records and verifies every ether transaction on the Ethereum blockchain. In return for their services, validators are rewarded through receipt of a set amount of ether. If transaction fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of ether or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Ethereum network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect a Trust’s investments in ether.
The amount of new ether earned by staking may be adjusted. Historically, the validating reward associated with solving an Ethereum block has been reduced, although the supply of new ether is uncapped. If the transaction fees are too low, validators may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the Ethereum network could reduce infrastructure security, reduce confidence in the Ethereum network, or expose the Ethereum network to a malicious actor or botnet obtaining a majority of processing power on the Ethereum network. Decreased demand for ether or reduced security on the Ethereum network may adversely impact an investment in the Shares.

A determination that ether or any other digital asset is offered or sold as a “security” may adversely affect the price of ether and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.
Depending on its characteristics, a digital asset, including ether, may be considered to be offered or sold as a “security” under U.S. federal securities laws. The tests for determining whether a particular digital asset is offered or sold as a “security” are complex and difficult to apply, and the outcome is difficult to predict.
Further, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. The SEC has also brought enforcement actions against digital asset spot exchanges for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities, although at least one or more of these actions has since been withdrawn or dismissed following a joint stipulation between the SEC and the entities allegedly operating an exchange. SEC and other government or regulatory enforcement actions have led, and may in the future lead, to further volatility in digital asset prices.
Whether a digital asset is offered or sold as a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the 1933 Act, the Exchange Act and the 1940 Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is offered or sold as a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as being offered or sold as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve. In March 2026, the SEC and CFTC issued a joint interpretive release (Release Nos. 33-11412; 34-105020) stating that a non-security digital asset can be “offered and sold subject to an investment contract,” and that a purchaser’s reasonable expectation of profits from the issuer’s “essential managerial efforts” determines whether a given offer or sale constitutes a securities transaction. The SEC and CFTC further stated that this connection is not permanent: once purchasers could no longer reasonably expect the issuer’s representations or promises regarding essential managerial efforts to remain operative, such as where the issuer has fulfilled those representations or promises, the asset “separates” from the investment contract and subsequent transactions are no longer subject to the federal securities laws. Separately, the SEC and CFTC stated that ether is an example of a “digital commodity,” which is not itself a security, though it may be offered and sold as part of an investment contract depending on the facts and circumstances of a given transaction.
The SEC staff recently provided general guidance indicating that many digital assets are not securities under the Howey test for investment contracts. Such guidance, however, notes that although a digital asset may not be a security in itself, the asset may nevertheless be offered and sold as part of an investment contract, and may therefore form part of a security. Accordingly, it is possible that the SEC, a state securities regulator, or a federal or state court could find that ether (including the ether held by the Trust) was offered and sold as part of an investment contract, and was therefore a security at the time of such sale. It is also unclear what, if any weight, the SEC’s guidance would be given by a federal or state court deciding the question of whether ether is a security, or was offered and sold as part of a security.
If the Delegated Sponsor determines that ether is offered or sold as a security under the U.S. federal securities laws, whether that determination is initially made by the Delegated Sponsor itself, or because a federal court upholds an allegation that ether is offered or sold as a security, the Delegated Sponsor does not intend to permit the Trust to continue holding ether in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the 1940 Act).
Any enforcement action by the SEC or a state securities regulator asserting that ether is offered or sold as a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of ether, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be offered or sold as a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is offered or sold as a security by the SEC or another regulatory authority may have similar effects.
If ether is found by a court or other regulatory body to be offered or sold as a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Delegated Sponsor’s assessment that ether is not offered or sold as a security.
Moreover, whether or not the Delegated Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that its assets include securities, the Delegated Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. If the SEC or a federal court were to determine that ether is offered or sold as a security, the value of the Shares of the Trust may decline significantly. Furthermore, if a federal court upholds an allegation that ether is offered or sold as a security, the Trust itself may be terminated and, if practical, its assets liquidated.
The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.
The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Several factors may affect the price of ether, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ether or the use of ether as a form of payment. The issuance of ether is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, there were steep increases in the value of certain digital assets, including ether, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for ether. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout ether’s history, including in 2021, before repeating again in 2022. Since then, ether prices have continued to exhibit extreme volatility.
Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”) one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges in November 2023. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including ether, may continue to experience significant volatility or price declines, and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny may increase, including from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.
Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ether.
Spot markets on which ether trades are relatively new and largely unregulated.
Digital asset markets, including spot markets for ether, are growing rapidly. The spot markets through which ether and other digital assets trade are new and largely unregulated. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of ether for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring ether from a personal account to a third party’s account.
Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated spot exchanges, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.
As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as ether on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.
No ether exchange is immune from these risks. While the Trust itself does not buy or sell ether on ether spot markets, the closure or temporary shutdown of ether exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Ethereum network and can slow down the mass adoption of ether. Further, spot market failures or that of any other major component of the overall Ethereum ecosystem can have an adverse effect on ether markets and the price of ether and could therefore have a negative impact on the performance of the Trust.
In addition, the Prime Broker may route orders through connected trading venues (“Connected Trading Venue”) when executing transactions on behalf of the Trust and may hold some of the Trust’s ether assets on Connected Trading Venues. See “The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.”

Negative perception, a lack of stability in the ether spot markets, manipulation of ether spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in ether generally and result in greater volatility in the market price of ether and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an ether spot market may impact the Trust’s ability to determine the value of its ether holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot ether. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in ether under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for ether may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.
Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Delegated Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Delegated Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of ether, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying ether held by the Trust or sell Shares at a price lower than the value of the underlying ether held by the Trust, causing Shareholders to suffer losses.
To the knowledge of the Delegated Sponsor, exchange-traded products for spot-market commodities other than ether, such as gold and silver, generally employ in-kind creations and redemptions with the underlying asset. The Delegated Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product.
As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.
Authorized Participants may act in the same or similar capacity for other competing products.
Authorized Participants play a critical role in supporting the U.S. spot ether exchange-traded product ecosystem. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot ether market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.
To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the spot ether market or other digital assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the spot ether market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot ether market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.
Spot markets may be exposed to security breaches.
The nature of the assets held at ether spot markets makes them appealing targets for hackers and a number of ether spot markets have been victims of cybercrimes. Over the past several years, some digital asset exchanges have been closed due to security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware.
For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether.
Spot markets may be exposed to fraud and market manipulation.
The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.
The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in digital assets manipulating digital asset pricing; (3) hacking of a digital asset network and spot exchanges; (4) malicious control of the digital asset networks; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital assets, new sources of demand for digital assets, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including USDT; and (7) fraud and manipulation at digital asset spot exchanges.
Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such ether spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges.
In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.
In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million worth of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.
The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in ether, may adversely impact pricing trends in ether markets broadly, as well as an investment in Shares of the Trust.
Spot markets may be exposed to wash trading.
Spot markets on which ether trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.
Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of ether and/or negatively affect the market perception of ether.
To the extent that wash trading either occurs or appears to occur in spot markets on which ether trades, investors may develop negative perceptions about ether and the digital assets industry more broadly, which could adversely impact the price ether and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.
Spot markets may be exposed to front-running.
Spot markets on which ether trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of transaction fees or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.
The market value of ether is subject to momentum pricing.
The market value of ether is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of ether and may increase the likelihood of momentum pricing.
Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of ether, and, in turn, an investment in the Trust.

The value of an ether as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of ether has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of ether, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.
Some market observers have asserted that in time, the value of ether will fall to a fraction of its current value, or even to zero. Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.
A decline in the adoption of ether could negatively impact the Trust.
The Delegated Sponsor will not have any strategy relating to the development of ether and the Ethereum network. However, a lack of expansion in usage of ether and the Ethereum network could adversely affect an investment in Shares.
The further development and acceptance of the Ethereum network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Ethereum network faces significant obstacles to increasing the usage of ether without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance or usage of the Ethereum network and associated smart contracts may adversely affect the price of ether and therefore an investment in the Shares. This may adversely affect the price of ether and therefore an investment in the Shares. The further adoption of ether will require growth in its usage and in the Ethereum network. Adoption of ether will also require an accommodating regulatory environment.
The use of digital assets such as ether to, among other things, buy and sell goods and services or facilitate cross-border payments, is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Ether is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of ether in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, ether may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that Ethereum transactions may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that ether does not otherwise become a store of asset value or meet the needs of another commercial use.
Today, there is limited use of ether in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting ether and the Ethereum network as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make ether less attractive to merchants and commercial parties as a means of payment. A lack of expansion by ether into retail and commercial markets or a contraction of such use may result in a reduction in the price of ether, which could adversely affect an investment in the Trust.
In addition, there is no assurance that ether will maintain its value over the long-term. The value of ether is subject to risks related to its usage. Even if growth in ether adoption occurs in the near or medium-term, there is no assurance that ether usage will continue to grow over the long-term. A contraction in use of ether may result in increased volatility or a reduction in the price of ether, which would adversely impact the value of Shares.
Irrevocable nature of blockchain-recorded transactions.
Ether transactions recorded on the Ethereum network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Ethereum network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of ether or a theft of ether generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of ether will regularly be made to or from the Trust’s accounts at the Ether Custodians, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s ether could be transferred from the Trust’s account at the Ether Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in Trust.
The loss or destruction of a private key required to access ether may be irreversible.
Digital assets, including ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the ether held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s ether holdings are stolen, including from or by the Ether Custodians, the Trust could lose some or all of its ether holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s ether would adversely affect the value of the Shares.
An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Delegated Sponsor, Administrator, Prime Broker and Ether Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s ether for which no person or entity is liable.
The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Delegated Sponsor insures the Trust’s ether.
While the Ether Custodians have advised the Delegated Sponsor that they have insurance coverage that covers losses of the digital assets it custodies on behalf of its clients, including the Trust’s ether, resulting from theft, Shareholders cannot be assured that the Ether Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s ether, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Ether Custodians’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Ether Custodians, which could reduce the amount of such proceeds that are available to the Trust. In addition, the ether insurance market is limited, and the level of insurance maintained by the Ether Custodians may be substantially lower than the assets of the Trust. While the Ether Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Ether Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance maintained by the Ether Custodians is shared among all of the Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Furthermore, under each of the Custodial Services Agreements, the Ether Custodians’ liability is limited.
Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Trust and the Prime Broker and its affiliates are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Ether Custodians (in the case of the Cold Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Ether Custodians or Prime Broker in the virtual currency industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Ether Custodians (in the case of the Cold Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.
Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Ether Custodians became subject to insolvency proceedings and a court were to rule that the custodied ether were part of the Ether Custodians’ general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Ether Custodians’ insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Ether Custodians, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Ether Custodians, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s ether and cash is held in omnibus accounts by the Prime Broker, could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.
The amount of ether that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee.
The Prime Broker is not required to hold any of the ether or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
Under the Trust Agreement, the Trustees and the Delegated Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of ether by the Ether Custodians or Prime Broker, absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustees or the Delegated Sponsor or breach by the Delegated Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustees or the Delegated Sponsor, including in the event of a loss of ether by the Ether Custodians or Prime Broker, is limited.
The Shareholders’ recourse against the Delegated Sponsor, the Trustees, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of ether or the provision of instructions relating to the movement of ether, is limited. For the avoidance of doubt, neither the Delegated Sponsor, the Trustees, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Ether Custodians and Prime Broker. The Prime Broker Agreement and Coinbase Custodial Services Agreements provide that neither the Delegated Sponsor, the Trustees, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or Coinbase Custodial Services Agreements or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s ether that is not covered by the Ether Custodians’ insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.
Loss of a critical banking relationship for, or the failure of a bank used by, the Trust or the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.
To the extent that the Trust or Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Trust or Prime Broker’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust or the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or the Prime Broker, or cause other operational disruptions or adverse effects for the Trust or the Prime Broker. In the future, it is possible that the Trust or the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.
The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the U.S. Treasury Department, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.
While the Delegated Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of either Silvergate Bank, Signature Bank or First Republic Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Delegated Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.
If the Custodial Services Agreements or Prime Broker Agreement is terminated or the Ether Custodians or Prime Broker fails to provide services as required, the Delegated Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s ether, and the Trust’s ability to continue to operate may be adversely affected.
The Trust is dependent on the Ether Custodians, which are BNY and the Coinbase Custodian, and the Prime Broker, Coinbase Inc. to operate. The Coinbase Custodian performs essential functions in terms of safekeeping the Trust’s ether in the Cold Vault Balance, and its affiliate, Coinbase, Inc. in its capacity as Prime Broker, facilitates the selling of ether by the Trust to pay the Delegated Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If the Coinbase Custodian or Coinbase, Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
In March 2023, the Prime Broker and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the 1933 Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. In June 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the 1933 Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. On February 27, 2025, the SEC announced that it had filed a joint stipulation with Coinbase Inc. and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities.
In the event of any future SEC or other governmental, regulatory or other enforcement action or litigation, Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Broker were to be required or choose, as a result of a regulatory action or litigation, to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
Alternatively, the Trust could replace the Coinbase Custodian as an Ether Custodian with custody of the Trust’s ether, pursuant to the Coinbase Custodial Services Agreement. Similarly, the Coinbase Custodian or Coinbase Inc. could terminate services under the Prime Broker Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause. Transferring maintenance responsibilities of the Trust’s account at the Coinbase Custodian to another custodian will likely be complex and could subject the Trust’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if the Coinbase Custodian or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.
The Delegated Sponsor may not be able to find a party willing to serve as a custodian of the Trust’s ether or as the Trust’s prime broker under the same terms as the current Coinbase Custodial Services Agreement, the Prime Broker Agreement or at all. To the extent that the Delegated Sponsor is not able to find a suitable party willing to serve as a custodian or prime broker, the Cayman Trustee may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Delegated Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that is less favorable for the Trust or the Delegated Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.
The Ether Custodians and Prime Broker may act in the same or similar capacity for other competing products.
Currently, the number of digital assets intermediaries with the reputation and operational capability to serve as custodian and/or prime broker to the Trust or other competing products is limited. The Ether

Custodians and Prime Broker may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot ether market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same service providers for ether custodial and prime brokerage services.
To the extent that exchange-traded products offering exposure to the spot ether market or other digital assets utilize substantially the same service providers for ether custodial and prime brokerage services, this industry concentration may result in the development of fewer other digital assets intermediaries with the reputation and operational capability to provide ether custodial and prime brokerage services to the Trust or other competing products. This, in turn, could make it difficult for the Trust to find and appoint a replacement ether custodian or prime broker, to the extent the Delegated Sponsor deems such action necessary.
This industry concentration also may have the effect of magnifying the risks associated with the Ether Custodians and Prime Broker, as operational disruptions or adverse developments impacting the Ether Custodians or the Prime Broker may be felt on an industry-wide basis. A loss of confidence or breach of the Ether Custodians or Prime Broker may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same service providers for ether custodial and prime brokerage services and, more generally, exchange-traded products offering exposure to the spot ether market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot ether market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.
The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.
In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold ether with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Delegated Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory, or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s ether that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer ether, including ether associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.
A disruption of the Internet may affect Ethereum operations, which may adversely affect the Ethereum industry and an investment in the Trust.
The functionality of the Ethereum network relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Ethereum network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as ether increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.
Potential changes to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust.
The Ethereum network uses a cryptographic protocol to govern the interactions within the Ethereum network. A loose community of core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to the Ethereum network on Github.com. The core developers can propose amendments to the Ethereum network’s source code that, if accepted by validators and users, could alter the protocols and software of the Ethereum network and the properties of ether. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new ether, which could undermine the appeal and market value of ether. Alternatively, software upgrades and other changes to the protocols of the Ethereum network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Ethereum network. As a result, the Ethereum network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.
The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Trust.
The Ethereum network operates based on an open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to development of the Ethereum network. As the Ethereum network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Ethereum network may seek to obtain control over the Ethereum network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers. In addition, a bad actor could also attempt to interfere with the operation of the Ethereum network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Trust may be adversely affected.
Decentralized governance of the Ethereum network could have a negative impact on the performance of the Trust.
Governance of decentralized networks, such as the Ethereum network, is achieved through voluntary consensus and open competition. In other words, the Ethereum network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect ether’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin and help it continue to grow. See “Risk Factors — The Ethereum network faces scaling challenges and efforts to increase the volume of transactions may not be successful.”

To the extent lack of clarity in corporate governance of the Ethereum network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.
Anonymity and illicit financing risk.
Although transaction details of peer-to-peer transactions are recorded on the Ethereum blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Ethereum network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Delegated Sponsor or the Trustees were to transact with a sanctioned entity, the Trust, the Delegated Sponsor or the Trustees would be at risk of potential criminal or civil lawsuits or liability.
The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for ether. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Delegated Sponsor or the Trustees or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.
The Delegated Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Delegated Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants and the Ethereum Custodians. Authorized Participants, as broker-dealers, and the Ethereum Custodians, as entities subject to New York Banking Law. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, Ethereum Counterparties will be contractually obligated that all ether they deliver to the Trust will be from lawful sources. The Trust will not hold any ether except those that have been delivered by an Ether Counterparty in connection with creation requests.
The Ether Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Delegated Sponsor and the Trust do not transact with a sanctioned party. Notably, the Ether Custodians perform Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Ether Custodians’ KYT programs, any ether that is delivered to the Trust’s custody account will undergo screening to ensure that the origins of that ether are not illicit.
In accordance with their regulatory obligations, the Authorized Participants conduct customer due diligence and enhanced due diligence on their counterparties, which enable them to determine each counterparty’s AML and other risks and assign an appropriate risk rating.
As part of their counterparty onboarding processes, the Authorized Participants use third-party services to screen prospective counterparties against various watch lists, including the Specially Designated

Nationals List of the Treasury Department OFAC and countries and territories identified as non-cooperative by the Financial Action Task Force.
There is no guarantee that such procedures will always be effective. If the Authorized Participants or Ether Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Delegated Sponsor, the Trustees or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Ether Custodians. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.
The actual or perceived use of ether and other digital assets in illicit transactions, which may adversely affect the ether industry and an investment in the Trust.
Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving digital assets for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.
Although ether transaction details are logged on the blockchain, a buyer or seller of ether may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing service (e.g., Tornado Cash) to further obfuscate transaction details.
The ether industry and an investment in the Trust may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.
The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.
From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Delegated Sponsor on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of ether, generally through a fork in the Ethereum blockchain, an airdrop offered to holders of ether or other similar event. In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Index under its current methodology.
Pursuant to the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in its discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor (as such right has been delegated from the Cayman Trustee) in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules. If such regulatory approval is received, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement, in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in ether. An investor does not have a claim to any “forked” assets. Unless otherwise announced, the Delegated Sponsor, on behalf of the Trust, will not support the inclusion of any forked assets.
Unless an announcement is made informing investors that a fork will be supported, a newly-forked asset should be considered ineligible for inclusion in the Trust.
Network Forks.
Ethereum, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Ethereum network are developed by different parties, including affiliated and non-affiliated engineers, developers, validators, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding ether, each of whom may have different motivations, drivers, philosophies and incentives.
As a result, any individual can propose refinements or improvements to the Ethereum network’s source code through one or more software upgrades that could alter the protocols governing the Ethereum network and the properties of ether. When a modification is proposed and a substantial majority of users and validators consent to the modification, the change is implemented and the Ethereum network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of Ethereum running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.
Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect Ethereum’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by the “DAO,” a decentralized autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges.
A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and validators resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. Litecoin was also the result of a fork from the original Bitcoin blockchain.
Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to Ethereum and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.
Forks may have a detrimental effect on the value of ether, including by negatively affecting digital asset allocations or by failing to capture the full value of the newly-forked ether if it is excluded from the Pricing Benchmark. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual validator or validating pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ether exchanges through at least October 2016. An ether exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a significant amount of the validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individually malicious validator or validator pool to exert greater control over the Ethereum network, which could heighten the risk to the Trust.
A hard fork may adversely affect the price of ether at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre fork digital asset, in anticipation that ownership of the pre fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Delegated Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes. The Delegated Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Delegated Sponsor’s beliefs regarding expectations of the core developers of ether, users, service providers, businesses, validators and other constituencies, as well as community engagement with, the Ethereum network. There is no guarantee that the Delegated Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. When Bitcoin Cash forked from the Bitcoin network, the value of bitcoin went from $2,800 to $2,700.
A hard fork could change the source code for the Ethereum network, including the source code which limits the supply of ether. Although many observers believe this is unlikely at present, there is no guarantee that the current mechanisms limiting the supply of outstanding ether will not be changed. If a hard fork changing the yearly supply cap is widely adopted, the limit on the supply of ether could be lifted, which could have an adverse impact on the value of ether and the value of the Shares.
If Ethereum were to fork into two digital assets, the Trust may hold, in addition to its existing ether balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving Ethereum. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative ether that the Trust may receive. The holder of ether has no discretion in a hard fork; it merely has the right to claim the new ether on a pro rata basis while it continues to hold the same number of ether.
Airdrops.
Ethereum may become subject to an occurrence similar to a fork, which is known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. The Pricing Benchmark does not include airdrops under its current methodology.

The Pricing Benchmark does not currently track airdrops involving ether. Accordingly, the Trust will not participate in airdrops.
Ethereum is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.
Users of ether, and therefore investors in Ethereum-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. Ether can be stolen, and ether stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual ether, they store public and private keys, which are used as an address for receiving ether or for spending the ether, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend ether, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, ether associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of ether, for example, have already had their operations impacted by cyber-attacks.
Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of ether. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with cyber-attack, including a total loss, is possible. While the Delegated Sponsor and the Ether Custodians have taken reasonable measures to prevent a theft or hacking of the Trust’s ether holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.
Digital asset networks, including the Ethereum network, are subject to control by entities that capture a significant amount of the network’s active validator nodes or a significant number of developers important for the operation and maintenance of such digital asset network. Following the Merge and the switch to proof-of-stake validation, the Ethereum network is currently vulnerable to several types of attacks including:
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“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked ether on the Ethereum network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is believed to be temporary, as the Ethereum network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim 2/3rd stake as the attacker’s stake is penalized). However, it is not believed that with 33% control, a malicious actor could engage in double-spending or fraudulent block propagation.

•
“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum network, a malicious actor would be able to gain full control of the Ethereum network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

•
“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward- and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks. The attacker can simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.

At 50% of the staked ether, a mischievous group of validators could theoretically split the chain into two equally-sized forks and then simply use their entire 50% stake to vote contrarily to the honest validator set, thereby maintaining the two forks and preventing finality.

However, if a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power on the Ethereum network, it may be able to alter the Ethereum blockchain on which transactions in ether rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked ether on the Ethereum network, it could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that it could engage in double-spending or fraudulent block propagation. Even without 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum network (similar to a denial-of-service attack).
For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5 million and $1 million.
Additionally, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur could have negatively impacted perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Ethereum network, which could negatively impact the value of ether and the value of the Shares.
Although there are no known reports of malicious activity on, or control of, the Ethereum network, it is possible that certain groups of coordinating or connected ether holders may together have more than 50% of outstanding ether, which if staked and if the users run validators, would permit them to exert authority over the validation of ether transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of ether, the feasibility of a malicious actor obtaining control of the validating power on the Ethereum network will increase, which may adversely affect the value of the Shares. See also “— Liquid staking applications pose centralization concerns” below.
A malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ethereum network, the risk that a malicious actor may be able to obtain control of the Ethereum network in this manner exists. Moreover, it is possible that a group of ether holders that together control more than 50% of outstanding ether are in fact part of the initial or current core developer group, or are otherwise influential members of the Ethereum community. To the extent that the initial or current core developer groups also control more than 50% of outstanding ether, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Ethereum network will be even greater, and should this materialize, it may adversely affect the value of the Shares.
A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.
An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the peer-to-peer Ethereum network. The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).
In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users — such as DApp and smart contract developers, as well as end users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network — must support the shift, or the upgrades will lack adoption.
Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a hard fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, in a hard fork, the two networks would compete with each other for developers, node operators, users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants, and can lead to ill will. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the total on either network, thereby making them both more susceptible to attack.
Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain, and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.
A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Trust to operate. A fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Delegated Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Delegated Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.
The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. Immediately following the upgrade, some Layer 2s reportedly experienced reduced transaction fees when batching transactions to the main Layer 1 Ethereum network, which in turn lowered the transaction costs for executing transactions on such Layer 2s, but this also is believed to have resulted in ether prices (ether being the native asset of the Layer 1 Ethereum network) dropping as well due, in part, to the reduced demand for ether to pay the transaction costs of recording data on the Layer 1 Ethereum network. Decreased ether prices could have an adverse effect on the value of the Shares. Additionally, some Layer 2s, such as Blast, reportedly experienced outages and other disruptions in the aftermath of the Dencun upgrade, which in the case of Blast halted block production on the Blast Layer 2 blockchain for a period of time, though it was reportedly restored afterward. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

Ethereum underwent a third upgrade called Pectra, which was activated in May 2025. Pectra activated a number of improvements to the network, including:
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Staker Flexibility:   Validators can now accumulate — holding balances from 32 to 2048 ether and earning compounding rewards. The prior distributing validator model (which sends rewards above 32 ether to a withdrawal address) remains supported.

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User Experience Enhancements:   Self-custodied wallets can now delegate to smart contracts, enabling new functionality such as sponsorship. While the activations of the first three upgrades in the Ethereum 2.0 roadmap have been successful and widely accepted by the Ethereum community, the possibility exists that the full implementation of Ethereum 2.0 may never be achieved, or may never achieve its goals. There is no guarantee that the Ethereum community will fully embrace forthcoming upgrades planned for Ethereum 2.0, and the new protocol may never fully scale, which may have a negative impact on the market value of ether, and consequently the NAV of the Fund.

The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has previously reduced the quantity of Ether rewarded per block and may make further reductions and additional changes in the future. If the Ethereum network does not successfully develop its policies on supply and issuance, or does so in a manner that is not attractive to network participants, there may not be sufficient network level support for such network, which could lead to a decline in the support and price of ether. Moreover, because digital assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.
Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the network, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a hard fork that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic,” which is not backwards-compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.
An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Ethereum Client software that nodes run and use to access the Ethereum network. For example, such an unplanned fork reportedly occurred in the Go-Ethereum (“Geth”) client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting with the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether spot exchanges, and other market participants, reportedly ran numerous nodes using the

Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers — such as Ethereum-based smart contracts, wallet providers like MetaMask, ether spot exchanges, etc. — until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.
In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or any other major Ethereum Client), or were to happen to the Ethereum network as a whole (instead of being limited to a single Ethereum Client, in this case Geth), such a fork could lead to nodes, users and validators losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Moreover, following the Merge, nodes on the Ethereum network must run two Ethereum Clients, i.e., an Execution Client and a Consensus Client paired together, with the implementations selected at the discretion of the node operator. There are multiple groups independently developing and implementing their respective Execution Clients and Consensus Clients; while some individual Execution Clients or Consensus Clients are more popular or widely adopted than others, there remains heterogeneity among Ethereum Clients. Each Execution Client and Consensus Client needs to interoperate effectively with each other Execution Client and Consensus Client. Although this diversity of Ethereum Clients is perceived by some to promote decentralization of the Ethereum network, it comes at a potential cost: if there are any unanticipated or undiscovered flaws, bugs, software defects, or interoperability failures causing any individual Execution Client to fail to interoperate effectively with any other individual Execution Client or any Consensus Client, the Ethereum network as a whole could suffer an unplanned fork, major disruption, catastrophic outage, system failure, loss of confidence or adoption among users or validators, or a variety of other problems. Any of these events could cause ether to decline in value, adversely affecting the price of Shares.
Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.
If validators expend less processing power on the Ethereum network, it could increase the likelihood of a malicious actor obtaining control.
Validators ceasing operations would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Ethereum blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Ethereum network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Ethereum network. As a result, it may be possible for a bad actor to manipulate the Ethereum network and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect an investment in the Trust.

Cancer nodes.
Cancer nodes are computers that appear to be participating in the Ethereum network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Ethereum network. By using cancer nodes, a malicious actor can disconnect the target user from the Ethereum economy entirely by refusing to relay any blocks or transactions.
Double-spending risks.
A malicious actor may attempt to double spend ether (i.e., allow for the same units of ether to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Ethereum network, would become falsified. This could have a detrimental effect on both the sender and the receiver.
There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the Ethereum before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).
All double-spend attacks require that the validator sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Ethereum network and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Ethereum network and could impact the value of Ethereum.
Flaws in source code.
It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to ether, the Ethereum network, and any underlying technology. It is possible that contributors to the Ethereum network would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of Shares of the Trust can be adversely affected.
In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying ether could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal ether held by others, which could adversely affect the demand for ether and therefore adversely impact the price of ether and the value of the Shares. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including ether, and therefore adversely affect the value of the Shares.
Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.
Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then.

Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets — including the ether held by the Trust — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.
Validators may suffer losses due to staking, which could make the Ethereum network less attractive.
Validation on the Ethereum network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ethereum network dictates requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. Such penalties include the reduction of staking rewards for malicious actors and poorly performing validators and the “blacklisting” of such actors which may result in ether tokenholders no longer delegating their stakes to such actors thereby resulting in such actors not being selected to validate in the future. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. If validators’ staked ether are slashed by the Ethereum network, their assets may be confiscated, withdrawn, or burnt by the network, resulting in losses to them. Furthermore, the Ethereum network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.
The Ethereum network faces scaling challenges and efforts to increase the volume and speed of transactions may not be successful.
Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a trade-off between security and scalability. One means through which public blockchains such as the Ethereum network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.
During June 2026, the Ethereum network handled an average of approximately 25.10 transactions per second (according to Token Terminal). In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high.
During the month of June 2026, the average transaction fee per transaction on the Ethereum network was approximately $0.14509 worth of ether, down from the all-time monthly average transaction fee per transaction of approximately $25.36 worth of ether, as experienced during March 2024. During the subsequent period beginning January 1, 2025 and ending June 30, 2026, the average transaction fee paid on transactions on the Ethereum network during any given month ranged from a low of $0.1098 to a high of $4.87. As the use of digital asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. Increased fees and decreased settlement speeds could preclude use cases for ether and could reduce demand for and the price of ether, which could adversely impact the value of the Shares. The implementation of Ethereum 2.0 has increased the speed and efficiency of the Ethereum network. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.
In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, people pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information, which reduces the computational work performed — and energy expended — to validate each block compared to proof-of-work.
Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues — such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand — have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.
The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels,” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel), “side chains,” in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.
There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 blockchain like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Any of the foregoing could adversely affect the price of ether or the value of the Shares of the Trust.
The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of opinion have led to forks in the past, such as between Ethereum and Ethereum Classic following the DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, validators, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ether to decline.
Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.
Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. There have been a number of vulnerabilities in various smart contract implementations exploited by hackers since the launch of the Ethereum network in 2015 that have resulted in the loss of ether from accounts. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.
In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.
Many applications associated with DeFi are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, and the value of ether could decrease.
New competing digital assets may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.
Ethereum faces significant competition from other digital assets as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that ether will become a dominant form of payment, store of value or method of exchange.
The Ethereum network and ether, as an asset, hold a “first-to-market” advantage over other smart contract platforms. This first-to-market advantage has resulted in the Ethereum network evolving into the most well-developed network of any digital asset, particularly for the creation of DApps and smart contracts. The Ethereum network enjoys the largest user base of any smart contract platform. However, despite the first-mover advantage of the Ethereum network over other digital assets, it is possible that real or perceived shortcomings in the Ethereum network, or technological, regulatory or other developments, including the failure to fully implement planned changes, such as Ethereum 2.0, could result in a decline in popularity and acceptance of ether and the Ethereum network, and other digital currencies and trading systems could become more widely accepted and used than the Ethereum network. Ether is one of the few virtual currencies in which there are strong arguments that ether is not a “security” under the federal securities laws. See Risk Factors — Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Delegated Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate. Regulatory changes or guidance that result in other virtual currencies not meeting the definition of “security” will reduce advantages associated with ether’s current regulatory status, which could adversely impact an investment in the Shares. Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Ethereum network, for example, allowing faster settlement times, reducing transaction fees, or reducing electricity usage in connection with validating. If these digital assets are successful, such success could reduce demand for ether and adversely affect the value of ether and an investment in the Trust. It is currently unclear which digital assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any digital asset ecosystem may adversely impact pricing and liquidity of ether and, therefore, of the Trust.
Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of ether and other digital assets.
Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, ether and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ether. As a result of any of the foregoing factors, the value of ether could decrease, which could adversely affect an investment in the Trust.
Prices of ether may be affected due to stablecoins, the activities of stablecoin issuers (including Tether and Circle) and their regulatory treatment.
While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the ether market through its investment in ether. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the ether market. In addition, some have argued that some stablecoins, particularly USDT, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and if true, there is no assurance similar dynamics would not be at work in the market for ether. There have been reports that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with USDT’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing USDT. On October 15, 2021, the CFTC announced a settlement with USDT’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every USDT stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving digital assets, including ether, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of USDT stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.
USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the ether market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.
Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins and therefore could adversely affect the value of the Shares.
Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether. A significant portion of the digital asset market continues to depend on stablecoins such as USDT and USDC. As such, any disruption in the operation or perceived stability of these stablecoins such as a disorderly de-pegging event or a loss of market confidence resulting in a run on reserves could lead to substantial market volatility across digital assets more broadly.
Additional risks such as operational failures (e.g., technical issues that prevent settlement), concerns regarding the adequacy or transparency of reserve assets backing stablecoins, the use of unbacked or undercollateralized stablecoins in potentially manipulative trading practices and regulatory scrutiny of stablecoin issuers or intermediaries, including exchanges that facilitate stablecoin transactions, may also adversely affect market confidence and liquidity. Further, these risks are underscored by recent legislative developments. On July 18, 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (“GENIUS Act”) was enacted, establishing a federal regulatory framework for payment stablecoins.

The GENIUS Act will become effective on July 18, 2028. The GENIUS Act prohibits the issuance or use of payment stablecoins unless the issuer obtains a qualifying license and complies with a range of regulatory requirements, including reserve backing with liquid assets, redemption rights, governance standards, and operational transparency. The GENIUS Act also restricts the payment of interest on stablecoins and imposes oversight on both bank and nonbank issuers. The enactment of the GENIUS Act, or the removal or migration of prominent stablecoins from the Ethereum network, could reduce the willingness of market participants to engage in digital asset transactions that rely on stablecoins, diminish liquidity in the ether market, and adversely affect the price of ether. Any such developments could, in turn, materially and adversely impact the value of the Shares.
Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of ether, and in turn, an investment in the Shares.
Digital asset treasury companies risk.
In recent times, a number of companies engaged in businesses outside the digital asset industry have begun to hold their corporate treasuries in digital assets instead of in fiat currency (“digital asset treasury companies”). In some cases, these companies have raised funds through financing or securities offerings and applied the proceeds to purchase digital assets, including ether.
Digital asset treasury companies are a relatively new phenomenon and it is difficult to predict their long-term sustainability, and therefore their impact to digital asset markets, and to the Trust. Digital asset treasury companies may increase procyclical dynamics in the market because they may purchase digital assets, such as ether, when prices are rising and they may in certain circumstances be forced to sell such assets when prices are decreasing, potentially causing downward pressure on ether prices in a falling market (causing prices to fall faster than they otherwise would). Digital asset treasury companies could cause greater volatility in digital asset markets, including markets for ether. Negative events or sentiment surrounding digital asset treasury companies could affect the market for ether. The increase of consolidated positions in ether held by digital asset treasury companies could affect the operation of the Ethereum blockchain.
Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Ethereum network.
If transaction confirmation fees become too high, the marketplace may be reluctant to use ether. This may result in decreased usage and limit expansion of the Ethereum network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.
Ultimately, if the awards of new ether costs of validating transactions grow disproportionately, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Ethereum network and could adversely affect the value of the ether held by the Trust.
As a result of Ethereum’s fee burning mechanism, the incentives for validators to validate transactions with higher transaction fees are reduced, since those validators would not receive those transaction fees.
An acute cessation of validator operations would reduce the collective processing power on the Ethereum network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process may adversely impact the value of Shares of the Trust or the ability of the Delegated Sponsor to operate.

Electricity usage.
Concerns have been raised about the electricity required to secure and maintain digital asset networks. Although measuring the electricity consumed by the process of securing and maintaining digital asset networks is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions.
Ethereum uses a system called proof-of-stake to validate transaction information. Anyone that owns the specific proof-of-stake digital asset can participate in staking, subject to certain minimum amounts as determined by the applicable proof-of-stake digital asset. Generally, the higher the amount staked by any actor, the higher the chances of being chosen by the applicable blockchain to act as validator and reaping validator rewards; in other words, the higher the stake, the higher the chances of earning a staking reward. This has led to the creation of staking pools, where third parties combine smaller stakes into large pools, which leads to higher returns for owners of small stakes, in return for a fee collected by the third parties.
Other digital asset networks may use a system called proof-of-work to validate transaction information. It is called proof-of-work because solving the encrypted hash takes time and energy, which acts as proof that work was done. Proof-of-work requires users to mine or complete complex computational puzzles before submitting new transactions to the network.
Proof-of-stake digital assets allow people to pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information. Meanwhile, proof-of-work digital assets require people to solve complex cryptographic puzzles — which can incur significant energy costs — before they are allowed to propose a new block. This expenditure of time, computing power and energy is intended to make the cost of fraud higher than the potential rewards of a dishonest action.
The operations of digital asset networks can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations, in the case of proof-of-work networks. Additionally, miners on proof-of-work networks may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.
The operations of the Ethereum network and other digital asset networks may also consume significant amounts of energy, even though the Ethereum blockchain is generally considered to consume significantly less energy than other digital asset networks, such as the Bitcoin blockchain, due to its use of proof-of-stake, rather than proof-of-work, transaction validation mechanism. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.
Notwithstanding Ethereum’s move to proof-of-stake, if regulators or public utilities take action that restricts or otherwise impacts mining activities generally, such actions could result in decreased security of a digital asset network, including the Ethereum network, and consequently adversely impact the value of the Shares. This could adversely affect the price of ether, or the operation of the Ethereum network, and accordingly decrease the value of the Shares, by creating negative sentiment around digital assets generally.
If the digital asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.
In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
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A reduction in the processing power expended by validators on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block, which could be viewed as front running. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators. Any potential perception of MEV as unfair manipulation, despite its prevalence on many blockchain networks, including the Ethereum network, may lead to adverse publicity, legal and regulatory uncertainty. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.
Validators may cease to record transactions as a result of low transaction fees, which may adversely affect the usage of the Ethereum network.
To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is solved by a validator who does not require the payment of transaction fees or is willing to accept a lower fee, if there is one. Any widespread delays in the recording of transactions could result in a loss of confidence in the Ethereum network, resulting in a decline in ether prices.
Large-scale sales or distributions could have an adverse effect on the market price of ether.
Some entities hold large amounts of ether relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of ether and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including ether, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of ether and adversely affect an investment in the Shares.
Certain persons and entities, including the founders, early developers, affiliated entities and other early participants in the Ethereum ecosystem, as well as other persons or entities that have accumulated significant ether holdings over time, may beneficially own or control substantial amounts of ether. The largest ether wallets are believed to hold, in aggregate, a significant percentage of the ether in circulation. There is limited public information regarding the current size, concentration or disposition intentions of such holdings, and it is possible that other persons or entities control multiple wallets (including through wallets or entities not publicly identified) that collectively hold a significant number of ether, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales by such holders (or the perception that such sales could occur) could have an adverse effect on the market price of ether.
To the extent that any such persons or entities are viewed as influential within the Ethereum ecosystem, their actions, statements or participation in network development discussions could affect public perception, market sentiment or the direction of ecosystem development. Although the Ethereum network is decentralized and no single person or entity controls the network, large holders may nonetheless be able to exert influence on the market for ether or on aspects of the Ethereum ecosystem.
Congestion or delay in the Ethereum network may delay purchases or sales of ether by the Trust.
The size of each block on the Ethereum blockchain is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Ethereum network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Ethereum network. Any delay in the Ethereum network could affect the Authorized Participant’s ability to buy or sell ether at an advantageous price resulting in decreased confidence in the Ethereum network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Ethereum network and the value of the Trust’s Shares would be adversely affected.
Risks Associated with Investing in the Trust
Investment Related Risks.
Investing in ether and, consequently, the Trust, is speculative. The price of ether is volatile, and market movements of ether are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.
The NAV or the Principal Market NAV may not always correspond to the market price of ether.
The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether as reflected in the Pricing Benchmark.
An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per share.
Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.
The Trust uses the Pricing Benchmark to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s ether is carried at fair value as required by GAAP, which requires a determination based on the price of ether on principal market as identified by the Trust as set for in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “NAV Determinations” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV to accurately reflect the price of ether. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Pricing Benchmark, which takes into consideration prices from all of the markets used to calculate the Pricing Benchmark.
If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
If the processes of creation and redemption of Shares (which depend on timely transfers of ether to and by the Ether Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of ether, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Ether Custodians, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of ether spot exchanges due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Ethereum network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Delegated Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Ethereum network, the processing of transactions on the Ethereum network may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for ether should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering ether in return for Baskets, the price of Shares may diverge from the value of ether.

Owning Shares is different from directly owning ether.
Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of ether, and changes in the prevailing price of ether similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased ether directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning ether directly, such as the right to claim airdrops. See “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”
Pricing Benchmark tracking risk.
Although the Trust will attempt to structure its portfolio so that investments track the Pricing Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.
Liquidity risk.
The ability of the Trust or an Ether Counterparty to buy or sell ether may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that an ether spot market or regulatory or governmental authority may suspend or restrict trading in ether altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting ether or other issues affecting counterparties. Ether is a new asset with a very limited trading history. Therefore, the markets for ether may be less liquid and more volatile than other markets for more established products.
Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV or the Principal Market NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.
If demand for Shares of the Trust exceeds the availability of ether from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Delegated Sponsor is able to source more ether. In such circumstances, Shares of the Trust could also trade at a discount.
Prior to their issuance, there was no public market for Shares of the Trust.
Counterparty risk.
The Delegated Sponsor, Trust, Ether Counterparty, and Authorized Participants are subject to counterparty risk. An Ether Counterparty may fail to deliver to the Trust’s account at the Ethereum Custodians the amount of ether associated with a creation order, an Ether Counterparty may fail to deliver to the Trust’s account at the Cash Custodian the amount of cash associated with a redemption order, or the Cash Custodian may fail to deliver to the Authorized Participant at settlement the cash proceeds from the sale of ether associated with a redemption order.
The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.
The value of the Shares may be influenced by a variety of factors unrelated to the price of ether and the ether exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

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Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Ether Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

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Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authority in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” could cover a broad range of conduct involving technologies, services or methods that have the effect of obfuscating the source, destination or amount of a CVC transaction, whether or not the obfuscation was intentional. In December 2019, the Ethereum network completed a network upgrade called Istanbul. The purpose of Istanbul was to make the network more resistant to denial-of-service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. If the FinCEN rule were to be adopted as proposed and if the zero-knowledge privacy enhancements implemented during the Istanbul upgrade were to be deemed to be within the rule’s ambit, it could cause the Trust’s service providers to reduce support for or cease offering services for ether or to the Trust, which could impair the utility of ether, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations. Further, in the event of any AML/KYC or other regulations that restrict or prohibit or subject the use of digital assets with privacy enhanced features, adoption and usage of ether could be adversely affected which could impair the value of ether and the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.
The Administrator is solely responsible for determining the value of the Trust’s ether, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.
The Administrator will determine the Trust’s NAV and the Trust’s Principal Market NAV. The Administrator’s determination is made utilizing data from the Ether Custodians’ operations and the Pricing Benchmark (in the case of the NAV) and the principal market for ether as determined by the Trust (in the case of the Principal Market NAV). To the extent that the Trust’s NAV or the Principal Market NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.
The Administrator determines the NAV of the Trust as of 4:00 p.m. ET on each Business Day as soon as practicable after that time and determines the Principal Market NAV as of 11:59:59 p.m. ET on the valuation date. If the Pricing Benchmark is not available, or if the Delegated Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate ether price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Delegated Sponsor will apply, and the Delegated Sponsor may make this determination in its sole discretion as a delegate of the Cayman Trustee.

The Trust is subject to the risk that the Administrator may utilize the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of ether. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Delegated Sponsor’s other valuation methodology are incorrectly calculated, neither the Delegated Sponsor, the Administrator nor the Trustees will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Delegated Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
The Delegated Sponsor has limited experience with digital asset ETPs, which may adversely affect the Trust.
As of July 8, 2026, the Delegated Sponsor served as sponsor to 19 traditional ETPs with approximately $13,983,400,553 in assets under management across equity, fixed income, and multi-asset strategies as well as sponsor to one digital asset ETP. However, the Delegated Sponsor has limited experience sponsoring ETPs that hold digital assets.
Digital asset markets require specialized knowledge of blockchain technology and security, and have evolving regulatory requirements that differ materially from traditional asset markets. The Delegated Sponsor has not previously operated a registered digital asset ETP.
The Delegated Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to digital asset transactions and custody. This limited experience could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.
Furthermore, the Delegated Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Delegated Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Delegated Sponsor or its reputation, it could have an adverse impact on the Delegated Sponsor’s ability to continue to serve as Delegated Sponsor for the Trust.
The Trust’s operations depend substantially on the Delegated Sponsor as a result of the Cayman Trustee’s delegation of substantially all management duties, and any failure by the Delegated Sponsor to perform its delegated responsibilities could adversely affect the Trust and the value of the Shares.
The Cayman Trustee has delegated substantially all of its management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements, subject to the Cayman Trustee’s retained oversight responsibilities and reserved powers. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. As a result, the Delegated Sponsor has broad operational authority over the day-to-day management and administration of the Trust, including entering into and maintaining contracts with service providers, establishing and maintaining accounts, supervising custody arrangements, processing creation and redemption orders, supervising offering materials and regulatory filings, managing the exchange listing of the Shares, and exercising discretion over fork, airdrop, and related matters. The Trust’s ability to achieve its investment objective and to operate as described in this prospectus depends to a substantial degree on the Delegated Sponsor performing these functions adequately, on a timely basis, and in compliance with applicable law and the terms of the governing documents. If the Delegated Sponsor fails to perform any of its delegated responsibilities, the Trust may be unable to operate as intended. Any such failure could delay or disrupt creation and redemption activity, impair the Trust’s custody and administrative processes, interfere with the Trust’s regulatory or reporting obligations, or otherwise adversely affect the Trust and the value of the Shares.
The Cayman Trustee’s delegation of management duties to the Delegated Sponsor is governed by the Appleby Agreements, which are subject to amendment, reduction, or termination, and any such event could result in significant operational disruption and could adversely affect the Trust and the value of the Shares.
The authority of the Delegated Sponsor to perform management and operational functions on behalf of the Trust derives entirely from the delegation effected by the Cayman Trustee under the Appleby

Agreements. The Cayman Trustee retains the right to amend, reduce, or terminate the delegation at any time in accordance with the terms of the Appleby Agreements and the Trust Agreement. If the delegation is terminated, all delegated duties will revert automatically to the Cayman Trustee. The Cayman Trustee may not have the operational capacity, infrastructure, or regulatory status to perform those duties directly, and any period during which the Cayman Trustee is performing such duties while a replacement delegated sponsor is sought could result in significant disruption to the Trust’s operations, including the suspension of creation and redemption activity and disruption to the Trust’s custody and administrative arrangements. There is no assurance that a replacement delegated sponsor with equivalent expertise and capabilities could be identified and appointed in a timely manner. Any of these events could adversely affect the Trust and the value of the Shares.
The Delegated Sponsor acts as agent of and delegate for the Cayman Trustee and is not itself a trustee of the Trust; the allocation of authority and responsibility between the Cayman Trustee and the Delegated Sponsor may be unclear in certain circumstances, which could adversely affect the Trust’s operations and Shareholders’ ability to seek recourse.
The Delegated Sponsor exercises its operational authority as agent of and delegate for the Cayman Trustee, and not as a trustee or independent sponsor of the Trust in its own right. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. The Delegated Sponsor is not a trustee of the Trust for purposes of the Delaware Statutory Trust Act and has no authority or responsibility beyond the scope of the Delegated Duties as defined in the Delegation Agreement. Certain functions are retained by the Cayman Trustee as reserved powers and may not be performed by the Delegated Sponsor without the prior written consent of the Cayman Trustee. The allocation of specific functions between the Cayman Trustee and the Delegated Sponsor is governed by the Delegation Agreement. In circumstances where the scope of the Delegated Sponsor’s authority is unclear or disputed, there may be uncertainty as to which party is responsible for taking a required action. Any such uncertainty could delay operational decisions or interfere with the Trust’s relationships with service providers and counterparties.
The Cayman Trustee retains ultimate responsibility for the Delegated Duties but does not perform them directly, and the Cayman Trustee’s oversight of the Delegated Sponsor may be insufficient to prevent operational failures or losses that adversely affect the Trust and the value of the Shares.
Notwithstanding the delegation of substantially all management duties to the Delegated Sponsor, the Cayman Trustee retains ultimate responsibility for the performance of those duties in its capacity as trustee of the Trust under the Delaware Statutory Trust Act. The Cayman Trustee is required to exercise ongoing oversight of the Delegated Sponsor’s performance of the Delegated Duties and to take such steps as are necessary to address any material deficiency in that performance. However, the Cayman Trustee does not perform the Delegated Duties directly and relies on the Delegated Sponsor to carry them out on a day-to-day basis. The Cayman Trustee’s oversight of the Delegated Sponsor’s performance is exercised at a supervisory level and does not involve the Cayman Trustee in individual operational decisions. There is no assurance that the Cayman Trustee’s oversight will be sufficient to detect or prevent all operational failures, errors, or misconduct by the Delegated Sponsor in a timely manner. If the Delegated Sponsor commits an error, acts negligently, or fails to perform a delegated function, the Cayman Trustee may not become aware of the failure in time to prevent loss to the Trust. The liability of the Cayman Trustee for losses arising from the Delegated Sponsor’s conduct is subject to the exculpation and indemnification provisions of the Trust Agreement, which limit the Cayman Trustee’s liability except in cases of fraud, gross negligence, bad faith, or willful misconduct. As a result, Shareholders may bear losses arising from the Delegated Sponsor’s performance of delegated functions even where the Cayman Trustee has exercised reasonable oversight.
Ether Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.
The purchase of ether in connection with Basket creation orders may cause the price of ether to increase, which will result in higher prices for the Shares. Increases in the ether prices may also occur as a result of ether purchases by other market participants who attempt to benefit from an increase in the market price of ether when Baskets are created. The market price of ether may therefore decline immediately after Baskets are created.

Selling activity associated with sales of ether in connection with redemption orders may decrease the ether prices, which will result in lower prices for the Shares. Decreases in ether prices may also occur as a result of selling activity by other market participants.
In addition to the effect that purchases and sales of ether as part of the creation and redemption process may have on the price of ether, sales and purchases of ether by similar investment vehicles (if developed) could impact the price of ether. If the price of ether declines, the trading price of the Shares will generally also decline.
The inability of Ether Counterparties to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.
Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ether liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult for Authorized Participants to create or redeem Baskets (or cause them to not create or redeem Baskets). In addition, the hedging mechanisms employed by Ether Counterparties to hedge their exposure to ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Ether Counterparties wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded ether futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of ether and the commercial and speculative interest in the market.
Arbitrage transactions intended to keep the price of Shares closely linked to the price of ether may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.
If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall.
Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.
Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of ether and other digital assets from other holders have occurred in the past. For example, in 2016 an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by the “DAO,” a decentralized autonomous organization, into a segregated account. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether. Because of the decentralized process for transferring ether, thefts can be difficult to trace, which may make ether a particularly attractive target for theft. Cybersecurity failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Benchmark Provider, the Transfer Agent, the Administrator, or the Ether Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.
The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The

Delegated Sponsor believes that the Trust’s ether held in the Trust’s account with the Ether Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Delegated Sponsor or the Ether Custodians are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.
The Delegated Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s ether could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).
The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Delegated Sponsor, the Ether Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Ether Custodians, the private keys (and therefore ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Delegated Sponsor, the Ether Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Delegated Sponsor and the Ether Custodians may be unable to anticipate these techniques or implement adequate preventative measures.
An actual or perceived breach of the Trust’s accounts with the Ether Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.
While the Delegated Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, as such, the Trust could be negatively impacted as a result.
If the Trust’s holdings of ether are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Ether Custodians have extraordinarily limited liability to the Trust, which will adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.
It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s ether. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.
The Trust’s Ether Custodians could become insolvent.
The Trust’s assets will be held in one or more accounts maintained for the Trust by the Ether Custodians or at other custodian banks which may be located in other jurisdictions. The Ether Custodians are not depository institutions as they are not insured by the FDIC. The insolvency of the Ether Custodians or of any broker, custodian bank or clearing corporation used by the Ether Custodians, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of the Ether Custodians.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.
The Trust is subject to risks due to its concentration of investments in a single asset.
Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ether and digital assets. By concentrating its investment strategy solely in ether, any losses suffered as a result of a decrease in the value of ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.
The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.
Although Shares of the Trust will be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.
Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.
There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s, an Ether Counterparty’s or an Authorized Participant’s ability to purchase and sell or transfer and receive ether in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Ethereum network; (3) the ether market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which ether trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.
The amount of ether represented by the Shares is expected to decline over time.
The amount of ether represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Delegated Sponsor Fee and other liabilities.
Each outstanding Share represents a fractional, undivided interest in the ether held by the Trust. The Trust does not generate any income and transfers ether to pay for the Delegated Sponsor Fee and other liabilities. Therefore, the amount of ether represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional ether over time, as the amount of ether required to create Shares proportionally reflects the amount of ether represented by the Shares outstanding at the time of such Creation Basket being created. Assuming a constant ether price, the trading price of the Shares is expected to gradually decline relative to the price of ether as the amount of ether represented by the Shares gradually declines.
Shareholders should be aware that the gradual decline in the amount of ether represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of ether.
The development and commercialization of the Trust is subject to competitive pressures.
The Trust and the Delegated Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot ether market or other digital assets. Since 2024, the SEC has approved several exchange-traded ether products, and many of such products, including the Trust, could fail to acquire substantial assets, or fail to retain acquired assets due to competition and/or market conditions.

The Delegated Sponsor’s competitors may have greater financial, technical and human resources than the Delegated Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Delegated Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Delegated Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Delegated Sponsor is able to, which could adversely affect the Delegated Sponsor’s competitive position, and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust and the Delegated Sponsor’s ability to generate meaningful revenues from the Trust.
If the Trust fails to achieve sufficient scale due to competition, the Delegated Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Delegated Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of ether. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Delegated Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Delegated Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.
A loss of confidence or breach of the Ether Custodians may adversely affect the Trust and the value of an investment in the Shares.
Custody and security services for the Trust’s ether are provided by the Ether Custodians, although the Trust may retain one or more additional ether custodians at a later date. Ether held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s ether holdings may be custodied by the Ether Custodians and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Delegated Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced ether custodians and the Trust’s ability to securely safeguard the ether.
The Trust expects that the Ether Custodians will custody most or all of its ether holdings. A loss of confidence or breach of the Ether Custodians may adversely affect the Trust and the value of an investment in the Shares.
The Delegated Sponsor may need to find and appoint a replacement ether custodian or prime broker quickly, which could pose a challenge to the safekeeping of the Trust’s ether.
The Delegated Sponsor, with the prior approval of the Cayman Trustee, could replace the Ether Custodians as custodians of the Trust’s ether or the Prime Broker as the provider of prime brokerages to the Trust. Transferring maintenance responsibilities of the Trust’s accounts with the Ether Custodians and the Prime Broker to another party will likely be complex and could subject the Trust’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.
The Delegated Sponsor may not be able to find a party willing to serve as an ether custodian under the same terms as the current Custodial Services Agreements, or as the prime broker under the same terms as the current Prime Broker Agreement. To the extent that the Delegated Sponsor is not able to find a suitable party willing to serve as an ether custodian or a prime broker, as applicable, the Cayman Trustee may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Delegated Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.
The Ether Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, even in the event of fraud. In addition, the Ether Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of their systems. As a result, the recourse of the Trust to the Ether Custodians may be limited.
Under the Trust Agreement, the Trustees and the Delegated Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustees or the Delegated Sponsor or breach by the Delegated Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Delegated Sponsor may be limited.
The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.
The value of the Shares will be adversely affected if the Trust is required to indemnify the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the Ether Custodians or the Prime Broker.
Each of the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the Ether Custodians, and the Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the Ether Custodians or the Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.
Intellectual property rights claims may adversely affect the Trust and the value of the Shares.
The Delegated Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ether. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ether and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer ether may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Cayman Trustee to terminate the Trust and liquidate its ether. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.
Amendment of Trust Agreement Without Shareholder Consent.
Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Cayman Trustee in its sole discretion and without the Shareholders’ consent. These amendments may materially adversely affect the interests of the Shareholders.
The Trust Agreement can be amended by the Cayman Trustee in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Cayman Trustee in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustees will require the Trustees’ prior written consent, which they may grant or withhold in their sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust

Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Potential conflicts of interest may arise among the Delegated Sponsor or its affiliates and the Trust. The Delegated Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.
The Delegated Sponsor will manage certain affairs of the Trust. Conflicts of interest may arise among the Delegated Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Delegated Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:
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The Delegated Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Delegated Sponsor does not act in bad faith;

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The Trust has agreed to indemnify the Delegated Sponsor and its affiliates pursuant to the Trust Agreement;

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The Delegated Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

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The Delegated Sponsor and its staff also service affiliates of the Delegated Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

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The Delegated Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

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Affiliates of the Delegated Sponsor have substantial direct investments in ether that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the value of the Shares.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.
The Cayman Trustee has a financial interest in the continuation of the Trust and the Delegation Agreement that may conflict with its supervisory responsibilities over the Delegated Sponsor, and there is no assurance that the Cayman Trustee’s oversight of the Delegated Sponsor will be exercised independently of that interest.
The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements, while retaining the direct oversight responsibilities as follows: ultimate responsibility for performance of duties under the Trust Agreement; oversight and monitoring of the Delegated Sponsor’s performance; approval rights over custodian termination and changes to the preferences, voting powers, rights, duties and privileges of the Trust; the authority to change, reduce or terminate the delegation; approval rights over the performance of any other services that the Delegated Sponsor may recommend to the Cayman Trustee for approval; and ultimate fiduciary responsibility as set forth under the Trust Agreement. See “Duties of the Delegated Sponsor and the Trustees.” The Cayman Trustee will execute its oversight responsibilities through quarterly meetings with the Delegated Sponsor and regular reporting.
At the same time, the Delegated Sponsor pays a portion of the Delegated Sponsor Fee to the Cayman Trustee as compensation for its services as Cayman Trustee. This compensation structure creates an inherent tension between the Cayman Trustee’s role as supervisory principal and its financial interest in the continuation of the current arrangement. The Cayman Trustee’s fees are contingent on the Trust remaining in operation and on the delegation arrangement remaining in place. If the delegation is terminated, all delegated duties will revert automatically to the Cayman Trustee, and the Cayman Trustee may not have the operational capacity, infrastructure, or regulatory status to perform those duties directly. The Cayman Trustee’s oversight of the Delegated Sponsor’s performance is exercised at a supervisory level and does not involve the Cayman Trustee in individual operational decisions. There is no assurance that the Cayman Trustee’s oversight will be sufficient to detect or prevent all operational failures, errors, or misconduct by the Delegated Sponsor in a timely manner.
Unforeseeable risks.
Ether has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the ether market, including advancements in the underlying technology or advancements in competing technologies, changes to ether may expose investors in the Trust to additional risks which are impossible to predict.
Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing
The Pricing Benchmark has a limited history.
The Pricing Benchmark has only been in operation since July 29, 2015, and the Pricing Benchmark has only featured its current roster of Constituent Exchanges since May 19, 2026. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of ether in the future. The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark.
Pricing sources used by the Pricing Benchmark are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether used in Pricing Benchmark calculations and, therefore, could adversely affect the ether price as reflected by the Pricing Benchmark.
The Pricing Benchmark is based on various inputs which include price data from various third-party ether spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.
Right to change the pricing benchmark.
The Delegated Sponsor, in its sole discretion as a delegate of the Cayman Trustee, may cause the Trust to track (or price its portfolio based upon) a pricing benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Delegated Sponsor believes that another pricing benchmark or standard better aligns with the Trust’s investment objective and strategy. The Delegated Sponsor may make this decision for a number of reasons, including, but not limited to the following:
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Third parties may be able to purchase and sell ether on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price.

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There may be variances in the prices of ether on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges.

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The prices on each Constituent Exchange or pricing source may not be equal to the value of ether as represented by the Pricing Benchmark.

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To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Exchange, or the global market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of ether.

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To the extent market prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.

The Delegated Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.
Risks related to pricing.
As set forth under “NAV Determinations” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of ether in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.
The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV and the Principal Market NAV for a number of reasons, including price volatility, trading activity, the closing of ether spot exchanges due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.
An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.
Shareholders also should note that the size of the Trust in terms of total ether held may change substantially over time and as Baskets are created and redeemed.
In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, neither the Delegated Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.
Regulatory Risk
There is a lack of consensus regarding the regulation of digital assets, including ether.
Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As ether and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.
The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the CEA.
The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.
The Trust is not registered as an investment company under the 1940 Act, and the Delegated Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.
The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Delegated Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Delegated Sponsor nor the Trustees are subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.
The regulation of ether and related products and services continues to evolve, may take many different forms and will, therefore, impact ether and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for ether businesses to provide services, which may impede the growth of the ether economy and have an adverse effect on consumer adoption of ether. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of ether’s status as not being offered and sold as security, changes to regulations surrounding ether futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over ether, the Ethereum network, ether trading, or related activities impacting other parts of the digital asset market, may adversely impact ether and therefore may have an adverse effect on the value of your investment in the Trust.
A number of jurisdictions worldwide have adopted prohibitions or restrictions on ether trading and other activity relating to virtual currencies and digital assets which could negatively affect ether prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding cryptocurrency mining and trading activity were one factor that contributed to the drawdowns in global ether prices in May 2021.
The legal status of ether and other digital assets varies substantially from country to country. In many countries, the legal status of ether is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, ether and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.
In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including ether. The effect of any existing regulation or future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
In March 2026, the SEC and CFTC issued a joint interpretation that classifies ether as a “digital commodity.” Therefore, the CFTC may have jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. The CFTC may pursue enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving ether that do not use collateral, leverage, or financing.
Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect ether, particularly with respect to ether spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of ether. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of ether, and, in turn, the value of the Shares.
Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for ether, as well as composite prices used to calculate the underlying value of the Trust’s ether, as such data sources span multiple jurisdictions.
Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Delegated Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.
Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ether are treated for classification and clearing purposes. In particular, although ether is currently understood to be a commodity when transacted on a spot basis, ether itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in ether to full CFTC regulatory jurisdiction. Alternatively, in the future ether might be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in ether at potentially unfavorable prices and potentially terminate, in the event that ether were determined to fall under the definition of being offered and sold as a security under U.S. securities laws. If the Cayman Trustee decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Delegated Sponsor is not aware of any rules that have been proposed to regulate ether as a commodity interest or as being offered and sold as a security.
To the extent that ether is determined to be offered and sold as a security, the Trust and the Delegated Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Delegated Sponsor may be required to register as an investment adviser under the Advisers Act. If the Delegated Sponsor determines not to comply with such additional regulatory and registration requirements, the Cayman Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that ether is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Delegated Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Delegated Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Delegated Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Cayman Trustee may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.
If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Delegated Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Delegated Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Delegated Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Delegated Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.
To the extent that the activities of any Authorized Participant, the Trust or the Delegated Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Delegated Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Delegated Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.
Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Delegated Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Delegated Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Delegated Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Delegated Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Delegated Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Cayman Trustee may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.
Tax Risk
The ongoing activities of the Trust may generate tax liabilities for Shareholders.
As described below under “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use or sale of ether to pay Trust expenses facilitate redemption transactions and make distributions, as well as any amounts received in connection with staking, as applicable. The Trust anticipates making distributions to Shareholders as required under applicable IRS guidance, but if were not required to do so and/or if the amounts distributed differ in timing or amount from the amounts required to be reported as income for Shareholders, any tax liability that a Shareholder incurs as a result of holding

Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.
The tax treatment of ether and transactions involving ether for United States federal income tax purposes may change.
Under current IRS guidance, ether is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in ether in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which ether is exchanged and the taxpayer’s basis in the ether. However, because ether is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ether may have a negative effect on prices of ether and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving ether. In addition, the IRS and U.S. Treasury Department have promulgated final Treasury regulations regarding the tax information reporting and basis rules for digital asset transactions, as well as guidance regarding certain investment trusts staking digital assets. While the U.S. Treasury Department and the IRS have started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.
Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein do not constitute any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.
The tax treatment of ether and transactions involving ether for state and local tax purposes is not settled.
Because ether is a new technological innovation, the tax treatment of ether for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ether for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of ether and may adversely affect the value of the Shares.
The taxation of ether and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.
A hard “fork” of the Ethereum blockchain or airdrop could result in Shareholders incurring a tax liability.
The Trust intends to disclaim any digital assets created by a fork of the Ethereum blockchain. Although in certain circumstances the Delegated Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Delegated Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Delegated Sponsor will do so. Therefore, if a fork of the Ethereum network results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Ethereum blockchain and the Trust claims the new forked asset, the Trust could hold both the original ether and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Ether Custodians to distribute the new forked asset in-kind to the Delegated Sponsor, as agent for the Shareholders, and the Delegated Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.
Likewise, under the IRS guidance on airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.
Ether staking may result in adverse tax consequences for Shareholders.
The staking of the Trust’s ether is expected to result in the Trust’s receipt of amounts received in connection with staking in the form of additional ether. Any such rewards are expected to be treated as ordinary income for U.S. federal income tax purposes. Thus, the Trust’s receipt of rewards derived from ether Staking Activities could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income, U.S. withholding taxes or taxable income effectively connected with a U.S. trade or business. The U.S. federal income tax treatment of staking may change from that described in this Prospectus, possibly with retroactive effect.
The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.
As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. On November 10, 2025, the Treasury Department and IRS issued guidance providing a safe harbor for certain Staking Activities with an investment trust treated as a grantor trust for U.S. federal income tax purposes. The requirements under the safe harbor and under existing law are subject to interpretation. If the Trust were viewed as undertaking the types of activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust, and the Trust could be reclassified as a partnership. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a partnership but did not satisfy a safe harbor or exception to the publicly traded partnership rules, it could be reclassified as a corporation, which would subject the Trust to corporate level tax, and the Shareholder’s return on investment would likely be affected.
The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.
The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Delegated Sponsor may allow the Trust to hold when an actively managed fund would sell. The Delegated Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks
The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.
The Trust’s Shares are expected to be listed for trading on the Exchange under the market symbol “MSSE.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.
The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.
In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.
The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.
Ether is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where ether trade. In a highly volatile market, or if one or more spot markets supporting the ether market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Delegated Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.
Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.
Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share or the Principal Market NAV per Share.
The Delegated Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.
The Delegated Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Delegated Sponsor.
Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustees and the Delegated Sponsor.
In addition, certain personnel performing services on behalf of the Delegated Sponsor will be shared with the respective affiliates of the Delegated Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.
Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.
The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Delegated Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.
The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.
The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.
The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the 1933 Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.
Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.
The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (“Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV or the Principal Market NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV or the Principal Market NAV calculation.
The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. Ether valued using techniques other than those employed by the Pricing Benchmark, including ether investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.
Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.
The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Delegated Sponsor.
The Trust Agreement includes a provision restricting Shareholders’ right to bring a derivative action.
Under Section 7.04 of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e) of the Delaware Statutory Trust Act, the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who are eligible to bring such derivative action under the Delaware Trust Statute and who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. “Affiliate” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity; and “Person” means any natural person and any partnership, limited liability company, statutory trust, corporation, association, or other legal entity.
In addition to the 10% ownership threshold described above, the Trust Agreement imposes the following further procedural conditions on any Shareholder seeking to bring a derivative action on behalf of the Trust: (1) prior to bringing any such action, two or more non-affiliated Shareholders collectively holding at least 10% of the outstanding Shares must first make a pre-suit demand upon the Cayman Trustee to bring the subject action, unless an effort to cause the Cayman Trustee to bring such an action is not likely to succeed (a demand shall only be deemed not likely to succeed, and therefore excused, if the Cayman Trustee has a personal financial interest in the transaction at issue, and the Cayman Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Cayman Trustee receives remuneration for his or her service as Cayman Trustee of the Trust or as a trustee or director of one or more trusts that are under common management with or otherwise affiliated with the Trust); and (2) unless a demand is excused pursuant to clause (1) of this paragraph, the Cayman Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim and the Cayman Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request, and the Cayman Trustee shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisor in the event the Cayman Trustee determines not to take action. Any decision by the Cayman Trustee to bring, maintain, or compromise (or not to bring, maintain, or compromise) any such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Cayman Trustee in good faith and shall be binding upon the Shareholders. In addition to claims that must be brought derivatively under applicable law, the Trust Agreement requires that any claim affecting all Shareholders of the Trust proportionately, based on their number of Shares of the Trust, must also be brought as a derivative claim subject to these conditions, regardless of whether such claim involves a violation of a Shareholder’s rights under the Trust Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim (and regardless, in each case, of whether such claims sound in tort, fraud or otherwise, or are based on common law, statutory, equitable, legal or other grounds).
These provisions apply to any derivative actions brought in the name of the Trust other than derivative claims brought under the federal U.S. securities laws and the rules and regulations thereunder. The enforceability of Section 7.04’s derivative action threshold and procedural requirements under applicable federal or state law has not been definitively established. The 10% ownership threshold and procedural requirements represent contractual restrictions on derivative actions authorized by Section 3816(e) of the Delaware Statutory Trust Act, which expressly permits trust instruments to modify or restrict the rights of beneficial owners to bring derivative actions. However, the application of such a threshold in the context of a registered exchange-traded product has not been comprehensively addressed by the courts. Accordingly, it is possible that a court could decline to enforce the Trust’s 10% threshold and procedural requirements.
A Shareholder wishing to bring a derivative action on behalf of the Trust must satisfy both the 10% ownership threshold and the pre-suit demand process described above before commencing any such action, suit or other proceeding, further limiting the ability of a Shareholder to seek redress in the name of the Trust. Due to these additional requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. Shareholders wishing to satisfy this ownership threshold would need to identify and coordinate with other Shareholders of the Trust. Because the Trust’s Shares are held in book-entry form through the Depository Trust Company (“DTC”) and beneficial ownership information is not publicly available, individual investors may face substantial difficulty in locating other Shareholders. There is no mechanism established by the Trust to facilitate such shareholder coordination, and the Trust is not required to assist Shareholders in identifying one another. Accordingly, even Shareholders who believe they have a legitimate derivative claim may, as a practical matter, be unable to satisfy the 10% threshold and bring an action. Even if successful, this may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court.
Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.
Because the Trust’s Shares are held in book-entry form through DTC, the beneficial owners of Shares are generally not reflected on the Trust’s share register. Accordingly, any shareholder or group of Shareholders seeking to establish that they collectively hold at least 10% of the outstanding Shares must provide documentary evidence of their beneficial ownership as of the date of the derivative demand. Acceptable evidence may include broker statements, DTC participant confirmations, account statements from a registered broker-dealer or bank that is a DTC participant, or such other documentation as the Trust may reasonably require.

ETHER, ETHER MARKETS AND REGULATION OF ETHER
This section of the Prospectus provides a more detailed description of Ethereum, including information about the historical development of Ethereum, how a person holds ether, how to use ether in transactions, how to trade ether, the spot markets where ether can be bought, held and sold, the Ethereum OTC market and ether validating.
Ether and the Ethereum Network
Ether is a digital asset, also referred to as a digital currency or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.
The value of ether is determined in part by the supply of and demand for ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of July 6, 2026, ether had a total market capitalization of approximately $217.17 billion, representing the second largest digital asset in terms of total market value, per CoinMarketCap. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development. The Ethereum network is governed by a set of rules that are commonly referred to as the “Ethereum protocol.”
The Ethereum software source code allows for the creation of DApps that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the pre-defined set of rules are not necessarily contractual in nature, but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of DApps, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of DeFi, which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.
Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.
If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether.
New ether is created as a result of the “staking” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly-created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Holders of ether must stake at least 32 ether to become an Ethereum validator. The

Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.
Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. This design allows only the owner of ether to send ether, the intended recipient of ether to receive it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.
For certain transactions, fees need to be paid in ether to validators in order to facilitate transactions and execute smart contracts. EIP 1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the fee that is charged (“gas”), users instead pay an algorithmically determined transaction fee set by the protocol itself. The transaction fee is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. The transaction fee fluctuates with supply and demand for processing power since validators can choose to not process transactions when transaction fees are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.
The Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0 aimed to improve the network’s speed, scalability, efficiency, security, accessibility, and transaction throughput in part by reducing its energy footprint and decreasing transaction times for the network. As part of Ethereum 2.0, in mid-September 2022, a shift from the proof-of-work to the proof-of-stake model occurred. Ethereum 2.0 also encompassed the addition of other new features, such as “sharding.” Sharding is a multi-phase upgrade to improve Ethereum’s scalability and capacity. Shard chains spread the network’s load across numerous new chains splitting the data processing responsibility among many nodes and allowing for parallel processing and validation of transactions. Sharding makes it easier to run a node by keeping hardware requirements low. A digital asset network’s consensus mechanism is an aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares. The move to proof-of-stake may subject Ethereum and ether to new and unexpected vulnerabilities not applicable to proof-of-work consensus models.
Overview of the Ethereum network’s Operations
In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.
Smart Contracts and Development on the Ethereum network
Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations; and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions. Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of the date of this Prospectus, it is believed that a significant percentage of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.
More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. During the year ended December 31, 2025, between approximately $44 billion and $97 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.
In addition, the Ethereum network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.
Summary of an Ether Transaction
A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain), or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.
Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to Ethereum network’s state once the transaction is broadcast to all other nodes across the Ethereum network. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.
The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.
Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.
Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.
Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.
Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum network, validators compete to be randomly selected to validate transactions. A validator must stake 32 ether to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). Each 32 ether that is staked results in issuance of a validator key pair, meaning that multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). There are two types of validators, those who propose blocks (“proposers”) and those who participate in a committee which approves the block (“attesters”). Staking more ether (in chunks of 32 ether) can increase the numerical chances that a given validator will be randomly selected. When a validator is randomly selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the

Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If — once created — the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the base fee is paid for the Ethereum network’s computational power associated with executing the code, and up to the amount of the base fee). Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.
As a reward for their services in adding the block to the Blockchain, both the proposing validator and the attesting validators receive newly-minted ether from the Ethereum network. If the proposing validator’s block is determined to be faulty or to break protocol rules by the approving validator committee, the proposer is penalized by having their staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed,” meaning forcibly ejected by other validators, with their staked ether continuously drained, potentially up to the loss of their entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.
Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. If a transaction can also take place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Ethereum network or recorded on the Ethereum blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not peer-to-peer ether transactions in that they do not involve a transaction on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of ether ownership is not cryptographically protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.
Ether Markets and Exchanges
Ether can be transferred in direct peer-to-peer transactions through the direct sending of ether over the Ethereum blockchain from one ether address to another. Among end-users, ether can be used to pay other members of the Ethereum network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Ethereum blockchain or through third-party service providers.
In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the ether market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.
Ether spot markets typically permit investors to open accounts with the market and then purchase and sell ether via websites or through mobile applications. Prices for trades on ether spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one ether address to another ether address on the Ethereum blockchain. This latter process is an activity that occurs on the Ethereum network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum blockchain. Spot markets ordinarily do not transfer ether to investors on the Ethereum blockchain unless such investors make requests to the exchange to withdraw their ether in their exchange account to an off-exchange ether wallet. As of July 6, 2026, the top five ether spot markets in terms of aggregate market volume were Binance, OKX, Bybit, Coinbase and Bitfinex.
Outside of the spot markets, ether can be traded over the counter (“OTC”). The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizeable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.
In addition, ether futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. As of January 2024, CFTC regulated ether futures represented approximately $16.7 billion in notional trading volume on Chicago Mercantile Exchange (“CME”) representing around $309,838,188.62 in open interest per day. Ether futures on the CME traded around $6.1 billion per day in August 2023 and represented around $319,051,613 in open interest per day. As of July 6, 2026, the volume of ether futures during the 30-days prior thereto represented approxmuately $1.09 trillion. Further, as of July 6, 2026, the top five ether futures markets in terms of market volume were Binance, OKX, Bybit, KuCoin and Gate. Through the common membership of the Exchange and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.
As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell ether, although the Delegated Sponsor may direct the Ether Custodians to sell ether to pay certain expenses. Instead, Authorized Participants will deliver ether to the Trust’s account with the Ether Custodians in exchange for Shares of the Trust, and the Trust, through the Ether Custodians, will deliver ether to Authorized Participants when those Authorized Participants redeem Shares.
Limits on Ether Supply
Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of July 6, 2026, ether had a total market capitalization of approximately $217.17 billion, representing the second largest digital asset in terms of total market value, per CoinMarketCap.
The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum network has no formal cap on the total supply of ether. As of July 6, 2026, the Ethereum network has a total outstanding supply of approximately 121,000,000 ether. The Ethereum network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”
As a result of the Merge, where the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.
The change from proof-of-work to proof-of-stake also limits the total supply of ether in circulation by effectively locking staked ether for a certain period of time, making it temporarily unavailable for trading or selling.
Additionally, the supply of ether is limited as a result of the deflationary transaction fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum transaction fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is used to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators as staking rewards. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher transaction fees, since those validators would only receive the tip and not base fees. On occasion, the ether supply has been deflationary over a 24 hour period as a result of the burn mechanism.
Modifications to the Ethereum Protocol
An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the peer-to-peer Ethereum network. The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).
In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users — such as DApp and smart contract developers, as well as end users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network — must support the shift, or the upgrades will lack adoption.
Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. See “Risk Factors — A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.”
For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial-of-service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.
In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as miners) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, people pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information, which reduces the computational work performed — and energy expended — to validate each block compared to proof-of-work.
Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues — such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand — have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Layer 1 Ethereum network by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.
The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a Collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1

Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels,” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains,” in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.
Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP 1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee is as a result of EIP 1559 removed from circulation, or “burnt,” and the tip is paid to validators as staking rewards. EIP-1559 has reduced the total net issuance of ether fees to validators. Future updates may impact the supply of or demand for ether or its price.
On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (18 days), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution. For more information, see “Risk Factors — A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.”
The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.
Government Oversight, Though Increasing, Remains Limited
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, the Office of the Comptroller of the Currency, CFTC, FINRA, the U.S. Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchanges, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no US federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for ether. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold in ICOs, may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns. Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of ether, mining activity, digital wallets, the provision of services related to trading and custodying ether, the operation of the Ethereum network, or the digital asset markets generally.”
Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Ethereum network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in their jurisdictions or globally, or otherwise negatively affect the value of ether. The effect of any future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND ETHER PRICES
Overview of the Trust
The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to track the performance of ether (as measured by the performance of the Pricing Benchmark, adjusted for the Trust’s expenses and liabilities) and reflect rewards from staking a portion of the Trust’s ether, to the extent the Delegated Sponsor in its sole discretion determines that the Trust may do so without incurring undue legal or regulatory risk, including, without limitation, any risk to the Trust’s qualification as a grantor trust for U.S. federal income tax purposes. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the ether prices reported by the Pricing Benchmark. The Delegated Sponsor of the Trust is Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley.
The Delegated Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use ether by investing in the Trust’s Shares rather than purchasing, holding and trading ether directly. The latter alternative would require selecting an ether spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.
Staking
To effectuate the staking of the Trust’s ether (“Staking Activities”), one or more of the Ether Custodians may enter into written agreements (the “Staking Services Agreements”) with one or more third-party staking services providers selected by the Delegated Sponsor (each, a “Staking Services Provider”), which may be either affiliates of the Ether Custodians or other approved third-party staking services providers, to stake the Trust’s ether. The Delegated Sponsor anticipates that the Trust’s Staking Activities will be executed exclusively by means of Provider-Facilitated Staking. The Delegated Sponsor’s choice of third-party Staking Services Providers, and their decision to allocate ether amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime and slashing history.
The Trust expects to receive certain staking rewards from Staking Activities, which would be treated as giving rise to taxable income for U.S. federal income tax purposes under current Internal Revenue Service (“IRS”) guidance. See “U.S. Federal Income Tax Consequences” for further description of the tax implications of the receipt of staking rewards by the Trust. The Staking Services Providers shall exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Trust’s Staking Activities. The Ether Custodians will maintain exclusive possession and control of the Trust’s private keys associated with transferring any staked ether at all times while Staking Service Providers will maintain exclusive possession and control of the private keys associated with ether validation activities at all times.
Staking activity on the Ethereum network involves the delegation of ether to validators and carries certain risks. Misbehavior or poor performance by validators may result in such validators receiving reduced staking rewards for an epoch during which they misbehaved or performed poorly. Additionally, as part of the “activating” and “exiting” (followed by withdrawal) processes of staking, staked ether will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. During activation and withdrawal, the Trust’s staked assets will not earn any rewards. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol, and is followed by a protocol-administered withdrawal process, which takes additional time to complete. As part of these “activation,” “exiting” and withdrawal processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activation and exit/withdrawal periods are dependent on a range of factors, including network conditions. In periods of low demand, un-staking may be completed within days, while in periods of elevated exit activity the process may take multiple weeks or months to complete.

The Ethereum protocol limits how many validator activations and exits per epoch through “churn limits,” which scale with the total number of active validators. These limits govern activations and exits and help preserve network stability. Following recent parameter changes, the protocol allows up to 8 validators per epoch to become active, with activation wait times increasing proportionally as the activation queue grows. Ethereum measures time in 12 second “slots” and 32 slot “epochs” (~6.4 minutes). When queues are minimal, activation to the active validator set can be completed in roughly 14 hours, representing the minimum possible path. Protocol changes, yield shifts, or large inflows, can cause the activation queue to extend for days, weeks, or even months, delaying when staked ether begins accruing consensus rewards. While in the activation queue, the Trust’s ether will not accrue rewards.
The activation process requires (1) transferring the ether deposit to the Protocol Staking Deposit Contract, (2) waiting in the activation queue for new validators, and (3) an additional delay of four epochs (approximately 25 minutes) before rewards start accruing. On the Ethereum network, a maximum of 256 staked ether can be activated as new validators per epoch (approximately every six minutes), or about 57,600 ether per day. As of July 6, 2026, the validator activation queue on the Ethereum network comprised of roughly 2,710,876 ether with an approximate wait time of approximately 47 days.
Use of CoinDesk Ether Benchmark 4PM NY Settlement Rate
The net assets of the Trust and its Shares are valued on a daily basis with reference to CoinDesk Ether Benchmark 4PM NY Settlement Rate, a standardized reference rate published by CoinDesk Indices, Inc., the Benchmark Provider, that is designed to reflect the performance of ether in U.S. dollars. The Pricing Benchmark is calculated daily and aggregates the notional value of ether trading activity across major ether spot exchanges. The Benchmark Provider is the administrator of the Pricing Benchmark. The Trust also uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. Dollar value of ether in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.
The following table presents market share and volume data for each Constituent Exchange that comprises the Pricing Benchmark in the ether/U.S. dollar (“ETH/USD”) pair during the quarterly periods beginning January 1, 2025 through June 30, 2026.
Constituent Exchanges	Total Volume	Total Notional (USD)	Market Share
Quarterly period from April 1, 2026 to June 30, 2026
Binance	10,417.0607	20,924,211	0.0324%
Bitstamp by Robinhood	895,460.0993	1,782,753,940	2.7628%
Bullish	820,647.7901	1,667,204,669	2.5838%
Bybit	84,671.1669	147,249,848	0.2282%
Crypto.com	12,353,646.2401	24,825,957,817	38.4741%
Gemini	201,757.0182	398,821,414	0.6181%
Hashkey	993,951.9888	1,878,597,863	2.9114%
Kraken	1,992,072.1434	3,981,704,280	6.1707%
LMAX Digital	923,011.9400	1,855,263,157	2.8752%
OKX	401,761.3812	818,817,084	1.2690%
Total			57.93%
Period from January 1, 2026 to March 31, 2026
Binance	1,811.2387	130,745,327	0.0592%
Bitfinex	20,136.5094	1,876,658,271	0.8500%
Bitstamp by Robinhood	307,295.7719	22,974,637,276	10.4059%

Constituent Exchanges	Total Volume	Total Notional (USD)	Market Share
Bullish	137,092.1877	10,022,645,584	4.5396%
Crypto.com	998,190.3971	76,089,977,690	34.4635%
Gemini	34,346.5763	2,591,797,319	1.1739%
Hashkey	28,971.8356	2,187,248,586	0.9907%
Kraken	215,175.5624	16,135,938,212	7.3085%
LMAX Digital	70,119.7500	5,315,107,936	2.4074%
OKX	30,612.6261	2,280,531,802	1.0329%
Total*			63.23%
Quarterly period from October 1, 2025 to December 31, 2025
Bitfinex	100,924.5510	9,983,733,331	3.6869%
Bitstamp by Robinhood	235,637.2737	23,222,574,848	8.5758%
Bullish	97,469.1731	9,580,368,687	3.5379%
Crypto.com	1,049,977.5506	104,930,671,844	38.7495%
Gemini	39,741.0884	3,957,756,251	1.4615%
Hashkey	42,963.2994	4,232,842,341	1.5631%
itBit	5,341.3360	579,545,346	0.2140%
Kraken	181,948.2574	18,092,424,214	6.6813%
LMAX Digital	104,570.8500	10,639,697,966	3.9291%
OKX	48,264.4380	4,946,273,968	1.8266%
Total*			70.23%
Quarterly period from July 1, 2025 to September 30, 2025
Bitfinex	39,970.5968	4,546,673,225	2.2483%
Bitstamp by Robinhood	135,744.2587	15,577,993,320	7.7031%
Bullish	35,732.7378	4,100,497,529	2.0276%
Crypto.com	721,789.4166	82,587,339,659	40.8384%
Gemini	40,959.3080	4,710,007,907	2.3290%
Hashkey	16,015.4590	1,829,080,470	0.9045%
itBit	7,768.5228	890,541,757	0.4404%
Kraken	107,024.9014	12,266,343,281	6.0655%
LMAX Digital	85,019.8600	9,758,684,886	4.8255%
OKX	22,830.6462	2,589,557,867	1.2805%
Total*			68.66%
Quarterly period from April 1, 2025 to June 30, 2025
Bitfinex	60,253.0374	5,824,206,125	3.2159%
Bitstamp by Robinhood	113,370.8974	10,897,531,983	6.0172%
Bullish	95,357.0581	9,168,219,426	5.0623%
Crypto.com	640,094.3392	61,855,167,607	34.1541%
Gemini	49,423.9812	4,751,091,548	2.6234%
Hashkey	8,584.9244	844,352,889	0.4662%
itBit	9,666.2063	940,635,406	0.5194%
Kraken	132,349.3804	12,663,624,984	6.9924%

Constituent Exchanges	Total Volume	Total Notional (USD)	Market Share
LMAX Digital	84,253.9600	8,130,302,271	4.4892%
OKX	14,996.0890	1,382,460,202	0.7633%
Total*			64.30%
Quarterly period from January 1, 2025 to March 31, 2025
Bitfinex	90,490.9576	8,305,834,297	2.6672%
Bitstamp by Robinhood	155,193.3804	14,478,658,621	4.6495%
Bullish	167,230.6209	15,620,443,625	5.0161%
Crypto.com	1,462,554.8810	139,535,123,422	44.8084%
Gemini	77,645.4333	7,305,729,287	2.3461%
Hashkey	12,581.1192	1,193,455,293	0.3833%
itBit	11,843.5438	1,101,241,897	0.3536%
Kraken	188,149.9645	17,522,256,526	5.6269%
LMAX Digital	104,288.4500	9,807,535,048	3.1495%
OKX	12,003.2899	1,104,245,084	0.3546%
Total*			69.36%

*
The total does not equal 100% because the Pricing Benchmark does not include all digital asset trading platforms that list and trade the ETH/USD trading pair. The total universe of exchanges for the purposes of calculating market share includes Binance, Binance USA, Bitfinex (up until January 20, 2026), Bitget, Bitstamp by Robinhood, Bitvavo, Bullish, Bybit (following May 19, 2026), CEX.io, Coinbase, Crypto.com, Deribit, Gate.io, Gemini, Hashkey, itBit, Kraken, LMAX Digital, OKX, Upbit, and Whitebit.

The following table presents market share and volume data for each Constituent Exchange that comprises the Pricing Benchmark in the ether/USD Coin (“ETH/USDC”) pair during the quarterly periods from January 1, 2025 to December 31, 2025 and the period from January 1, 2026 through March 31, 2026.
Constituent Exchanges	Total Volume	Total Notional (USDC)	Market Share
Quarterly period from April 1, 2026 to June 30, 2026
Binance	11,782,348.5894	23,868,139,903	64.7376%
Bitstamp by Robinhood	25,573.4537	50,832,332	0.1379%
Bullish	4,628,340.9040	9,213,016,889	24.9885%
Bybit	499,272.5629	1,018,735,756	2.7631%
Gate.io	93,555.1267	192,482,665	0.5221%
Kraken	194,245.1327	387,557,669	1.0512%
OKX	41,356.1065	77,419,000	0.2100%
Total			94.4103%
Period from January 1, 2026 to March 31, 2026
Binance	451,868.8794	32,503,518,422	29.4431%
Bitstamp by Robinhood	3,469.5728	254,877,324	0.2309%
Bullish	794,749.1599	58,760,922,961	53.2283%
Bybit	69,823.3358	5,257,580,465	4.7626%
Gate.io	7,613.2710	569,042,322	0.5155%
Kraken	24,819.2961	1,846,473,928	1.6726%
OKX	1,155.9487	82,527,614	0.0748%
Total*			89.93%

Constituent Exchanges	Total Volume	Total Notional (USDC)	Market Share
Quarterly period from October 1, 2025 to December 31, 2025
Bitstamp by Robinhood	1,704.9670	169,334,901	0.1275%
Bullish	682,278.4096	67,982,316,821	51.1699%
Bybit	91,950.4890	9,287,916,063	6.9910%
Kraken	18,215.8161	1,805,854,945	1.3593%
OKX	539.7646	54,324,326	0.0409%
Total*			59.69%
Quarterly period from July 1, 2025 to September 30, 2025
Bitstamp by Robinhood	909.0483	104,115,052	0.1063%
Bullish	344,226.1506	39,463,570,733	40.2849%
Bybit	83,034.5136	9,527,648,846	9.7259%
Kraken	11,117.4831	1,274,404,007	1.3009%
OKX	35,727.2128	4,149,914,240	4.2363%
Total*			55.65%
Quarterly period from April 1, 2025 to June 30, 2025
Bitstamp by Robinhood	1,206.0372	113,018,998	0.0851%
Bullish	722,691.7839	68,598,204,792	51.6503%
Bybit	89,517.7227	8,907,479,553	6.7068%
Kraken	13,723.0624	1,307,431,561	0.9844%
OKX	72,701.8775	7,007,380,938	5.2761%
Total*			64.70%
Quarterly period from January 1, 2025 to March 31, 2025
Bitstamp by Robinhood	1,179.8563	108,910,738	0.0765%
Bullish	813,364.6696	74,655,699,973	52.4133%
Bybit	74,434.6494	7,089,724,575	4.9775%
Kraken	14,952.8682	1,353,395,608	0.9502%
OKX	100,594.9109	9,384,163,999	6.5883%
Total*			65.01%

*
The total does not equal 100% because the Pricing Benchmark does not include all digital asset trading platforms that list and trade the ETH/USDC trading pair. The total universe of exchanges for the purposes of calculating market share includes Binance, Binance USA, Bitfinex, Bitget, Bitstamp by Robinhood, Bitvavo, Bullish, Bybit, CEX.io, Coinbase, Crypto.com, Deribit, Gate.io, Gemini, Hashkey, itBit, Kraken, LMAX Digital, OKX, Upbit, and Whitebit.

ETH/USD and ETH/USDC represent separate trading pairs that trade on different order books and are not uniformly supported across all digital asset trading platforms. Although the same exchange eligibility criteria are applied across all trading pairs included in the Pricing Benchmark, a Constituent Exchange is included in the analysis for a particular trading pair only if it meets the Pricing Benchmark’s eligibility criteria with respect to that pair. Accordingly, the group of Constituent Exchanges included for ETH/USD is not identical to the group included for ETH/USDC.
The Pricing Benchmark’s methodology is as follows:
Each day at 4:00 p.m. ET, CoinDesk Indices calculates a Benchmark Settlement Rate for ether using a 60-minute volume weighted average of all CoinDesk Ether (Spot) Benchmark Rates calculated during the prior one-hour period. The inputs to the calculation are each CoinDesk Ether (Spot) Benchmark Rate and the accumulated volume for all eligible pairs since the prior calculation.

Calculation steps on any given day for which the Pricing Benchmark is published are as follows:
The Ether Spot Rates used in the Ether Settlement Rate are calculated and published every five (5) seconds between the one-hour period between 3:00 and 4:00 p.m. ET and incorporate ETH/USD and ETH/USDC pairs with specific requirements for contributing exchanges, listing jurisdictions, and trading volume. Exchange eligibility is reviewed and updated on a regular basis according to the CoinDesk Exchange Eligibility Methodology.
The Ether Spot Rate uses the following inputs at the time of calculation:
1.
Latest traded spot price of all eligible ether trading pairs across a set of approved exchanges.

2.
Total volume over the prior 24 hour period for each eligible ether trading pair which is used for weighting.

The weight of each eligible ether trading pair is based on its volume over the prior 24 hour period divided by the total volume of all eligible ether trading pairs over the prior 24 hour period.
To help improve the reliability and integrity of each Ether Spot Rate, the calculation algorithm includes the following features:
•
Outlier detection: Traded prices that exceed pre-defined thresholds are subject to exclusion from calculation.

•
Inactivity adjustments: The weight of one or more exchanges may be reduced in the event of inactivity beyond defined thresholds.

Reference prices used in calculating the Pricing Benchmark are sourced from the Benchmark Provider, which applies a defined exchange eligibility methodology to determine which digital asset exchanges may contribute to price data. Under this framework, only centralized spot exchanges that receive a minimum grade of BB or higher in the Benchmark Provider’s Exchange Benchmark (the “CoinDesk Exchange Benchmark”) are deemed eligible. The CoinDesk Exchange Benchmark is an independent assessment of exchanges based on categories and metrics as described below. The grading scale is from AA (best) through A, BB, B, C, D, E, to F (worst).
The categories and metrics the Benchmark Provider uses to select eligible digital spot exchanges are the following:
•
Market Quality. This includes composition liquidity scores, volume scores, and index scores. It also assesses market maker incentives and frequency of flash crashes.

•
Security. This assesses formal security certificates, SSL ratings (a security protocol), offline storage, the cold wallet ratio, key distribution, two-factor authentication, custody provider metrics, off-exchange settlement, OTC services, exchange hack metrics, and bug bounty metrics.

•
Legal/Regulation. This assesses license types, VASP (virtual asset service provider) license quality scores, legal entities, industry/regulatory group membership, insurance provision (fiat and crypto), sanction compliance statements, and politically exposed persons statements.

•
KYC/Transaction Risk. This includes strict KYC (know your customer)/AML (anti-money laundering) assessments, maximum KYC requirements, withdrawal limit assessments, transaction monitoring capabilities, and market surveillance capabilities.

•
Data Provision. This assesses API response times, API rate limit; protocols such as Websocket or FIX, API status page, downtime, historical candlestick data, candlestick granularity, historical trade querying, API trading capabilities, API ease of use assessments, API data quality, orderbook provisions, max orderbook levels; and API documentation quality.

•
Transparency. This assesses available proof of reserves, available proof of liabilities, auditor attestations of proof of reserves and proof of liabilities, audited financial statements, management/ownership assessments, communication transparency, asset listing procedures, and due diligence submissions.

•
Team & Exchange. This assesses identity of chief executive officer, chief technology officer, chief compliance officer, chief information security officer (and equivalents); educational level per C-suite, years of relevant experience per C-suite, customer service offerings, and institutional/corporate/retail offerings.

•
Negative Events. This assesses data breaches, major/minor fines, withdrawal freezes, awarded penalties, and others.

The Pricing Benchmark further requires exchanges to satisfy specified U.S. or global licensure criteria based on authorization to operate in major regulatory jurisdictions.
The Benchmark Provider reviews eligible digital spot exchanges on a semi-annual basis. Exchange eligibility is subject to ongoing monitoring and periodic review, and the Benchmark Provider’s governance bodies retain discretion to exclude exchanges where necessary. The Pricing Benchmark and its inputs are reviewed monthly and on an ad hoc basis as needed, and the Benchmark Provider may discontinue the calculation and publication of the Pricing Benchmark based on its assessment of applicable underlying digital asset requirements.
In addition to the semi-annual review of eligible exchanges, the Benchmark Provider performs a monthly evaluation of eligible trading pairs that may contribute to the Pricing Benchmark. As of the date of this Prospectus, the Pricing Benchmark incorporates ETH/USD and ETH/USDC trading pairs. Each trading pair is assessed against three criteria: (i) its liquidity; (ii) its price deviation relative to all other eligible trading pairs; and (iii) its price impact on the Pricing Benchmark, as determined by reference to its liquidity and deviation.
Ether Settlement Rate Example
The following example is for illustrative purposes only. An official calculation would include 720 observations. Based on the Ether Spot Rate observations included in Table 1, the Ether Settlement Rate for this period would be:
Ether Settlement Rate = 653,327.90 / 369.002636 = 1,770.52
Table 1: Ether Spot Rate Observations
Observation (5 second intervals)	Ether Spot Rate	Accumulated Volume since prior Observation	Total Value
Observation 1	1,770.11	164.966291	292,008.48
Observation 2	1,770.24	44.221311	78,282.33
Observation 3	1,770.89	85.666828	151,706.53
Observation 4	1,771.19	74.148206	131,330.56
Totals		369.002636	653,327.90
For more information on how the Benchmark Provider calculates the Pricing Benchmark, visit the Benchmark Provider’s website at https://indices.coindesk.com/documentation-and-governance.
The Pricing Benchmark is subject to oversight by the CCData Benchmark Oversight Committee. CC Data Ltd (“CCData”) was acquired by CoinDesk in October 2024. CCData is authorized by the UK Financial Conduct Authority (“FCA”) as a regulated Benchmark Administrator. The CCData Benchmark Oversight Committee (“BOC”) is responsible for the Administration for those CCData indices, including the CoinDesk Ether Benchmark Rate and other CoinDesk Indices that have been notified to the FCA and thus fall within the regulatory perimeter. This Committee is the “Oversight Function” as defined in UK Benchmark Regulation (“BMR”). The BOC is an internal committee and is currently comprised of full-time employees that are appropriately senior, experienced and skilled. The BOC meets monthly and ad hoc, as necessary. The BOC does not have a fixed number of members; however, the membership has historically been between three and five members. The BOC may, from time-to-time, use contractors to carry out its Administration role. The primary responsibilities of the BOC are as follows:

1.   Annual review of each methodology.
2.   Review and approve methodologies and calculations of benchmarks to be potentially administrated by the BOC.
3.   Oversee any changes to benchmark methodologies, including benchmark terminations. When applicable, oversee public market consultations with market participants when material changes are being considered.
4.   Oversee the management and operation of each benchmark including any sub-committees that are responsible for the day-to-day management of the benchmarks.
5.   Reporting to relevant competent authorities any misconduct by administrators, of which the oversight function becomes aware, and any anomalous or suspicious input data.
The Delegated Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of ether. The Delegated Sponsor holds full discretion to change either the Pricing Benchmark or the Benchmark Provider subject to proper notification to Shareholders. Shareholder approval is not required. Adjustments to the Pricing Benchmark could impact the NAV of the Trust. These adjustments may result in variations in the calculated spot price of ether, thereby affecting the valuation of the Trust’s assets and the NAV per Share. Shareholders will be notified of any change of the Pricing Benchmark or the Benchmark Provider through disclosure on the Delegated Sponsor’s website and in a Form 8-K filing.
Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://indices.coindesk.com/documentation-and-governance. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The Delegated Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark (the “Pricing Benchmark Licensing Agreement”).
As the Pricing Benchmark is calculated as a price return, it does not track airdrops, clones or forks involving ether. Accordingly, the Trust does not participate in airdrops, as further described above in “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”
COINDESK INDICES, INC. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. COINDESK INDICES, INC., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. COINDESK INDICES, INC., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. COINDESK INDICES, INC., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY BENCHMARK LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.
NAV DETERMINATIONS
Calculation of NAV and NAV per Share
The Trust’s NAV will be calculated each Business Day as of 4:00 p.m. ET. In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Delegated Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple ether spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.
The Trust’s NAV per Share is calculated by:
•
taking the current market value of its ether (based on the ether price determined by the Pricing Benchmark) plus its cash and any other assets;

•
subtracting any liabilities; and

•
dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released as promptly as practicable after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Administrator to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares.
In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Trust will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based off of more recent ether pricing information to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.
The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. the Trust will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Delegated Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Delegated Sponsor will communicate its NAV calculation methodology clearly.
Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.
The Trust does not expect that price differentials for ether across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying spot ether liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot ether were to occur across multiple exchanges, whether due to breaches or otherwise.
The Delegated Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.
Calculation of Principal Market NAV and Principal Market NAV per Share
In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of ether is determined using the fair value of ether based on the price in the ether market that the Trust considers its “principal market” as of 11:59:59 p.m. ET on the valuation date, rather than using the Pricing Benchmark.
The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in ether markets and its operations that would require a change in the Delegated Sponsor’s determination of the Trust’s principal market.
The Trust identifies and determines the ether principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10. This analysis is performed from the perspective of both the Trust and the Ether Counterparty.
ASC 820-10 determines fair value to be the price that would be received for Ethereum in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that ether is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.
Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.
The Trust receives ether from Ether Counterparties and may also transact on any “Digital Asset Markets,” which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.
The Trust will update its Principal Market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Delegated Sponsor’s determination of the Trust’s principal market.
The Delegated Sponsor on behalf of the Trust will determine in its sole discretion as a delegate of the Cayman Trustee the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.
The cost basis of the investment in ether recorded by the Trust for financial reporting purposes is the fair value of ether at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST
The Trust
The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement.
Morgan Stanley Investment Management Inc. serves as the Delegated Sponsor of the Trust. Unlike a traditional sponsor, who would hold direct, independent authority over the management and administration of a trust, the Delegated Sponsor exercises its authority as delegate of the Cayman Trustee pursuant to the Appleby Agreements. For the avoidance of doubt, there is no separate entity serving as the sponsor of the Trust.
The Trust has appointed CSC Delaware Trust Company as the Delaware Trustee solely to satisfy the requirement under the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. AGS Trustees Limited serves as the Cayman Trustee and holds primary governance and oversight responsibility for the Trust and has delegated certain of its authority to the Delegated Sponsor, The Delaware Trustee has no active management or operational role. The dual-trustee structure is intended to comply with applicable regulatory requirements and to ensure independent oversight and control of the Trust.
Operationally, all day-to-day responsibilities are carried out by the Delegated Sponsor pursuant to the Appleby Agreements. The Cayman Trustee retains approval rights over certain material matters and ongoing oversight obligations. The Cayman Trustee retains the direct oversight responsibilities as follows: ultimate responsibility for performance of duties under the Trust Agreement; oversight and monitoring of the Delegated Sponsor’s performance; approval rights over custodian termination and changes to the preferences, voting powers, rights, duties and privileges of the Trust; the authority to change, reduce or terminate the delegation; approval rights over the performance of any other services that the Delegated Sponsor may recommend to the Cayman Trustee for approval; and ultimate fiduciary responsibility as set forth under the Trust Agreement. See “Duties of the Delegated Sponsor and the Trustees.” The Cayman Trustee will execute its oversight responsibilities through quarterly meetings with the Delegated Sponsor and regular reporting. From a legal standpoint, the Cayman Trustee bears ultimate fiduciary responsibility under the Trust Agreement, while the Delegated Sponsor acts as its delegate. The Cayman Trustee’s status as a regulated Cayman Islands entity subject to oversight by the Cayman Islands Monetary Authority is designed to protect the interests of the Trust and its Shareholders. The presence of the Cayman Trustee is not expected to affect the tax treatment of the Trust.
The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of ether represented by the NAV of the Baskets being created or redeemed. The total amount of ether required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.
The Trust has no operating history. The Trust and the Delegated Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot ether market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Delegated Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.
The Trust has no fixed termination date.
The Trust’s Fees and Expenses
The Trust will pay the unitary Delegated Sponsor Fee which is accrued daily at an annualized rate of 0.14% of the net asset value of the Trust (the “Delegated Sponsor Fee”) and the amount of ether payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
The Delegated Sponsor Fee shall be paid in cash and not less than monthly in arrears by the Trust. The Delegated Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Delegated Sponsor Fee.
As partial consideration for receipt of the Delegated Sponsor Fee, the Delegated Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the Ether Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trust’s DE Trustee and Cayman Trustee, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Trust will be responsible for ether-related on-chain transaction fees associated with creation and redemption transactions, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Ether Custodians, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”).
The Delegated Sponsor will consider re-designating a Sponsor-paid Expense as an Additional Trust Expense, in its sole discretion as a delegate of the Cayman Trustee, if the Delegated Sponsor determines that (i) the expense is extraordinary, non-recurring, or unusual in nature or amount; (ii) the expense was not reasonably anticipated at the time the Delegated Sponsor agreed to assume such category of expenses; (iii) the expense results from changes in applicable law, regulation, or regulatory guidance that impose new or additional obligations on the Trust; (iv) the expense arises from circumstances outside the ordinary course of the Trust’s operations; or (v) bearing such expense would be materially adverse to the Delegated Sponsor’s ability to continue performing its obligations under the Trust Agreement. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Ether Custodians will assume the transfer fees associated with the transfer of ether to the Delegated Sponsor with respect to the Delegated Sponsor Fee, and any further expenses associated with such transfer will be assumed by the Delegated Sponsor. The Trust shall not be responsible for any fees and expenses associated with the transfer of ether to pay the Delegated Sponsor Fee and Additional Trust Expenses, including any fees and expenses incurred by the Delegated Sponsor to convert ether received in payment of the Delegated Sponsor Fee into cash or to make staking-related distributions to Shareholders.
Pursuant to the Trust Agreement, the Delegated Sponsor or its delegates will direct the Ether Custodians to transfer ether from the Trust’s Cold Vault Balance as needed to pay the Delegated Sponsor Fee and Additional Trust Expenses, if any. The Delegated Sponsor or its delegates will endeavor to transfer the smallest amount of ether needed to pay applicable expenses. The Delegated Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s ether be exchanged for U.S.

Dollars. Under such circumstances, the Trust will not utilize the Ether Custodians to arrange for the sale of the Trust’s ether to pay the Trust’s expenses and liabilities. Rather, the Delegated Sponsor will arrange for the Prime Broker, an affiliate of the Ether Custodians, or another third-party digital asset spot exchange to exchange the Trust’s ether for U.S. dollars in such a situation.
As part of the Delegated Sponsor Fee, the Delegated Sponsor pays to the Cayman Trustee an annual trustee fee of $20,000, locked in until December 31, 2027, and an onboarding fee of $1,500. After December 31, 2027, the annual trustee fee will be based on assets under management (“AUM”) as follows: $27,500 for AUM over $150 million; $35,000 for AUM over $300 million; and $50,000 for AUM over $400 million. Should the Cayman Trustee be required to spend in excess of 20 hours per calendar year to discharge its duties under the Trustee Services Agreement, the Cayman Trustee shall charge the Trust for the provision of its services over and above the 20-hour threshold on a time spent basis at such rates from time to time in effect and notified to the Trust. The Delegated Sponsor, through the Delegated Sponsor Fee, also reimburses the Cayman Trustee for reasonable out-of-pocket expenses, including faxes, telephone calls, couriers and other expenses reasonably incurred by the Cayman Trustee in furtherance of its duties. The Cayman Trustee may refer any legal question in relation to the Trust Agreement and the exercise of any discretion vested in it to attorneys-at-law as the Cayman Trustee may select, and the Trust agrees to reimburse the Cayman Trustee on demand for all such legal costs and expenses properly incurred.
As part of the Delegated Sponsor Fee, the Delegated Sponsor will also pay a “Staking Fee,” which will include the Ether Custodians’ and Staking Services Providers’ respective shares of staking rewards, in accordance with the Staking Services Agreements. The Ether Custodians’ and Staking Services Providers’ share of such staking rewards is expected to comprise an aggregate of 5% of the gross staking rewards. The Trust will retain the remainder of such gross staking rewards. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust.
Termination of the Trust
The Delegated Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs, in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website:
•
Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•
180 days have elapsed since the DE Trustee has notified the Cayman Trustee of such Trustee’s election to resign or since the Cayman Trustee removes the DE Trustee, and a successor trustee has not been appointed and accepted its appointment;

•
the SEC determines that the Trust is an investment company under the 1940 Act, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
the CFTC determines that the Trust is a commodity pool under the CEA, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
a United States regulator requires the Trust to shut down or forces the Trust to liquidate its ether;

•
any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ether for purposes of determining the NAV of the Trust;

•
the Cayman Trustee determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•
the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Cayman Trustee determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•
60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Cayman Trustee has not identified another depository that is willing to act in such capacity;

•
a Trustee elects to terminate the Trust after the Cayman Trustee is conclusively deemed to have resigned effective immediately as a result of the Cayman Trustee being adjudged bankrupt or insolvent, or a receiver of the Cayman Trustee or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Cayman Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a Cayman Trustee has not been appointed; or

•
the Cayman Trustee or the Delegated Sponsor, with the approval of the Cayman Trustee, elects to terminate the Trust after the DE Trustee, the Administrator or one of the Ether Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be a trustee, administrator or custodian of the Trust, as applicable, and no replacement or other trustee, administrator and/or custodian acceptable to the Cayman Trustee is engaged.

In respect of termination events that rely on Cayman Trustee determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Delegated Sponsor determines that no replacement is acceptable to it), the Delegated Sponsor may consider, without limitation, the profitability to the Delegated Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Delegated Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and the Delegated Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Delegated Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Delegated Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Cayman Trustee’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Cayman Trustee will not be liable to anyone for its determination of whether to continue or to terminate the Trust.
Upon the dissolution of the Trust, the Delegated Sponsor (or in the event there is no Delegated Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Delegated Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Delegated Sponsor, on behalf of the Trust, will sell the Trust’s ether assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Delegated Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying ether holdings upon the dissolution of the Trust.
Upon termination of the Trust, following completion of winding up of its business by the Delegated Sponsor, the DE Trustee, upon written directions of the Delegated Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Delegated Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.
Amendments
The Trust Agreement can be amended by the Cayman Trustee or Delegated Sponsor in their sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Delegated Sponsor in its sole discretion as a delegate of the Cayman Trustee. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustees will require the Trustees’ prior written consent, which they may grant or withhold in their sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Litigation and Claims
Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Delegated Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS
The Delegated Sponsor
The Delegated Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Delegated Sponsor will not exercise day-to-day oversight over the Trustees or the Benchmark Provider. The Delegated Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.
As of July 8, 2026, the Delegated Sponsor served as sponsor to 19 traditional ETPs with approximately $13,983,400,553 in assets under management across equity, fixed income, and multi-asset strategies as well as sponsor to one digital asset ETP. However, the Delegated Sponsor has limited experience sponsoring ETPs that hold digital assets.
The Delegated Sponsor is a wholly-owned subsidiary of Morgan Stanley.
The principal office of the Delegated Sponsor is:
Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036
The Trustees
CSC Delaware Trust Company, a Delaware trust company, acts as the DE Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The DE Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.
AGS Trustees Limited, a Cayman Islands limited liability company, serves as the Cayman Trustee to the Trust. The Cayman Trustee is a wholly owned controlled subsidiary of Appleby Global Services (Cayman) Limited, also a company incorporated in the Cayman Islands with limited liability, which holds a Full Mutual Fund Administrator and Trust license with the Cayman Islands Monetary Authority. Each of the Cayman Trustee and Appleby Global Services (Cayman) Limited is a regulated entity in the Cayman Islands.
The Cayman Trustee has delegated substantially all of its day-to-day management and operational duties under the Trust Agreement to the Delegated Sponsor pursuant to the Delegation Agreement. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; delegating duties to service providers; effecting provisions regarding forks and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters (collectively, the “Delegated Duties”). The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
General duty of care of Trustees.
The Trustees are fiduciaries under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustees are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustees; successor Trustees.
A Trustee may resign at any time by giving at least 30 days’ advance written notice to the Delegated Sponsor. The Delegated Sponsor may remove a Trustee at any time by giving at least 30 days’ advance written notice to such Trustee. Upon effective resignation or removal, such Trustee will be discharged of its duties and obligations.
If the DE Trustee resigns or is removed, the Delegated Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor Delaware trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. If the Cayman Trustee resigns or is removed, the Delegated Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor. Any successor Trustee must satisfy the applicable laws and regulations. Any resignation or removal of a Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Delegated Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Cayman Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, where applicable.
If the DE Trustee resigns and no successor trustee is appointed within 180 days after the date the DE Trustee issues its notice of resignation, the Cayman Trustee will terminate and liquidate the Trust and distribute its remaining assets.
The Administrator
Under the Fund Administration and Accounting Agreement, the Administrator shall provide necessary fund administration, tax and accounting services, including valuation and computation accounting services, and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator shall make available the office space, facilities, equipment and personnel required to provide such services.
The Ether Custodians
The Ether Custodians are responsible for safekeeping all of the ether owned by the Trust. The Ether Custodians were selected by the Delegated Sponsor with the approval of the Cayman Trustee. The Ether Custodians have responsibility for opening the Ethereum Accounts, as well as facilitating the transfer of ether required for the operation of the Trust.
The Transfer Agent
The Transfer Agent shall (1) perform and facilitate the purchases and redemption of Shares of the Trust and prepares and transmit information with respect to such purchases and redemptions; (2) prepare and transmit payments for dividends and distributions, if any, declared by the Trust; (3) maintain Shareholder accounts; (4) respond to correspondence by Trust Shareholders and others relating to its duties and (5) make periodic reports to the Trust.
Pricing Benchmark Services
The Benchmark Provider is responsible for analyzing ether market data relating to the calculation and maintenance of the Pricing Benchmark.
Staking Services Provider
Figment Inc., Galaxy Blockchain Infrastructure LLC and Coinbase Canada, Inc., each a party unrelated to the Delegated Sponsor and Trustees, serve as the Staking Services Providers.

The Marketing Agent
Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Delegated Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.
CUSTODY OF THE TRUST’S ASSETS
The Trust will enter into arrangements with multiple custodians to custody its ether (the “Ether Custodians”), and may, from time to time, decide, to custody its ether with one or more of such custodians. The Ether Custodians will keep custody of the Trust’s ether. The transfer of ether to and from Ether Counterparties is directed by the Delegated Sponsor. The Delegated Sponsor’s decision to move ether to, or from one Ether Custodian to another may be driven by a number of factors including:
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the custodial features and technologies used at a given Ether Custodian;

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the nature of the wallets used at a Ether Custodian;

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the Ether Custodian’s connectivity or other arrangements with trading venues;

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forks, events and trends on the Ethereum blockchain;

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the fees and charges of the Ether Custodian; and/or

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the Ether Custodian’s security, audit and insurance arrangements.

At a given time, a Ether Custodian may hold all or any portion of the Trust’s ether, or none of the Trust’s ether.
The Ether Custodians will keep custody of all of the Trust’s ether, other than that which is maintained in the Trading Balance with the Prime Broker, in the Cold Vault Balance. All of the Trust’s assets and private keys will be held in cold storage of the Ether Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption of a transaction (note, however, that not all Ether Custodians may maintain hot wallets for the holding and storage of digital assets).
While the specific security measures around custody may vary across Ether Custodians, cold storage locations of Ether Custodians often feature monitoring by 24-7 on-site security, video surveillance and alarms, hardened room structures, and access to facilities controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Ether Custodian and are kept confidential by the Ether Custodian for security purposes.
Transfers from cold to hot storage or vice versa require physical access to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) or the hot or cold storage facility. Once these security processes have been completed, a transfer on the network can be executed, signed using the private keys held offline in cold storage.
Similarly secure technology used by the Ether Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies support cold storage to maintain private key materials offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are necessarily used online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the Ether Custodians will generally keep a substantial portion of the Trust’s ether in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s ether will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell ether including to pay Trust expenses, or to pay the Delegated Sponsor Fee, as necessary. The Trust’s ether held in the Cold Vault Balance by the Ether Custodians are held in segregated wallets and therefore are not commingled with the Ether Custodians’ or other customer assets.
Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Ether Custodians may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Ether Custodians can upload the fully signed transaction to an online network and transfer the ether. Such private keys are stored in cold storage facilities within the United States, Europe and Asia, exact locations of which are not disclosed for security reasons. A limited number of employees at the Ether Custodians are involved in private key management operations, and the Ether Custodians have represented that no single individual has access to full private keys.
The Ether Custodians’ internal audit team performs periodic internal audits over custody operations, and the Ether Custodians have represented that SOC attestations covering private key management controls are also performed on the Ether Custodians by an external provider. BNY currently produces a SOC 1 Type 1 report and the Coinbase Custodian currently produces SOC 1 Type 2 and SOC 2 Type 2 reports.
The Ether Custodians maintain a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the Ether Custodians is shared among all of the Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Ether held in the Trust’s account with the Ether Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
In the event of a fork, the Custodial Services Agreements provide that the Ether Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Ether Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the Ether Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Ethereum Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ethereum network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by the Ether Custodians and their affiliates through a written public statement on their respective website, the Ether Custodians do not support airdrops, clones, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ether.
Under the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in its sole discretion as a delegate of the Cayman Trustee, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement. With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
Under each of the Custodial Services Agreements, the Ether Custodians’ liability is limited. Under the BNY Custodial Services Agreement, BNY’s liability is limited as follows: in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to the BNY Custodial Services Agreement (whether or not foreseeable and even if BNY has been advised of the possibility of such losses or damages); provided, that none of the forgoing limitations will apply to direct damages suffered by the Trust or losses arising from BNY’s breach of the standard of care; and in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives, be liable in aggregate for any amount greater than the U.S. Dollar value of the credited ether lost, such value being determined as of the time such loss is sustained. BNY shall not be responsible for (i) reliance on instructions; (ii) BNY’s receipt or acceptance of fraudulent or invalid ether; (iii) BNY’s review or non-acceptance of any ether, including but not limited to delay of the Trust to issue instructions with respect to such ether pending the completion of such review; (iv) BNY’s approval, refusal, or withdrawal of approval with respect to any authorized counterparty; (v) as to any matter with respect to which BNY is required to act only upon the receipt of instructions, (A) BNY’s failure to act in the absence of such instructions or (B) instructions that are late or incomplete, whether or not BNY acted upon such Instructions; (vi) BNY’s receipt or transmission of any data to or from the Trust or any authorized person via any non-secure method of transmission or communication selected by the Trust; (vii) the Trust’s use of any accounts on a basis inconsistent with the BNY Custodial Services Agreement; (viii) BNY’s disposition of any ether, including without limitation (A) provided such ether was sold on an established exchange for digital assets, any failure to receive best execution therefor, or (B) the imposition of any tax obligations in connection with the disposition of such ether; the insolvency of any person, including any service provider, digital asset exchange or trading facility, or counterparty to the settlement of a transaction; and (ix) any tax obligations of the Trust or any losses of the Trust in relation to tax obligations; (x) the Trust’s or an authorized person’s decision to invest in digital assets or to hold Cash in any currency. BNY is not responsible for, and in no event will BNY be liable for any losses arising out of, the operation of any protocols or networks, including any losses resulting from delays in the processing or validation of transfers of supported digital assets on a protocol or network, BNY’s inability to retrieve or otherwise deal with any digital asset delivered to BNY without authority hereunder, any hacking or manipulation on any protocols or networks, any on-chain events, or any loss of, or inability of BNY to access or transfer, any digital asset other than as a result of (i) the unauthorized transfer of a credited asset by BNY, or (ii) the disclosure by BNY of any private key with respect to a credited asset in breach of the standard of care, or (iii) delays in BNY own processing of an instruction in breach of the standard of care. The liability of BNY will not exceed, solely in respect of custodial services provided pursuant to the BNY Custodial Services Agreement, the value, at the time the event giving rise to liability occurred, of the ether on deposit in Trust’s wallet(s) or account(s) directly affected by such event. BNY will value the ether using commercially reasonable valuation methods as determined by BNY in its sole discretion; provided that no limitation or exclusion of BNY liability shall apply with respect to any claim arising out of or relating to BNY’s breach of certain obligations set forth in the BNY Custodial Services Agreement, including certain confidentiality obligations, business continuity and disaster recovery obligations, any warranty, BNY’s willful misconduct, bad faith, gross negligence or fraud or any fines, penalties, sanctions, or similar charges levied on or imposed upon the Trust by any governmental or regulatory authority arising out of or relating to BNY’s acts or omissions under the BNY Custodial Services Agreement.
Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows, among others: (i) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) (1) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability and (2) $5 million, and (B) the value of the supported ether on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (iv) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s ether or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by Coinbase Custodian may be insufficient to cover its liabilities to the Trust.
The Ether Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, material violation of applicable law or willful misconduct, the Ether Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Ether Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.
BNY may terminate the BNY Custodial Services Agreement upon ninety (90) days’ prior notice for any reason, or upon thirty (30) days’ prior written notice if any regulator or governmental authority so requests or if continuing would place BNY, the Trust, or any of their affiliates in breach of applicable law.
Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing ninety (90) days’ prior notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.
The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Delegated Sponsor may, with the approval of the Cayman Trustee, terminate ether custodians at any time. The Delegated Sponsor may also replace the Ether Custodians for the Trust’s ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such ether custodians. Should the Delegated Sponsor choose to terminate an ether custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on periodic Exchange Act reports or in its annual or quarterly reports.
STAKING OF THE TRUST’S ASSETS
Overview of the Staking Program
Pursuant to the Trust’s investment objective, the Trust intends to engage in Staking Activities with respect to a portion of its ether holdings in order to earn staking rewards.
Under the Trust’s staking program, the Delegated Sponsor monitors and adjusts the amount of the Trust’s ether to be staked in accordance with the Trust’s liquidity risk management policy. The Delegated Sponsor may instruct one or more Ether Custodians to stake the Trust’s ether. The Ether Custodians, which control the private keys to the Trust’s ether, send the Trust’s Staked Assets from the Trust’s Cold Vault Balance to the Ethereum network’s Protocol Staking Deposit Contract. The Ether Custodians designate (i) the Staking Services Provider as the validator in connection with a specified amount of the Trust’s Staked Assets, giving the Staking Services Provider access to a set of Validator Keys relating to such Staked Assets that the Staking Services Provider can use to perform Validation Activities, and (ii) the Trust’s own Cold Vault Balance as the withdrawal address for both staking rewards and the underlying staked assets themselves after they are un-staked by the Ether Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction. The Staking Services Provider then uses the Validator Keys to perform Validation Activities, operating validator software, including validator nodes, with the Trust’s Staked Assets staked with such Staking Services Provider subject to slashing if the Staking Services Provider commits certain forms of misconduct when performing Validation Activities. The Staking Services Provider does not control the private keys to transfer or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, the Staked Assets are locked in the Ethereum network’s Protocol Staking Deposit Contract until un-staked by the Ether Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets (and any related rewards) are transferred programmatically to the Cold Vault Balances at the Ether Custodians. The Staking Services Provider is the node operator and is obligated to perform Validation Activities with the Trust’s Staked Assets consistent with the terms of the Trust’s agreements with Staking Services Providers. The Trust retains control and ownership of the Trust’s staked ether because the Ether Custodians control the private keys to the Trust’s Staked Assets. Validator Keys do not give the Staking Services Provider the ability to transfer the Trust’s Staked Assets, and the Trust’s Staked Assets are never transferred to a wallet address of the Staking Services Provider; furthermore, the Protocol Staking Deposit Contract is a smart contract that has no associated private keys and, upon un-staking, programmatically transfers the Trust’s Staked Assets back to the Trust’s Cold Vault Balances at the Ether Custodians. The Trust also retains control given that the Delegated Sponsor (rather than the Staking Services Provider) will retain the ability through the Ether Custodians to un-stake its ether at any time in accordance with the Trust’s liquidity risk management policy (subject to Ethereum network processes and delays). The Trust’s agreements with the Staking Services Providers and Coinbase also specifically provide that the Staked Assets belong to the Trust and neither the Staking Services Providers nor Coinbase have any ownership or property interest in the Trust’s Staked Assets. The Trust’s agreements with Staking Services Providers require each Staking Services Provider to maintain Validator Keys that solely correspond to Staked Assets of the Trust and not commingle the staked assets of any other person (such as the Staking Services Provider or others who stake to the Staking Services Provider) with the Staked Assets of the Trust, despite the Trust delegating the validation rights to the Trust’s Staked Assets to the Staking Services Provider, which may serve as a staking services provider for other persons and, as a result, hold other validator keys and perform validation activities corresponding to staked ether belonging to other ether holders. Staking will be a passive activity for the Trust, as it relies on Provider-Facilitated Staking, and will not operate its own node or perform validation activities on its own. Moreover, the Trust’s role will be limited to determining, from time to time, what portion of the Trust’s ether to stake and un-stake so as to maintain sufficient Trust assets to satisfy all outstanding redemption orders, and informing the Staking Services Provider(s) of those determinations. Under normal market circumstances, and in accordance with the Trust’s liquidity risk management policy, the Delegated Sponsor intends to stake 50 to 80% of the Trust’s ether.
Staking Services Providers
One or more Ether Custodians may stake the Trust’s ether with one or more third-party Staking Services Providers selected by the Delegated Sponsor based on a range of factors, including, but not limited to, the performance, reliability, and reputation of each Staking Services Provider, including uptime, slashing history, and rewards earned. Staking Services Providers are required to operate validators in accordance with industry standard performance and security practices, including maintaining high validator uptime and implementing software designed to optimize staking rewards; however, such requirements do not eliminate the risk of missed rewards, slashing, or other protocol level penalties.
The Staking Services Provider shall exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Trust’s Staking Activities. The Ether Custodians will maintain exclusive possession and control of the private keys associated with transferring any staked ether at all times while Staking Service Providers will maintain exclusive possession and control of the private keys associated with ether validation activities at all times. Staking activity on the Ethereum network involves the delegation of ether to validators and carries certain risks. Misbehavior or poor performance by validators may result in such validators receiving reduced staking rewards for an epoch during which they misbehaved or performed poorly. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Provider may be removed which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Additionally, as part of the “activating” and “exiting” (followed by withdrawal) processes of staking, staked ether will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. During activation and withdrawal, the Trust’s staked assets will not earn any rewards. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol, and is followed by a protocol-administered withdrawal process, which takes additional time to complete. As part of these “activation,” “exiting” and withdrawal processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activation and exit/withdrawal periods are dependent on a range of factors, including network conditions. In periods of low demand, un-staking may be completed within days, while in periods of elevated exit activity the process may take multiple weeks or months to complete.
The Ethereum protocol limits how many validator activations and exits per epoch through “churn limits,” which scale with the total number of active validators. These limits govern activations and exits and help preserve network stability. Following recent parameter changes, the protocol allows up to 8 validators per epoch to become active, with activation wait times increasing proportionally as the activation queue grows. Ethereum measures time in 12 second “slots” and 32 slot “epochs” (~6.4 minutes). When queues are minimal, activation to the active validator set can be completed in roughly 14 hours, representing the minimum possible path. Protocol changes, yield shifts, or large inflows, can cause the activation queue to extend for days, weeks, or even months, delaying when staked ether begins accruing consensus rewards. While in the activation queue, the Trust’s ether will not accrue rewards.
The activation process requires (1) transferring the ether deposit to the Protocol Staking Deposit Contract, (2) waiting in the activation queue for new validators, and (3) an additional delay of four epochs (approximately 25 minutes) before rewards start accruing. On the Ethereum network, a maximum of 256 staked ether can be activated as new validators per epoch (approximately every six minutes), or about 57,600 ether per day. As of July 6, 2026, the validator activation queue on the Ethereum network comprised of roughly 2,710,876 ether with an approximate wait time of 47 days.
In certain circumstances, a Staking Services Provider may be obligated to compensate the Trust for losses resulting from slashing events attributable to the validator’s failure to perform its obligations in accordance with applicable standards. Such compensation, if any, is subject to conditions, exclusions, evidentiary requirements, and timing delays, may not apply to protocol wide events or software failures, and may not fully offset the Trust’s losses. There can be no assurance that any such compensation will be available, in whole, in part, or at all, timely, or sufficient.
Allocation of Staking Rewards
The Trust expects to receive certain staking rewards from Staking Activities, which would be treated as giving rise to taxable income for U.S. federal income tax purposes under current IRS guidance. See “U.S. Federal Income Tax Consequences” for further description of the tax implications of the activities of the Trust. There is no guarantee that the Trust will receive any rewards with respect to staked ether. Past rewards are not indicative of future rewards. The Trust will pay a “Staking Fee” which is the aggregate of the Ether Custodians’ and Staking Services Providers’ respective shares of staking rewards, in accordance with the Staking Services Agreements. The Delegated Sponsor does not receive or retain any portion of the staking rewards earned by the Trust. The Ether Custodians’ and Staking Services Providers’ share of such staking rewards is expected to comprise an aggregate of 5% of the gross staking rewards. The Trust will retain the remainder of such gross staking rewards. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust.
The Staking Services Providers will exercise no discretion as to the amount of the Trust’s ether to be staked or the timing of the Staking Activities. While the Trust seeks to stake a maximum of 80% of its ether holdings, the amount of ether that remains un-staked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Under normal market circumstances, and in accordance with the Trust’s liquidity risk management policy, the Delegated Sponsor intends to stake 50 to 80% of the Trust’s ether, although the amount of ether that is staked may be lesser or greater from time to time. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust, as determined by the Delegated Sponsor based on a variety of factors. In determining how to stake the ether held by the Trust, and how much ether to stake, the Trust’s model operates on the following key parameters:
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Unbonding period: The number of days required for unbonding staked assets as dictated by the Ethereum protocol;

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ETF Historical redemption patterns: The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

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Size of the Trust & Concentration: A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

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Staking Services Provider performance: The model takes into account the performance, reliability, and reputation of staking services providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

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Market conditions monitoring: The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Trust intends to make available on its website the current percentage of the Trust’s ether being staked on a daily basis.
The rewards owed or paid to the Ether Custodians as compensation for the Staking Services Providers reduce the amount of ether rewards that are generated from the Staking Activities that are available in the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to compensation determined as a portion of the staking rewards (the “Staking Provider Consideration”). The Staking Provider Consideration is paid directly to the Staking Services Provider from the staking rewards or indirectly through the Ether Custodians’ own accounts. The Staking Services Providers and Ether Custodians are expected to receive an aggregate of 5% of the staking rewards, with the remainder being retained by the Trust. Staking rewards will be added to the Trust’s assets and accrete to NAV, and NAV per share would be expected to increase until distributed. The Trust intends to distribute net staking rewards directly to Shareholders monthly (but at least quarterly) in accordance with current IRS guidance.

The Trust intends to pay cash distributions monthly (but at least quarterly) to Shareholders to distribute staking rewards earned by the Trust. Quarterly distributions are intended to represent all staking rewards accrued during the quarter. These rewards accrue in ether, and at quarter-end, the Trust intends to sell an equivalent amount of ether to fund the cash distribution. The Trust expects to fund the distribution solely from liquid (unbonded) ether held by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of ether held by the Trust, the percentage of the Trust’s ether that is staked, network staking participation rates, protocol reward rates on the Ethereum Network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned.
Liquidity Risk Policies and Procedures
The Trust’s objective is to maximize the percentage of its ether that is staked, while maintaining a portion of its ether in unstaked form (the “Liquidity Sleeve”) solely to support sufficient liquidity for redemptions in accordance with applicable exchange listing rules. To implement this objective, the Delegated Sponsor sets a target range for the portion of ether remaining unstaked (the “Utilization Rate” or “UR”), which is determined based on factors relating solely to the requirement under applicable rules requiring that the Trust have sufficient unstaked ether readily available to meet redemption requests, including:
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protocol-specific lock-up or unbonding periods, and whether such periods are fixed or variable;

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the Trust’s historical redemption activity during comparable lock-up horizons;

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utilization rates and drawdowns observed for related assets, both domestically and abroad, including under specific timeframes;

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the size of the Trust’s assets under management;

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the concentration and distribution of the investor base;

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the reliability and performance of staking services providers, including uptime and slashing history;

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secondary market indicators such as share trading volume, bid-ask spreads, and premiums/discounts; and

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broader forward-looking market conditions, including liquidity regimes, network events, and protocol upgrades.

In no case will the Liquidity Risk Policy be applied, nor will the Utilization Rate or Liquidity Sleeve be adjusted, for the purpose of allowing the Trust to take advantage of variations in the market to increase the value of the investments of the Trust or its investors, including variations based on the value of ether or the amount of staking rewards.
The Delegated Sponsor will convene an internal committee to periodically review the Utilization Rate and the size of any liquidity reserve, based on the foregoing factors. The committee may be convened at any time to align on the range of the Utilization Rate that is prudent to enable the Trust to meet redemptions. This Policy will be revised in accordance with changes adopted by the committee to the Utilization Rate or liquidity reserve range.
In addition to maintaining a liquidity reserve in accordance with its Utilization Rate analysis, the Trust may hold ether in unstaked form: (a) on a short-term, temporary basis, in connection with (i) the sale of ether for cash to pay Trust expenses, (ii) creation and redemption orders, (iii) the receipt of staking rewards, or (iv) the sale of ether for shareholder distributions; and (b) in connection with (i) obtaining or disposing of ether through a “contingent liquidity arrangement” described in section 6.02(12) of Rev Proc 2025-31, (ii) the sale of ether for cash in connection with the Trust’s liquidation, (iii) the need to take protective measures against potential systemic vulnerabilities in the Ethereum network’s protocol, the staking smart contracts, or the validator client software, (iv) the cessation of the arrangement between the Trust and the Custodian (including any temporary suspension or unstaking instruction intended to protect the Trust’s assets against the risk of loss of ownership of the staked digital assets), but only with respect to the ether affected by the cessation, (v) the cessation of the arrangement between the Custodian and a Staking Services Provider (including any temporary suspension or unstaking instruction intended to protect the Trust’s assets against the risk of loss of ownership of the staked digital assets), but only with respect to the staked digital assets affected by the cessation, or (vi) a change in applicable law or regulation.
The Delegated Sponsor will seek to maintain the ratio between staked and unstaked ether within the applicable Utilization Rate range and will rebalance the Trust’s ether holdings to align with the applicable Utilization Rate range as soon as and to the extent reasonably practicable. If redemption activity pushes the staked portion above the Trust’s target range, the Delegated Sponsor will initiate un-staking to bring the Trust back within its liquidity parameters.
The Trust has written liquidity risk policies and procedures reasonably designed to address the redemption risks specified in the generic listing standards. In accordance with the generic listing standards, those liquidity policies address:
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the Trust’s investment strategy and liquidity of the Trust’s assets during normal and stressed conditions, including whether the investment strategy is appropriate for effective and efficient arbitrage;

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holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources; and

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the percentage and description of the Trust’s assets that are segregated, pledged, hypothecated, encumbered, or otherwise restricted or prevented from being liquidated, sold, transferred, or assigned.

There can be no assurance that the Trust will be able to immediately satisfy all redemption requests under all market conditions. Redemption timing may be impacted by multiple factors, including, without limitation, blockchain-level restrictions, Staking Services Provider performance, or extraordinary redemption activity, each of which may be out of the Trust’s or Delegated Sponsor’s control. Creation and redemption processes in a delayed settlement scenario are described in the Prospectus. In stressed conditions, there remains a risk that redemptions exhaust the Trust’s liquidity reserves, that liquidity management policies are unable to sufficiently adjust, and that the Trust is unable to meet redemptions in the typical settlement cycle. In that situation, the Delegated Sponsor plans to initiate a coordinated redemption workflow whereby the Delegated Sponsor will alert the Trust’s Authorized Participants in a timely fashion and transparently work with Authorized Participants to facilitate an orderly settlement of redemption orders. The Trust will file a Current Report on Form 8-K if such stressed conditions occur. During stressed conditions, the Delegated Sponsor plans to prioritize redemptions over distribution of staking rewards and payment of fees. Staking reward distributions and fees will continue to accrue during the delayed redemption period. After redemptions have been paid and the Delegated Sponsor has determined, in its discretion, that stressed conditions no longer persist, the Delegated Sponsor will resume its ordinary procedures to pay the Staking Services Provider’s fee, the Delegated Sponsor’s staking fee, the Delegated Sponsor’s management fee, and distributions of staking rewards, including, in each case, any delinquent amounts.
The Trust is permitted to hold only the underlying ether, but to the extent the Delegated Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, the Trust may enter into cash, and borrowing arrangements and other funding sources.
PRIME BROKER
Pursuant to the Prime Broker Agreement, a portion of the Trust’s ether holdings and cash holdings from time to time may be held with the Prime Broker, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee. The amount of ether that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee.

The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, add or terminate prime brokers at any time. The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.
These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell ether on behalf of clients (each such venue, a “Connected Trading Venue”). The Prime Broker is not required to hold any of the ether in the Trust’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Trust nor the Delegated Sponsor can control the method by which the Prime Broker holds the ether credited to the Trust’s Trading Balance. Within the Trust’s Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Broker’s ether (and cash) held on behalf of the Prime Broker’s customers.
Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Delegated Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Delegated Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Delegated Sponsor, the percentage of ether that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Delegated Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.
The Prime Broker is not required by the Prime Broker Agreement to hold any of the ether in the Trust’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Trust nor the Delegated Sponsor can control the method by which the Prime Broker holds the ether credited to the Trust’s Trading Balance.
To the extent the Trust sells ether through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include exchanges and non bank market makers.
Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of ether by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Delegated Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Delegated Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to a Coinbase owned execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with Coinbase filling orders from inventory when small residual fills are below minimum Connect Trading Venue size as well as trading on Prime for operational purposes, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge. As a result of these and other conflicts, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.
Either party may terminate the Prime Broker Agreement in its entirety for any reason by providing at least ninety (90) days’ prior written notice to the Trust.
The Prime Broker may, in its sole discretion, suspend, restrict or terminate the Trust’s prime broker services, including by suspending, restricting or closing any account of the Trust covered under the Prime Broker Agreement immediately upon an Event of Default, at any time and with prior notice to the Trust.
For purposes of the Prime Broker Agreement, an “Event of Default” shall mean: (i) the Trust materially breaches any provision of this Prime Broker Agreement and such breach is not cured within one (1) business day after notice of such breach is given to Trust in the case of a payment-related breach or is not cured within seven (7) business days after notice of such breach is given to Trust in the case of a non-payment related breach; (ii) the Trust breaches any of the representations or warranties contained in the Prime Broker Agreement; (iii) a default or event of default under, or termination of, any other agreement between the Trust and the Prime Broker or its specified affiliates; (iv) the Trust takes any action to dissolve or liquidate, in whole or part; (v) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (vi) the Trust becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (vii) termination is required pursuant to a court order or binding order of a government authority; (viii) the Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance, in relation to any account or the Trust’s use of the prime broker services; and (ix) The Prime Broker reasonably suspects Trust of attempting to circumvent the Prime Broker’s controls or uses the Prime Broker’s services in a manner the Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties, and Trust fails to provide the Prime Broker written evidence reasonably acceptable to the Prime Broker of Trust’s non-circumvention of such controls within three (3) business days following written notice from the Prime Broker.
The Trust may terminate the Prime Broker Agreement upon prior notice to the Prime Broker upon an event which constitutes a “Coinbase Event of Default.” A “Coinbase Event of Default” means (i) the Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) the Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; or (iii) the Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy.
A decision by the Prime Broker to take certain actions, including suspending, restricting or terminating the Trust’s accounts covered under the Prime Broker Agreement, may be based on confidential criteria that are essential to the Prime Broker’s risk management and security practices and agrees that the Prime Broker is under no obligation to disclose the details of its risk management and security practices to the Trust. The parent company of the Prime Broker, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”). This policy covers the loss of client assets held by the Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of their customers, is not specific to the Trust or to customers holding ether with the Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: in no event shall the Prime Broker or its specified affiliates be responsible or liable for any loss, claim, or damage suffered by the Trust, except to the extent that such loss, claim, or damage directly resulted from the negligence, willful misconduct, or fraud of the Prime Broker or its specified affiliates. Neither the Prime Broker nor its specified affiliates shall be liable for any loss caused directly or indirectly by (a) the failure of the Trust to adhere to the Prime Broker’s policies and procedures that have been disclosed to the Trust, (b) any failure or delay to act by any service provider to the Trust, or (c) any system failure (other than a system failure caused by the gross negligence, willful misconduct, or fraud of the Prime Broker or its specified affiliates) that prevents the Prime Broker or any of its specified affiliates from fulfilling its obligations under the Prime Broker Agreement. Other than with respect to claims and losses arising from fraud or willful misconduct, among others, the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected ether giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s violation of any law, rule or regulation with respect to the provision of its services, the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Trust and the Prime Broker and its affiliates (including Coinbase Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.
In connection with the Prime Broker Agreement, the Trust expects to enter into a Trade Financing Agreement with Coinbase Credit, Inc., pursuant to which the Trust may borrow ether or cash as Trade Credit from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance. This allows the Trust to buy or sell ether through the Ether Counterparty in an amount that exceeds the cash or ether credited to the Trust’s Trading Balance at the Ether Counterparty at the time such order is submitted to the Ether Counterparty. This is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Delegated Sponsor Fee and any other Trust expenses not assumed by the Delegated Sponsor, to the extent applicable, in a timely manner by seeking to lock in the ether price on the trade date for creations and redemptions or the payment date for payment of the Delegated Sponsor’s Fee or, to the extent applicable, any other Trust Expenses not assumed by the Delegated Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Ether Counterparty prior to purchasing the ether or for the ether held in the Cold Vault Balance to be transferred to a Trading Balance prior to selling the ether.
In connection with a creation, the Trust may first borrow cash from the Lender using the Trade Financing Agreement and then purchase ether. In connection with a redemption order, the Trust may first borrow ether from the Lender using the Trade Financing Agreement and then sell such ether. In the event Trade Credits are unavailable from the Lender or become exhausted, the Delegated Sponsor may require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner, and the Trust may be required to pre-fund its Trading Balance with ether transferred from its Cold Vault Balance in order for a redemption order to be settled in a timely manner.
Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of ether associated with the purchase order, the Trust may borrow Trade Credits in the form of cash from the Lender pursuant to the Trade Financing Agreement or may require an Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase ether through a Ether Counterparty on trade date, with such ether being deposited in the Trust’s Trading Balance. For settlement of a redemption, the Trust delivers Shares to the Authorized Participant in exchange for cash received from an Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Lender. Any Financing Fee owed to the Lender shall be deemed part of trade execution costs and embedded in the trade price for each transaction and therefore is the cash-denominated responsibility of the applicable Authorized Participant. To the extent this position changes and Financing Fees owed to the Lender would be a responsibility of the Trust, such expenses could impact the net assets of the Trust over time by increasing the operational expenses of the Trust.

The Trust is currently not aware of the maximum amount of Trade Credit, but such maximum amount of Trade Credit may exist at some point in the future.
The Lender is not obligated to extend Trade Credits to the Trust. To the extent Trade Credits are extended, the Lender may do so up to an authorized amount (the “Authorized Amount”) for use on the Prime Broker’s Trading Platform. Once the Lender has approved the Trust to receive Trade Credits up to the Authorized Amount, the Trust may place orders up to amounts up to the then-current amount available to the Trust to place orders (the “Available Balance”). The Authorized Amount will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust. The Lender will only extend Trade Credits to the Trust to the extent such ether or cash is actually available to the Lender. For example, if the Lender is unable to itself borrow ether to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Lender in good faith and in its sole discretion), the Lender is not obligated to extend Trade Credits to the Trust. The Lender is under no obligation to continue to provide Trade Credits for certain specific fiat currencies and/or digital assets, and Lender may impose black-out periods during which Trade Credits for currencies or digital assets may be unavailable.
To the extent that Trade Credits are not available, (i) there may be delays in the selling of ether, (ii) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (iii) the execution price associated with such trades may deviate significantly from the Pricing Benchmark price used to determine the Trust’s NAV. To the extent that the execution price for sales of ether deviates significantly from the Pricing Benchmark price used to determine the NAV of the Trust, the remaining Shareholders may be negatively impacted. If Trade Credits are unavailable to the Trust, the Trust must pre-fund its Trading Balance with cash and/or ether in order to sell ether through the Prime Broker.
The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Lender to the Trust. Pursuant to the Trade Financing Agreement, the Trust is expected to grant a security interest in, lien on and right of set off against all of the Trust’s right, title and interest, the Trust’s Trading Balance and custodial account established pursuant to the Prime Broker Agreement and Custodial Services Agreements, in order to secure the repayment by the Trust of the Trade Credits and Financing Fees to the Lender. The Trust and Lender may terminate the Trade Financing Agreement immediately upon giving the other party written notice. Upon such notice of termination, the Coinbase Custodian and the Prime Broker have agreed to comply with instructions and entitlement orders from the Lender with respect to the disposition of the assets in the Trust’s Trading Balance without further consent by the Trust. In addition, the Coinbase Custodian has agreed to comply with instructions and entitlement orders from the Lender, as secured party, with respect to the disposition of assets in the Trust’s Custodial Account without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Lender on time and in full, the Lender shall have the right to instruct the Prime Broker (and the Prime Broker agrees to comply with such instruction) to transfer the Trust’s assets from the Trust’s Trading Balance to the Lender to repay the Trade Credit debt owed by the Trust to the Lender and/or liquidate or cancel outstanding orders. If the assets in the Trading Balance are not sufficient to satisfy all outstanding obligations, the Lender shall have the right to liquidate any and all of the Trust’s assets held in the Custodial Account to cover any remaining amounts owed. The fee on Trade Credits (the “Financing Fee”) will be a fixed amount to be determined.
Other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity, the Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement.
The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

FORM OF SHARES
Registered Form
Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Delegated Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.
Book Entry
Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.
DTC
DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.
TRANSFER OF SHARES
The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.
DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

AUDIT SEED/INITIAL SEED CREATION INVESTOR/SELLING SHAREHOLDER
The Delegated Sponsor served as the Audit Seed Investor to the Trust. On June 15, 2026, the Delegated Sponsor, in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising 5 Shares at a per-Share price of $20.00. Total proceeds to the Trust from the sale of these Seed Creation Baskets were $100.00. Delivery of the Seed Creation Baskets was made on June 15, 2026. These Seed Creation Baskets will be redeemed for cash prior to the effectiveness of the registration statement that this prospectus forms a part.
In connection with the initial listing of the Shares on the Exchange, we expect the Delegated Sponsor to purchase the initial seed creation baskets comprising 50,000 Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are anticipated to be $1 million. Prior to the listing of the Shares on the Exchange, the Trust expects to purchase ether with the proceeds of the Initial Seed Creation Baskets by transacting with a Ether Counterparty to acquire ether on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The ether acquired in connection with the Initial Seed Creation Baskets will be held by the Ether Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange.
The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
A Selling Shareholder may sell Shares owned by the Selling Shareholder directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”
PLAN OF DISTRIBUTION
Buying and Selling Shares
Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol “MSSE.” Shares are expected to be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.
Authorized Participants
The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.
The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.
Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.
Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.
While the Authorized Participants may be indemnified by the Delegated Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Delegated Sponsor for their purchases of Baskets.
CREATION AND REDEMPTION OF SHARES
The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of, in the event of an in-kind transaction, the amount of ether represented by the Baskets being created or redeemed, or in the event of a cash transaction, the amount of cash equivalent to the amount of ether represented by the Baskets being created or redeemed, the amount of which is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. For in-kind purchases, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant’s designated agent of, ether to the Trust’s account with the Ether Custodians in exchange for Shares. For in-kind redemptions, when Authorized Participants redeem Shares with the Trust, the Trust, through the Ether Custodians, will deliver ether to such Authorized Participants or a designated agent thereof, in exchange for their Shares.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. In May 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those digital assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Delegated Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the ether required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Delegated Sponsor.
Authorized Participants will deliver only cash or ether to create Shares and will (either directly, or through their designated agents) receive cash or ether when redeeming Shares.
The Ether Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s creation or redemption order. The Trust will create Shares by receiving ether from an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to deliver the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the ether to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the ether to the Trust.
The Trust will redeem Shares by delivering ether to an Ether Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Ether Counterparty to receive the ether. Further, the Ether Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the ether from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the ether from the Trust. The Ether Counterparty reserves the right to refuse or to cancel any pending redemption order at any time before the Delegated Sponsor places a redemption order.
Generally speaking, Ether Counterparties deliver ether related to the Authorized Participant’s purchase order to the Trust’s Cold Balances. Authorized Participants and Ether Counterparties are not required to maintain an account with the Ether Custodians.
Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of the Authorized Participant, as a cash liability, and not of the Trust or Delegated Sponsor.
Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
As part of this process the Delegated Sponsor assesses Ether Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Delegated Sponsor and (4) regulatory oversight. No affiliates of the Trust or the Delegated Sponsor are expected to serve as an Ether Counterparty.

Creations and redemptions will generally be “on-chain” transactions reflected in the Trust’s Cold Vault Balances. For example, transfers of ether to the Trust’s Cold Vault Balance are “on-chain” transactions represented on the Ethereum blockchain. When the Authorized Participant or its designated agent or client deposits ether related to the Authorized Participant’s purchase order to the Trust’s Cold Vault Balance, such transfer is an “on-chain” transaction that is recorded on the Ethereum blockchain.
Under certain circumstances, these transactions may be “off-chain” transactions that are represented in the books and records of the Prime Broker. For example, transfers of ether into the Trust’s Trading Balance are off-chain transactions. When the Authorized Participant or its designated agent or client deposits ether related to the Authorized Participant’s purchase order to the Trust’s Trading Balance, such transfer is an “off-chain” transaction that is represented in the books and records of the Prime Broker.
The Trust will be responsible for ether-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee. The Authorized Participant is responsible for only a cash liability relating to creation and redemption costs, such as trading fees and slippage.
Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Ether Custodians in order to facilitate settlement of the Shares and ether as described in more detail in the Creation Procedures and Redemption Procedures sections below.
The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.
Creation Procedures
On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets via a cash or in-kind transaction.
Purchase orders must be placed by 2:00 p.m., ET (in the case of cash orders) and 4:00 p.m., ET (in the case of in-kind orders), the close of regular trading on the Exchange, or another time determined by the Delegated Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.
Upon the Delegated Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Delegated Sponsor. Upon publication of the Trust’s NAV, the Delegated Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, ether entitlement and Authorized Participant details. On the settlement date, the Delegated Sponsor and Authorized Participant will settle entirely in cash.
Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. By placing a cash creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. By placing an in-kind creation order, an Authorized Participant agrees to facilitate the deposit directly, through its designated agents, of ether with the Ether Custodians.
To effectuate a cash creation order, the Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Delegated Sponsor, on behalf of the Trust, will instruct an Ether Counterparty to purchase the amount of ether equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting ether will be deposited in the Trust’s account with the Ether Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor.
To the extent the execution price of the ether acquired by the Ether Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the ether acquired by the Ether Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Delegated Sponsor.
No Shares will be issued unless and until the Delegated Sponsor and Transfer Agent have confirmed that any outstanding ether or cash (as applicable) due from the Authorized Participant has been settled with the Trust. Disruption of services at the Prime Broker or Ether Custodians would have the potential to delay settlement of the ether related to Share creations. To the extent the Ether Counterparty is not able to deliver ether associated with a cash purchase order as of a specified time on the settlement date, the Delegated Sponsor or Transfer Agent will cancel the purchase order. To the extent that ether transfers from the Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the Ethereum network, such ether will not be held in cold storage in the Vault until such transfers can occur.
For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s Ether Custodian account must be credited with the required ether by the end of the Business Day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the ether associated with a Creation Basket Deposit will be deposited with the Ether Custodians in the Trust’s Cold Vault Balance, although in some circumstances, ether may be deposited outside of cold storage. For example, portions of the Trust’s ether may be deposited and held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell ether including to pay Trust expenses, or to pay the Delegated Sponsor Fee. Upon receipt of the ether deposit amount in the Trust’s Ether Custodian account, or the cash deposit amount in the Trust’s Cash Custodian account, the Ether Custodians or the Cash Custodian, as applicable, will notify the Transfer Agent, the Authorized Participant, and the Delegated Sponsor that the ether or cash has been deposited. Upon confirmation by the Delegated Sponsor and Transfer Agent that any outstanding ether or cash due from the Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.
The Authorized Participant understands and agrees that in the event the Creation Basket Deposit is not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or ether due from the Authorized Participant has not been settled with the Trust, the applicable Purchase Order will be canceled by the Delegated Sponsor. In the event the Authorized Participant, or its designated agent, has not deposited the ether to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of ether at a later date, or (3) accept that the Trust will execute an ether transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant is responsible for the dollar cost of the difference between the ether price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the ether to the extent the price realized in buying the ether is higher than the ether price utilized in the NAV. To the extent the price realized in buying the ether is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered. For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive ether or will have its designated agent receive ether for the Shares delivered.
None of the Delegated Sponsor, the Trust, the Marketing Agent, or the Transfer Agent shall be liable to the Authorized Participant if an Ether Counterparty fails to deliver ether or cash, respectively, representing the Creation Basket Deposit for such Authorized Participant’s Purchase Order to the Trust’s account with the Ether Custodians or Cash Custodian, as applicable, unless such failure is due to an act or omission of the Delegated Sponsor or Trust.

Ether held in the Trust’s account with the Ether Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
Determination of Required Deposits
For a creation, the total amount of ether (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of ether or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Delegated Sponsor.
The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of ether represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of ether that may occur. Each night, the Delegated Sponsor will publish the amount of ether that is represented by each Basket Deposit.
Delivery of Required Deposits
An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after the Ether Custodians receive the required ether (for in-kind creations) or a Cash Custodian receives the required cash (for cash creations), the Delegated Sponsor will notify the Transfer Agent that the ether or cash, as applicable, has been received, and the Transfer Agent and Delegated Sponsor will then determine whether any outstanding cash or ether due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the Business Day following the purchase order date.
Suspension or Rejection of Purchase Orders
The Delegated Sponsor may, in its discretion, suspend the right to submit purchase orders, or postpone the purchase settlement date (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which acceptance, delivery, or evaluation of ether is not reasonably practicable, or (3) for such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders. For example, the Delegated Sponsor may determine that it is necessary to suspend purchase orders to allow for the orderly acquisition of the Trust’s assets or to protect existing Shareholders from dilution. If the Delegated Sponsor has difficulty acquiring ether positions, e.g., because of a market disruption event, extreme price volatility, or unanticipated constraints on ether custody capacity, it may be appropriate to suspend purchase orders until such time as such circumstances are rectified. None of the Delegated Sponsor, the person authorized to take purchase orders in the manner provided in the Authorized Participant Agreement, or the Ether Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Delegated Sponsor or its designee has the absolute right, but does not have any obligation, to suspend or reject any purchase order or Basket Deposit if the Delegated Sponsor determines that:
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the purchase order or Basket Deposit is not in proper form;

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it would not be in the best interest of the Shareholders of the Trust;

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the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

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the acceptance or receipt of which would, in the opinion of counsel to the Delegated Sponsor, be unlawful; or

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circumstances outside the control of the Trust, the Delegated Sponsor, the Marketing Agent or the Ether Custodians make it, for all practical purposes, not feasible to process Creations Baskets (including if the Delegated Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Delegated Sponsor, the Transfer Agent or the Ether Custodians will be liable for the suspension or rejection of any purchase order or Basket Deposit.
The Delegated Sponsor will notify Shareholders of a suspension of any creation order in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. The Delegated Sponsor shall notify the Authorized Participant of a rejection or revocation of any Purchase Order. The Delegated Sponsor is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Delegated Sponsor or the Trust incur any liability for the failure to give any such notification. The Trust and the Delegated Sponsor may not revoke a previously accepted Purchase Order.
Redemption Procedures
On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when the Exchange is closed for regular trading.
Sell orders must be placed by 2:00 p.m., ET (in the case of cash orders) and 4:00 p.m., ET (in the case of in-kind orders), or the close of regular trading on the Exchange, or another time as determined by the Delegated Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.
Upon the Delegated Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Delegated Sponsor. Upon publication of the Trust’s NAV, the Delegated Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, ether entitlement and Authorized Participant details. On the settlement date, the Delegated Sponsor and Authorized Participant will settle entirely in cash in the case of a cash redemption and in ether in the case of an in-kind redemption.
Because the Shares associated with the redemption order may not be available at the time that the Authorized Participant places the redemption order, the Delegated Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Delegated Sponsor, on behalf of the Trust, will instruct the Ether Counterparty to convert ether into cash by effectuating an ether sale executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).
The redemption distribution due from the Trust is delivered to the Ether Counterparty on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Delegated Sponsor determines that the Shares have been received in the Trust’s DTC account, the Delegated Sponsor authorizes the Ether Custodians to transfer the redemption ether amount from the Trust’s Ether Custodian account to the Ether Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.

Upon receipt of the redemption distribution of ether by the Ether Counterparty, the Ether Counterparty, as a counterparty to the Trust, shall convert the ether associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of ether will be made from the Trust’s Cold Vault Balance with the Ether Custodians, although in some circumstances, ether may be transferred from outside of cold storage.
To effectuate a redemption order via an in-kind transaction, the Trust, through an Ether Custodian, will deliver ether to an Authorized Participant, or designed agent thereof, in exchange for Shares.
Ether held in the Trust’s account with the Ether Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
Determination of Redemption Distribution
The redemption distribution for cash redemptions from the Trust consists of a transfer to an Ether Counterparty of an amount of ether equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of ether to be converted by the Trust to cash for settlement with the redeeming Authorized Participant. The redemption distribution for in-kind redemptions from the Trust consists of a transfer to the Authorized Participant or its designated agent of an amount of ether equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order.
Delivery of Redemption Distribution
In the case of a cash redemption, the Trust, through the Cash Custodian, will deliver cash to the Authorized Participants when they redeem Shares with the Trust. This distribution of cash will be delivered to the Authorized Participant on the Business Day following the Redemption Order Date if the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Trust will deliver ether to the Authorized Participants (or their designated agents) when they redeem Shares with the Trust. This distribution of ether will be delivered to the Authorized Participant (or its designated agent) on the Business Day following the Redemption Order Date if the Trust’s DTC account has been credited with the baskets to be redeemed by such time. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.
Suspension or Rejection of Redemption Orders
The Delegated Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable, or (3) for such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders. For example, the Delegated Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Delegated Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Delegated Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Ether Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
Redemption orders must be made in whole Baskets. The Delegated Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Delegated Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Delegated Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Ether Custodians make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Delegated Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 10,000 Shares (i.e., 1 Basket) or less.
The Delegated Sponsor will notify Shareholders of a suspension of any redemption order in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. The Delegated Sponsor shall notify the Authorized Participant of a rejection or suspension of any redemption order via periodic Exchange Act reports, a prospectus supplement, or the Delegated Sponsor’s website. The Delegated Sponsor is under no duty, however, to give notification of any specific defects or irregularities nor shall the Delegated Sponsor or the Trust incur any liability for the failure to give any such notification. The Trust and the Delegated Sponsor may not revoke a previously accepted redemption order.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Delegated Sponsor. The Delegated Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.
Tax Responsibility
Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Delegated Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.
Secondary Market Transactions
As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of ether, or ether, represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.
As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.
Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ether or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust or the Delegated Sponsor and no such person has any obligation or responsibility to the Delegated Sponsor or the Trust to effect any sale or resale of Shares.
Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of ether.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Ether Custodians on behalf of the Trust, during which time they may be employed in Staking Activities, until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Delegated Sponsor, which may be facilitated by the Ether Custodians to pay fees due to the Delegated Sponsor and Trust expenses and liabilities not assumed by the Delegated Sponsor.
Staking rewards received by the Trust from staking, net of the Staking Fee, are intended to be distributed monthly (but at least quarterly) by the Trust. The Delegated Sponsor intends to arrange for the conversion of all such staking rewards received by the Trust and available for distribution prior to the intended distribution date, net of the Staking Fee, to U.S. dollars shortly before the intended distribution, at the price available through Ether Counterparties which the Delegated Sponsor is able to obtain using commercially reasonable efforts. If no staking rewards from staking have been received by the Trust and is available for distribution prior to the intended distribution date, such as during the activation process for staking (when the Trust’s assets will be staked, but no rewards will be earned yet), or during stressed conditions in which, consistent with the Trust’s Ethereum Staking Liquidity Risk Policy, the Delegated Sponsor chooses to prioritize using un-staked ether to meet redemptions over distribution of staking rewards, or due to failures, delays, or defaults by the Trust’s service providers, no distribution of staking rewards will be made at that time. See “Risk Factors- Risks Associated with Ether and the Ethereum network- No guarantee of staking rewards.”
OWNERSHIP OF BENEFICIAL INTEREST IN THE TRUST
The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.
All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Delegated Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.
The Delegated Sponsor will have full power and authority, in its sole discretion as a delegate of the Cayman Trustee, without seeking the approval of the Trustees or the Shareholders (a) to authorize the division of the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Delegated Sponsor will determine, (b) to authorize the issuance of Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Delegated Sponsor may deem appropriate, (c) to authorize the division or combination of the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (d) to take such other action with respect to the Shares as the Delegated Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Delegated Sponsor may otherwise determine from time to time. The Delegated Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.
CONFLICTS OF INTEREST
There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Delegated Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Delegated Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The Delegated Sponsor has implemented policies and procedures reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest.
The officers, directors and employees of the Delegated Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.
The Delegated Sponsor has the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with Shareholders’ best interests. Shareholders have very limited voting rights, which limits their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.
The Delegated Sponsor serves as the delegated sponsor to the Trust. The Delegated Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Delegated Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Delegated Sponsor’s assets to decrease. If the Delegated Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.
Furthermore, the Delegated Sponsor or its affiliates may participate in transactions related to ether, either for their own account or for the account of a client. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether. In addition, the Delegated Sponsor or its affiliates may act in other capacities with regard to other investment products offered by either party.
The Delegated Sponsor or its affiliates (but not the Trust) may issue derivative instruments relating to ether. The Delegated Sponsor’s affiliate(s) may offer investment products that offer short exposure to ether and does offer other products that offer long exposure to ether, which may take market share from the Trust or affect the value of ether or an investment in the Trust. Introduction of such competing products may affect the market value of ether and an investment in the Trust. The Delegated Sponsor and its affiliated companies may also receive non-public information relating to ether and neither the Delegated Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.
The Delegated Sponsor and its employees and affiliates may engage in long or short transactions in ether in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.
Records of trading by these parties will not be available for inspection by Shareholders. Because these parties may trade ether for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in ether which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.
If the Delegated Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Delegated Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Delegated Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.
From time to time, a portion of the Trust’s ether holdings and cash holdings may be held with the Prime Broker, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee. For a discussion on the potential conflicts of interest associated with such an arrangement, see “Prime Broker.”
The Cayman Trustee is responsible for supervising the Delegated Sponsor’s performance of Delegated Duties and retains reserved powers requiring the Delegated Sponsor to obtain the Cayman Trustee’s prior written consent for certain material actions. However, the Cayman Trustee is itself a paid service provider to the Trust and receives fees and expense reimbursements that continue so long as the Trust and the Delegation Agreement remain in effect. This creates an inherent tension between the Cayman Trustee’s role as supervisory principal and its financial interest in the continuation of the current arrangement.
Resolution of Conflicts Procedures
The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Delegated Sponsor or any of its Affiliates, on the one hand, and the Trust, any Shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Delegated Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other person, the Delegated Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Delegated Sponsor, the resolution, action or terms so made, taken or provided by the Delegated Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Delegated Sponsor at law or in equity or otherwise.
DUTIES OF THE DELEGATED SPONSOR AND THE TRUSTEE
Under the Trust Agreement, the Cayman Trustee has certain enumerated duties and responsibilities for the operation and management of the Trust, substantially all of which have been delegated to the Delegated Sponsor, as described below.
The general fiduciary duties which would otherwise be imposed on the Cayman Trustee (and any that may be imposed on the Delegated Sponsor) (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).
Pursuant to the Delegation Agreement, the Delegated Sponsor will have the following duties:
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To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, except as noted below regarding the Ether Custodians or other security vendors;

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To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust;

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To cause legal title to any Trust property to be held by or in the name of the Delegated Sponsor, or to have any contract entered into in the name of the Delegated Sponsor, on such terms as the Delegated Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

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To purchase, sell, exchange, hold, and otherwise trade ether through one or more exchanges, brokers, custodians, or other counterparties, on such terms and at such times as the Cayman Trustee deems advisable in furtherance of the Trust’s purposes;

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To appoint the custodian or other security vendors for the Trust;

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To terminate (without a replacement) the custodian or other security vendors for the Trust, with the prior approval of the Cayman Trustee;

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To maintain control over the Custody Account;

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To deposit, withdraw, pay, retain and distribute the assets of the Trust Estate or any portion thereof;

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Supervise the preparation of any offering materials for the Trust and supplements and amendments thereto;

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Pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

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Arrange for and manage the exchange listing of the shares of the Trust;

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Delegate those of its duties hereunder to one or more service providers, including but not limited to:

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the Administrator

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the Transfer Agent

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the Ether Custodians

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the Benchmark Provider

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the Marketing Agent

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the Staking Services Providers

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Authorized Participants

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insurer(s)

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any other service provider(s) as needed

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Recommend such other services as the Delegated Sponsor believes that each Trust may from time to time require for approval by the Cayman Trustee and perform such services upon the Cayman Trustee’s approval;

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Effect the provisions of the Trust Agreement regarding forks, clones, airdrops and the like and exercise discretion regarding hard forks;

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Sole discretion, without seeking the approval of the Cayman Trustee or the Trust’s Shareholders:

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to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Delegated Sponsor will determine;

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to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Delegated Sponsor may deem appropriate;

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make such rules as it considers appropriate for the issuance of share certificates, transfer of shares, and similar matters; and

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to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held.

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The discretion, with the approval of the Cayman Trustee but not the Trust’s Shareholders:

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to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Shareholders of the Trust as the Delegated Sponsor may from time to time determine; and

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to take such other action with respect to the shares as the Delegated Sponsor may deem desirable.

The Cayman Trustee will retain the following non-delegable responsibilities:
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Ultimate responsibility for the performance of all management duties delegated to the Delegated Sponsor, including ongoing oversight and monitoring and taking any steps as necessary to address any material deficiency in that performance;

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Approval rights over the termination of the custodian or other security vendors;

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Approval rights over the establishment, designation, changes in any manner to and the fixing of such preferences, voting powers, rights, duties and privileges of the Shareholders the Trust;

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Approval rights over the termination of the Trust, as applicable;

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The authority to change, reduce or terminate the delegation of duties to the Delegated Sponsor;

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Approval rights over the performance of any other services that the Delegated Sponsor may recommend to the Cayman Trustee for approval; and

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Ultimate fiduciary responsibility as set forth under the Trust Agreement.

To the extent that at law (common or statutory) or in equity, the Delegated Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Delegated Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Delegated Sponsor, as applicable.
LIABILITY AND INDEMNIFICATION
The DE Trustee
As further discussed in the Trust Agreement, the DE Trustee will not be liable for the acts or omissions of the Delegated Sponsor, nor will the DE Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Delegated Sponsor or the Trust under the Trust Agreement. The DE Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(a)
the DE Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)
no provision of the Trust Agreement will require the DE Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the DE Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)
under no circumstances will the DE Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)
the DE Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Delegated Sponsor;

(e)
the DE Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The DE Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the DE Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Delegated Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the DE Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)
in the exercise or administration of the trust hereunder, the DE Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the DE Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the DE Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;
(g)
except as will be expressly provided in the Trust Agreement, the DE Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the DE Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)
the DE Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The DE Trustee or any officer, affiliate, director, employee, or agent of the DE Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Delegated Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Delegated Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.
The obligations of the Delegated Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.
The Cayman Trustee
Under the Trust Agreement:
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The definition of “Covered Person” includes the Cayman Trustee and, amongst others, its shareholders, members, directors, officers, employees.

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A Covered Person shall have no liability to the Trust, any Shareholder or any other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Cayman Trustee nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Cayman Trustee or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Cayman Trustee with reasonable care.

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The Cayman Trustee will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or the Prospectus.

The Cayman Trustee and any Covered Person shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Cayman Trustee was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Cayman Trustee and (ii) any such indemnification will be recoverable only from the Trust Estate.
Pursuant to the relevant powers to do so under the Trust Agreement, the Cayman Trustee will enter into various agreements, including the Appleby Agreements. The Cayman Trustee’s liability under the Appleby Agreements is limited to losses or damage arising by reason of its fraud, gross negligence, bad faith, or willful misconduct. The Trust has agreed to indemnify the Cayman Trustee against all actions, suits, proceedings, claims, demands, costs and expenses arising in connection with the provision of services under those agreements, other than those arising by reason of the Cayman Trustee’s fraud, gross negligence, bad faith, or willful misconduct. In addition, pursuant to the Appleby Agreements, the Trust shall advance to the Cayman Trustee any expenses (including reasonable legal fees and expenses) incurred by the Cayman Trustee in defending any actions, suits, proceedings, claims or demands arising in connection with the provision of services to the Trust. Notwithstanding the foregoing, the Cayman Trustee shall reimburse the Trust for, and hereby indemnifies the Trust against, any such advanced amounts in the event that a final judgment is entered against the Cayman Trustee finding that it acted fraudulently or with gross negligence, bad faith, or willful misconduct.
The Delegated Sponsor
The Delegated Sponsor will not be under any liability to the Trust, the Trustees or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, that this provision will not protect the Delegated Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Delegated Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustees, the Trustees’ counsel or by any other Person for any matters arising hereunder. The Delegated Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustees other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.
In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Delegated Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Delegated Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Delegated Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Delegated Sponsor, the resolution, action or terms so made, taken or provided by the Delegated Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Delegated Sponsor at law or in equity or otherwise.
The Delegated Sponsor and its Shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Delegated Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Delegated Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Delegated Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Delegated Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Delegated Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Ether Custodians
The Ether Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, even in the event of fraud. In addition, the Ether Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the Ether Custodians may be limited.
PROVISIONS OF LAW
According to applicable law, indemnification of the Delegated Sponsor is payable only if the Delegated Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Delegated Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.
Provisions of Federal and State Securities Laws
This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Delegated Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.
These conditions require that no indemnification of the Delegated Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Delegated Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.
MANAGEMENT; VOTING BY SHAREHOLDERS
Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of ether held by the Ether Custodians on behalf of the Trust.
The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances described below, Shareholders will have no voting rights under the Trust Agreement. Under the Trust Agreement, Shareholders holding Shares representing (i) at least a majority (over 50%) of the Shares (not including Shares held by the Delegated Sponsor and its Affiliates) may vote to appoint a successor Delegated Sponsor or to continue the Trust.
Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Delegated Sponsor following the Voluntary Withdrawal of the Delegated Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Delegated Sponsor and the Cayman Trustee will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Delegated Sponsor in its sole discretion as a delegate of the Cayman Trustee.
The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Delegated Sponsor. The following persons, in their capacities as executive officers of the Delegated Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.
Benjamin Huneke is the President of the Delegated Sponsor, Sally Diffley is the Chief Financial Officer of the Delegated Sponsor and James Kirchner is a Managing Director of the Delegated Sponsor. Eric Kayne, Kaushik Goswami, Lisa Buhain Winslow and Scott Steel are directors of the Delegated Sponsor.
Benjamin Huneke is head of Morgan Stanley Investment Management and a member of the Morgan Stanley Management Committee. From 2016 to 2023, Ben was head of investment solutions at Morgan Stanley Wealth Management, focused on delivering industry-leading investment products, programs and platforms to financial advisors and their retail and institutional clients. Previous roles included chief operating officer of field management and head of strategy and business management for the Firm’s international Wealth Management businesses across Europe, Latin America and Asia.
Prior to joining Morgan Stanley in 2006, Ben was a management consultant with McKinsey & Co. specializing in advising clients in the wealth and asset management industries. He started his career in investment banking as an analyst working at Donaldson, Lufkin & Jenrette in their Financial Services Group. He has over 20 years of financial services experience. Ben holds an AB from Princeton University and an MBA from Columbia University. He serves on the board and executive committee of the Investment Company Institute.
Sally Diffley is the Chief Financial Officer of Morgan Stanley Investment Management. Ms. Diffley is a member of both the Delegated Sponsor’s Operating Committee as well as the Management Committee of the Delegated Sponsor’s Finance Division. Ms. Diffley previously served as the Delegated Sponsor’s Management Controller. Since joining Morgan Stanley in 2020 Ms. Diffley has held central roles supporting the Delegated Sponsor’s Finance Division, including leading the Finance Division’s Data Team and serving as the Finance Division’s Transformation lead. Prior to joining Delegated Sponsor, Ms. Diffley was E*TRADE’s Assistant Controller and previously led External Financial Reporting and Accounting Policy within E*TRADE’s Finance division. Ms. Diffley is a CPA and began her career as an auditor at Deloitte. She holds a Bachelor of Business Administration Degree in Accounting and a Master of Science Degree in Accountancy, both from the University of Notre Dame.
Eric Kayne is Co-Chief Operating Officer, a member of the Morgan Stanley Investment Management Operating Committee and senior sponsor of the Morgan Stanley Investment Management Diversity Council. Prior to that, Eric was the chief administrative officer of Morgan Stanley Investment Management. He previously held numerous senior positions within Morgan Stanley’s Human Resources division, including the head of HR for Investment Management and the Firm’s Corporate Infrastructure functions, head of HR for Technology, head of HR for Wealth Management and the COO of Human Resources.
Prior to joining Morgan Stanley, Eric worked at Bear Stearns and Kwasha Lipton. He has over 30 years of financial services experience. Eric has a BA in human resources from the University of Michigan.
Kaushik Goswami is a Managing Director of the Delegated Sponsor and, formerly, was the Global Head of Sales & Trading Capital & Funding within the Financial Resources and Strategy Group in Institutional Securities Group (“ISG”) at Morgan Stanley. Since joining Morgan Stanley in 2013 as an Associate in Fixed Income, Mr. Goswami has held a range of leadership positions within the Fixed Income Division Strategists group, being named a Vice President in 2015, Executive Director in 2017, and Managing Director in 2022. Mr. Goswami has also been appointed to several of the Firm’s most senior governance bodies, including the Asset Liability Committee, the ISG Management Committee, and the US Banks Operating Committee. Prior to Morgan Stanley, Mr. Goswami began his career in the Equity Derivatives division at Société Générale in Hong Kong as part of their analyst program. He holds a degree in Aerospace Engineering from IIT Bombay and a Masters in Financial Engineering from UC Berkeley.

Lisa Buhain Winslow is the Chief Operating Officer of the Global Public Equity business at Morgan Stanley Investment Management, and a Managing Director at Morgan Stanley. She joined Morgan Stanley in 2009 and has 25+ years of investment industry experience. In this capacity, she is responsible for the operational infrastructure and control environment for the $275B Active Fundamental Equity franchise. Lisa develops and executes initiatives for strategic change/restructuring, client governance/policy and regulatory reform across seven distinct investment teams.
Lisa is a senior executive with extensive experience in all aspects of asset management operations, investment risk management and business management combined with the leadership ability to guide and manage a diverse team. She manages a Global Equity trading team of 22 across US, Europe and Asia. Additionally, Lisa is the Co-Chair of the MSIM Philanthropy Committee, participating in key initiatives with strategic philanthropic partners to engage employees in giving back to the community.
Prior to joining MSIM, Lisa was a trader on the Corporate Loan Portfolio desk at Merrill Lynch. Previously, she spent more than a decade at Merrill Lynch in a variety of roles within debt capital markets, corporate strategy and risk management. Lisa received a dual bachelor’s degree in International Relations and Economics from Boston University.
James F. Kirchner is the Co-Head of the Global Fund Administration for Morgan Stanley Investment Management. He serves as the Principal Financial Officer and Treasurer of the Eaton Vance Funds, MSIM Funds, Calvert Funds, Morgan Stanley Pathway Funds and the U.S. Charitable Gift Trust®. He also serves as the President of the Eaton Vance Trust Company. His responsibilities include overseeing the Funds’ financial reporting, fund accounting, tax compliance, valuation and third-party service providers.
He joined Eaton Vance in 2007, and the firm was acquired by Morgan Stanley in 2021. Prior to joining Eaton Vance, Jim served as a Senior Director at Investors Bank and Trust, and prior to that as a Vice President at Scudder Kemper Investments. Jim earned a bachelor’s degree in economics and accounting from the College of the Holy Cross in Worcester, MA.
Scott M. Steel is a Managing Director and the Global Head of Product and Corporate Development at Morgan Stanley Investment Management based in New York City. His responsibilities include global product development, strategy, capital markets, marketing as well as leading Investment Management’s efforts as part of the Integrated Firm initiative. Scott is a member of the Investment Management Operating Committee and was recently recognized as a Morgan Stanley MAKER for embracing and promoting women’s empowerment and gender equality.
Scott has been at Morgan Stanley for over 10 years, and most recently served as the Chief Operating Officer of the Investment Solutions organization which was responsible for the development, sourcing, onboarding, distribution and servicing of all investment products and solutions across Wealth Management as well as managing its relationships with traditional and alternative asset managers as well as insurance carriers.
Prior to joining the Firm, Scott worked at Merrill Lynch where he was an Investment Banker in the Financial Institutions Group as well as the head of several business strategy teams within investment banking and wealth management.
Scott graduated from Villanova University and lives in New Jersey with his wife and two daughters. He is a member of the Villanova School of Business Deans Advisory Council as well as a member of the Augustinian Province of St. Thomas of Villanova Investment Committee.
BOOKS AND RECORDS
The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Delegated Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.
STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS
After the end of each fiscal year, the Delegated Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Delegated Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.
The Delegated Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Delegated Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Delegated Sponsor in the preparation of such reports.
The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.
FISCAL YEAR
The fiscal year of the Trust is the calendar year. The Delegated Sponsor may select an alternate fiscal year.
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION
The rights of the Delegated Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Delegated Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Delegated Sponsor, the Trust.
However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or Exchange Act.
LEGAL MATTERS
Dechert LLP has advised the Delegated Sponsor in connection with the Shares being offered. Dechert LLP advises the Delegated Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel, including an opinion of Dechert LLP on the Trust’s classification as a “grantor trust” for U.S. federal income tax purposes, are filed herewith as exhibits to the registration statement of which this Prospectus is a part.
EXPERTS
The financial statements of the Trust will be included herein in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS
Trustee Services Agreement
Under the Trustee Services Agreement, the Cayman Trustee agrees to provide services to the Trust in exchange for fees and other compensation, as further detailed in the agreement. The Trustee Services Agreement is governed by the laws of the Cayman Islands and may be amended, supplemented, or updated from time to time by mutual agreement of the parties.
Delegation Agreement
Under the Delegation Agreement, the Cayman Trustee has delegated substantially all of its day-to-day management and operational duties under the Trust Agreement to the Delegated Sponsor. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; delegating duties to service providers; effecting provisions regarding forks, clones and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters.
The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
Cash Custody Agreement
The Delegated Sponsor, on behalf of the Trust, has entered into a cash custody agreement (“Cash Custody Agreement”) with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement with respect to one or more series of the Trust by giving written notice to the counterparty as set forth in the Cash Custody Agreement.
The fees of the Cash Custodian are paid by the Delegated Sponsor as part of the Delegated Sponsor Fee. In addition, the Delegated Sponsor shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.
The Cash Custodian shall exercise the same standard of care and diligence as a professional custodian engaged in the banking or trust company industry (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care, subject to exceptions set forth in the Cash Custody Agreement. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities(including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care.
The Cash Custody Agreement is governed by the laws of the state of New York.
Fund Administration and Accounting Agreement
Under the Fund Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Fund Administration and Accounting Agreement.

In addition, the Administrator may terminate its services for certain material breaches of the Fund Administration and Accounting Agreement.
Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; and (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis.
The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Delegated Sponsor, or if such quotes are unavailable, then obtaining such prices from the Delegated Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Delegated Sponsor.
The responsibilities of the Administrator also include providing financial reporting services for the Trust, including (i) preparing financial statements for the Trust; (ii) preparing periodic shareholder reports for the Trust; and (iii) preparing, circulating and maintaining the Trust’s financial reporting production calendar.
The responsibilities of the Administrator also include providing tax services for the Trust, including preparing annual grantor trust tax reporting statements for the Trust’s review and approval.
In addition, the Administrator shall provide, at its expense, office space, facilities, equipment and personnel required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.
The fees of the Administrator are paid by the Delegated Sponsor as part of the Delegated Sponsor Fee. In addition, the Delegated Sponsor shall reimburse Administrator for reasonably and documented out-of-pocket expenses as are incurred by the Administrator in performing its duties under the Fund Administration and Accounting Agreement.
The Administrator shall exercise the standard of care and diligence that a professional fund administrator engaged in the banking or trust company industry would observe in the provision of the services rendered pursuant to this Agreement, without bad faith, gross negligence or willful misconduct. Except as otherwise provided in the Fund Administration and Accounting Agreement, the Administrator and any affiliate of the Administrator shall not be liable for any costs, expenses, losses, charges, damages, liabilities or claims, including reasonable and documented attorney’s and accountants’ fees (collectively, “Losses”) incurred by or asserted against the Trust, except those Losses arising out of the Administrator’s own gross negligence, bad faith or willful misconduct. In addition, the Administrator shall not be liable for any Losses for delays caused by circumstances beyond the reasonable control of the Administrator or any agent of the Administrator and which adversely affect the performance by the Administrator of its obligations and duties under the Fund Administration and Accounting Agreement or by any other agent of the. Upon the occurrence of any such delay or failure, the Administrator shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.
The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any

Indemnitee for any losses arising out of the Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.
Transfer Agency and Services Agreement
Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Creation Baskets; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.
The Transfer Agency and Services Agreement will have an initial term beginning on the commencement of trading of the Shares on the Exchange and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.
The Transfer Agent shall not be liable for any loss, costs, expenses or damage whatsoever which the Trust may sustain or suffer as a result of or in the course of the discharge of its duties hereunder other than loss or damage arising by reason of the fraud, gross negligence, bad faith or willful misconduct of the Transfer Agent.
The Trust shall indemnify the Transfer Agent against all actions, suits, proceedings, claims, demands, costs and expenses which may be made against the Transfer Agent in respect of any loss or damage sustained or suffered by any third party in connection with the provision of the services or the performance of the Transfer Agency Agreement, otherwise than by reason of the fraud, gross negligence, bad faith or willful misconduct of the Transfer Agent.
Custodial Services Agreements
The Coinbase Custodian and BNY are the Ether Custodians for the Trust and hold all of the Trust’s ether on the Trust’s behalf.
The Ether Custodians will keep custody of all of the Trust’s ether, other than that which is maintained in the Trading Balance with the Prime Broker, in the Cold Vault Balance. All of the Trust’s assets and private keys will be held in cold storage of the Ether Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction (note, however, that not all Ether Custodians may maintain hot wallets for the holding and storage of digital assets).
While the specific security measures around custody may vary across Ether Custodians, cold storage locations of Ether Custodians often feature monitoring by 24-7 on-site security, video surveillance and alarms, hardened room structures, and access to facilities controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Ether Custodian and are kept confidential by the Ether Custodian for security purposes.
To the extent a Ether Custodian maintains hot storage locations, transfers from cold to hot storage or vice versa require physical access to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) or the hot or cold storage facility. Once these security processes have been completed, a transfer on the Ethereum network can be executed, signed using the private keys held offline in cold storage.
Similarly secure technology used by the Ether Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals.

HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.
Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the Ether Custodians will generally keep a substantial portion of the Trust’s ether in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s ether will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell ether including to pay Trust expenses, or to pay the Delegated Sponsor Fee, as necessary. The Trust’s ether held in the Cold Vault Balance by the Ether Custodians are held in segregated wallets and therefore are not commingled with the Ether Custodians’ or other customer assets.
Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Ether Custodians may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Ether Custodians can upload the fully signed transaction to an online network and transfer the ether. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Ether Custodians are involved in private key management operations, and the Ether Custodians have represented that no single individual has access to full private keys.
The Ether Custodians’ internal audit team performs periodic internal audits over custody operations, and the Ether Custodians have represented that SOC attestations covering private key management controls are also performed on the Ether Custodians by an external provider.
The Ether Custodians maintain a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the Ether Custodians is shared among all of the Ether Custodians’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Ether held in the Trust’s account with the Ether Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the Ether Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Ether Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the Ether Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Ether Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ethereum network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by the Ether Custodians and their affiliates through a written public statement on their respective website, the Ether Custodians do not support airdrops, clones, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ether.
Under the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in its sole discretion as a delegate of the Cayman Trustee, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement. With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
Under each of the Custodial Services Agreements, the Ether Custodians’ liability is limited. Under the BNY Custodial Services Agreement, BNY’s liability is limited as follows: in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to the BNY Custodial Services Agreement (whether or not foreseeable and even if BNY has been advised of the possibility of such losses or damages); provided, that none of the forgoing limitations will apply to direct damages suffered by the Trust or losses arising from BNY’s breach of the standard of care; and in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives, be liable in aggregate for any amount greater than the U.S. Dollar value of the credited ether lost, such value being determined as of the time such loss is sustained. BNY shall not be responsible for (i) reliance on instructions; (ii) BNY’s receipt or acceptance of fraudulent or invalid ether; (iii) BNY’s review or non-acceptance of any ether, including but not limited to delay of the Trust to issue instructions with respect to such ether pending the completion of such review; (iv) BNY’s approval, refusal, or withdrawal of approval with respect to any authorized counterparty; (v) as to any matter with respect to which BNY is required to act only upon the receipt of instructions, (A) BNY’s failure to act in the absence of such instructions or (B) instructions that are late or incomplete, whether or not BNY acted upon such Instructions; (vi) BNY’s receipt or transmission of any data to or from the Trust or any authorized person via any non-secure method of transmission or communication selected by the Trust; (vii) the Trust’s use of any accounts on a basis inconsistent with the BNY Custodial Services Agreement; (viii) BNY’s disposition of any ether, including without limitation (A) provided such ether was sold on an established exchange for digital assets, any failure to receive best execution therefor, or (B) the imposition of any tax obligations in connection with the disposition of such ether; the insolvency of any person, including any service provider, digital asset exchange or trading facility, or counterparty to the settlement of a transaction; and (ix) any tax obligations of the Trust or any losses of the Trust in relation to tax obligations; (x) the Trust’s or an authorized person’s decision to invest in digital assets or to hold Cash in any currency. BNY is not responsible for, and in no event will BNY be liable for any losses arising out of, the operation of any protocols or networks, including any losses resulting from delays in the processing or validation of transfers of supported digital assets on a protocol or network, BNY’s inability to retrieve or otherwise deal with any digital asset delivered to BNY without authority hereunder, any hacking or manipulation on any protocols or networks, any on-chain events, or any loss of, or inability of BNY to access or transfer, any digital asset other than as a result of (i) the unauthorized transfer of a credited asset by BNY, or (ii) the disclosure by BNY of any private key with respect to a credited asset in breach of the standard of care, or (iii) delays in BNY’s own processing of an instruction in breach of the standard of care. The liability of BNY will not exceed, solely in respect of custodial services provided pursuant to the BNY Custodial Services Agreement, the value, at the time the event giving rise to liability occurred, of the ether on deposit in Trust’s wallet(s) or account(s) directly affected by such event. BNY will value the ether using commercially reasonable valuation methods as determined by BNY in its sole discretion; provided that no limitation or exclusion of BNY liability shall apply with respect to any claim arising out of or relating to BNY’s breach of certain obligations set forth in the BNY Custodial Services Agreement, including certain confidentiality obligations, business continuity and disaster recovery obligations, any warranty, BNY’s willful misconduct, bad faith, gross negligence or fraud or any fines, penalties, sanctions, or similar charges levied on or imposed upon the Trust by any governmental or regulatory authority arising out of or relating to BNY’s acts or omissions under the BNY Custodial Services Agreement.
Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows, among others: (i) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) (1) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability and (2) $5 million, and (B) the value of the supported ether on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (iv) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s ether or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by Coinbase Custodian may be insufficient to cover its liabilities to the Trust.
The Ether Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, material violation of applicable law or willful misconduct, the Ether Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Ether Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.
BNY may terminate the BNY Custodial Services Agreement upon ninety (90) days’ prior notice for any reason, or upon thirty (30) days’ prior written notice if any regulator or governmental authority so requests or if continuing would place BNY, the Trust, or any of their affiliates in breach of applicable law.
Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing ninety (90) days’ prior notice to the Trust, or immediately for Cause (as defined in the applicable

Custodial Services Agreement), including, among others, if the Trust materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.
Marketing Agent Agreement
Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust; (ii) maintaining copies of confirmations of Creation Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Delegated Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Creation Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent. The Marketing Agent Agreement shall have an initial term of two years, which may be renewed for successive one-year terms.
The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.
Pricing Benchmark Licensing Agreement
Pursuant to the Pricing Benchmark Licensing Agreement, the Benchmark Provider provides the Delegated Sponsor and its affiliates (including the Trust) a global, irrevocable, non-exclusive, transferable license to access, view and use the Index Data for the purposes of the Trust. Such license will have three-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. The liability of the Benchmark Provider and its covered persons shall not exceed the greater of (i) total fees actually received or yet to be received by the Benchmark Provider from the Delegated Sponsor for the service during the 12-month period before the claim or cause of action arose; or (ii) $2,000,000.
Staking Services Agreements
The Staking Services Agreements provide that Staking Services Providers are responsible for performing staking and giving effect to un-staking in accordance with the Trust’s instructions that are communicated by the Ether Custodians to the Staking Services Providers. The Trust is dependent on the Ether Custodians to communicate instructions to the Staking Services Providers, including in connection with withdrawals, and if the Ether Custodians fail to do so, the Trust could be adversely impacted. Staking Services Providers shall not be responsible or liable for any delay in un-staking that results from the standards, rules, requirements or ordinary course of operations of the Ethereum network.
Staking Services Providers agree they shall receive the rewards they are entitled to pursuant to the Staking Services Agreements as compensation for performing staking on behalf of the Trust.
Staked assets may be subject to slashing penalties imposed by the protocol due to validator misconduct or failure to meet network standards. Any slashed assets will be debited from the Cold Vault Balances. In some cases, validators may make compensatory payments to the Ether Custodians for the benefit of affected clients, which the Staking Services Provider will allocate in accordance with validator instructions or on a pro rata basis. Such payments may not be made at all, or if made, may not offset losses to the Trust, fully or in part, or in timely fashion, and protracted legal proceedings could result without any assurance of successful recovery or compensation from the Staking Services Provider. There can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to penalties imposed by the Ethereum network.
Pursuant to the Staking Services Agreements, Staking Services Providers make certain representations and warranties to the Trust. Staking Services Providers could fail to abide by, default on, or breach any such representations to the Trust.
Either the Ether Custodians (with the Trust’s consent) or the Staking Services Providers may terminate the Staking Services Agreements upon 60 days notice. In addition, the Trust may terminate the Staking Services Agreements (i) immediately upon written notice if it reasonably perceives a risk to the safety or security of the Trust’s ether or a heightened risk of legal or regulatory non-compliance in connection with staking; or (ii) within such time frame as required by applicable law. Termination shall be treated as an un-staking instruction that the Staking Services Agreements require the Staking Services Providers to give effect to promptly, subject to Ethereum network delays and un-staking (exit, withdrawal) processes.
Except to the extent arising out of or relating to the Staking Services Providers’ negligence, willful misconduct, or fraud, or as otherwise expressly provided in the Staking Services Agreements, the Staking Services Providers shall have no liability to the Ether Custodians or the Trust, whether in contract, tort, or otherwise, for any losses, claims, liabilities, or damages arising out of or relating to the Staking Services Agreements (collectively, the “Damages”), including, without limitation, any of the following: (i) acting in accordance with, or relying upon, instructions or information provided by either the Ether Custodians or the Trust; (ii) any errors, inaccuracies, or omissions in the wallet address, account information, or other instructions provided by the Ether Custodians or the Trust; (iii) any loss, penalty, or reduction in rewards resulting from slashing, validator downtime, missed attestations, or other protocol-related events, except as expressly set forth in the Staking Services Agreements; (iv) any delay, failure, or malfunction of the blockchain network, validator software, client software, or any third-party infrastructure, including the Ether Custodian; or (v) any force majeure event. A force majeure event means any event outside the reasonable control of the Staking Services Providers that prevents or delays the Staking Services Providers from complying with their obligations under the Staking Services Agreements, and which the Staking Services Providers could not have avoided, impeded or overcome, including, but not limited to war, terrorist attacks, acts of nature, fire, sabotage, epidemics, quarantine, government sanctions, collective actions, strike, lock-outs, failure of telecommunications carriers, utility company failures, computer viruses and intentional attacks of hackers on computer systems, any material disruption to a relevant blockchain network, including hard forks, soft forks, chain reorganizations, or network splits that affect consensus or transaction finality (including, but not limited to, material delays or inability to process transactions due to sustained network congestion, transaction fee spikes, or network downtime); any material failure, bug, exploit, vulnerability, or unintended behavior in the applicable blockchain protocol, smart contract, virtual machine, or governance mechanism that impairs normal network operations (including, but not limited to, material disruptions caused by validator outages, node failures, or censorship at the protocol level); any failure, delay, or corruption in data feeds from on-chain or off-chain oracles relied upon for pricing, collateral valuation, or other automated functionality; or any other similar causes beyond the reasonable control of the Staking Services Providers (each, a “Force Majeure Event”); provided that, the Staking Services Providers are without fault in failing to prevent or causing such default or delay, and such default or delay could not reasonably be circumvented by the Staking Services Providers through the use of alternate sources, workaround plans or other means. In such event, the Staking Services Providers shall be excused from further performance of services so affected for as long as such circumstances prevail and the Staking Services Providers continue to use commercially reasonable efforts to recommence performance of the services, to the extent possible, without undue delay.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder, and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (the “IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.
For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:
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an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.
Taxation of the Trust
The Delegated Sponsor and the Trustees will treat the Trust as a “grantor trust” for U.S. federal income tax purposes.
As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. To that end, on November 10, 2025, the Treasury Department and IRS issued a revenue procedure that provided a safe harbor for trusts that otherwise qualify as investment trusts and as grantor trusts to stake their digital assets without jeopardizing their tax status as investment trusts and grantor trusts for U.S. federal income tax purposes. The revenue procedure provides specific requirements that must be satisfied by a Trust in order to be eligible to rely on the safe harbor.
The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust. In the opinion of Dechert LLP, although not free from doubt the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification).
Because the treatment of staking in a grantor trust is still developing, including interpretation of the requirements under the safe harbor, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations.
The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering.
The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Delegated Sponsor nor the Trustees will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.
Taxation of U.S. Shareholders
Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, (including staking income, as applicable) and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of ether to the Trust in exchange for a pro rata share of the underlying ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be the same as its tax basis and holding period for the ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.
Current IRS guidance on the treatment of digital assets classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a new technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving ether. In addition, the IRS and U.S. Treasury Department have issued final regulations regarding the tax information reporting obligations and basis for certain digital asset transactions. While the U.S. federal government has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.
The Trust will use ether to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such ether. Although the Trust generally does not intend to sell ether, it may do so in connection with cash redemption transactions, cash distribution obligations, or if necessary to pay certain expenses that must be paid in cash. If the Trust sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the ether held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the ether that was sold or treated as sold.
Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold and otherwise will be short-term capital gain or loss.
The Trust’s sales of ether to fund cash redemptions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the ether and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the ether held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.
An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally should not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the ether received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. A Shareholder’s tax basis for ether received in a redemption generally will be the same as the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the ether received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the ether received the Shareholder generally will be a taxable event.
After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.
The Trust intends to disclaim any digital assets created by a fork of the Ethereum blockchain. Although in certain circumstances the Delegated Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Delegated Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Delegated Sponsor will do so. Therefore, if a fork of the Ethereum network results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.
If a hard fork occurs in the Ethereum blockchain and the Trust claims the new forked asset, the Trust could hold both the original ether and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Ether Custodians to distribute the new forked asset in-kind to the Delegated Sponsor, as agent for the Shareholders, and the Delegated Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.
While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, therefore, it would have similar tax consequences to those described above for a hard fork. The Trust intends to disclaim any digital assets received in an airdrop offered to holders of ether. Therefore, if an airdrop results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders will not participate in that value. If the Trust were to claim or receive the economic benefit of an airdrop, it may give rise to additional tax liabilities for Shareholders.
To the extent the Delegated Sponsor determines to stake a portion of the Trust’s ether, if the Trust were to receive staking rewards, any such staking rewards received by the Trust is expected to be treated as taxable income and reportable to Shareholders based on the Trust’s interpretation of current IRS guidance. The Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income. Such investors should consult their own tax advisers as to the tax consequences from these activities.
3.8% Medicare Tax on Net Investment Income
Certain U.S. Shareholders who are individuals are required to pay a 3.8% Medicare tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.
Brokerage Fees and Trust Expenses
Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.
Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Delegated Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.
Investment by Certain Retirement Plans
Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares. To the extent the Delegated Sponsor determines to stake a portion of the Trust’s ether, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income.
United States Information Reporting and Backup Withholding; Tax Return Reporting for Digital Assets
The Delegated Sponsor will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.
The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in digital assets, which includes a Shareholder’s interest in ether held by the Trust.
Taxation in Jurisdictions Other Than the United States
As used herein, the term “non-U.S. Shareholder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Shareholder. The term “non-U.S. Shareholder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.
The sourcing rules applicable to staking rewards and forks, airdrops, clones or similar occurrences are not clear and are continuing to develop. To the extent the Delegated Sponsor determines to stake a portion of the Trust’s ether, amounts received in connection with staking could be subject to U.S. withholding at source if such amounts were treated as arising from sources within the United States. Similarly, if the Trust were to receive and retain IR Virtual Currency arising from a future fork, airdrop or similar occurrence, the ordinary income resulting from such occurrence may be subject to U.S. withholding at source if it were treated as arising from sources within the United States.
A non-U.S. Shareholder generally will not be subject to U.S. federal income or withholding tax with respect to the sale or disposition of ether at the Trust level or on the disposition of Shares.
Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.
To the extent the Delegated Sponsor determines to stake a portion of the Trust’s ether, the Trust’s receipt of amounts received in connection with staking could be subject to U.S. withholdings at source or have implications for investors sensitive to taxable income effectively connected with a U.S. trade or business. Such investors should consult their own tax advisers as to the tax consequences from these activities.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.
PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.
PURCHASES BY EMPLOYEE BENEFIT PLANS
The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including IRAs and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan ((i) and (ii) collectively, a “Benefit Plan Investor”). Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ether held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.
“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.
In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.
The Delegated Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more Benefit Plan Investors considering an investment in the Trust. If the Delegated Sponsor’s or an affiliate’s initial ownership interest is 50% or more of the Trust (as described in “Audit Seed/Initial Seed Creation Investor/Selling Shareholder”), the Trust would be a party in interest to any Benefit Plan Investor with respect to which the Delegated Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such Benefit Plan Investor in the Trust would be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Fiduciaries of Benefit Plan Investors should consider whether a purchase of interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Available exemptions from the prohibited transaction rules of ERISA and the Code include PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, and Section 408(b)(17) of ERISA (and the corresponding provisions of Section 4975(d)(20) of the Code).

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Delegated Sponsor, the Trustees, the Ether Custodians or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.
It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ether held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.
INFORMATION YOU SHOULD KNOW
This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Delegated Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.
You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.
You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.
We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.
SUMMARY OF PROMOTIONAL AND SALES MATERIAL
The Trust expects to use the following sales materials it has prepared or may prepare:
•
the Delegated Sponsor’s website, www.morganstanley.com/im; and

•
a Fact Sheet, which if used, will be found on the Delegated Sponsor’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.
INTELLECTUAL PROPERTY
The Delegated Sponsor owns trademark registrations for the Trust. The Delegated Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Delegated Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.
The Delegated Sponsor also owns trademark registrations for the Delegated Sponsor. The Delegated Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Delegated Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.
WHERE YOU CAN FIND MORE INFORMATION
The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.
Information about the Trust and the Shares can also be obtained from the Delegated Sponsor’s website, which is www.morganstanley.com/im. The Delegated Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.
The reports and other information are available online at www.sec.gov.
PRIVACY POLICY
The Trust and the Delegated Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.
The Trust and the Delegated Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Delegated Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.
The Trust and the Delegated Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.
Third-party service providers with whom the Trust and the Delegated Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.
A copy of the Delegated Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://www.morganstanley.com/disclosures/us-privacy-policy-and-notice. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

Report of Independent Registered Public Accounting Firm
To the Shareholder of Morgan Stanley Ethereum Trust
Opinion on the Financial Statement
We have audited the accompanying statement of assets and liabilities of Morgan Stanley Ethereum Trust (the “Trust”) as of June 15, 2026, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust at June 15, 2026, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of the Trust’s internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
We have served as the auditor of one or more Morgan Stanley investment companies since 2000.
New York, New York
June 18, 2026

Morgan Stanley Ethereum Trust
Statement of Assets and Liabilities
June 15, 2026
ASSETS
Cash	$100
Total Assets	100
LIABILITIES
Total Liabilities	—
Commitments and Contingent Liabilities (Note 6)	—
Net Assets	$100
NET ASSETS CONSIST OF:
Paid-in Capital	$100
Shares Outstanding, held by the Delegated Sponsor (unlimited amount authorized, no par value)	5
Net Asset Value per Share	$20.00
The accompanying notes are an integral part of this financial statement.

Morgan Stanley Ethereum Trust
Notes to Financial Statement
1.   Organization
The Morgan Stanley Ethereum Trust (the “Trust”) was organized on December 16, 2025, as a Delaware Statutory Trust. The Trust is sponsored by Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”), a wholly owned subsidiary of Morgan Stanley.
CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”), acts as the DE Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The DE Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.
Pursuant to a Delegated Sponsor Agreement dated June 17, 2026 (the “Delegated Sponsor Agreement”), among the Trust, the Delegated Sponsor and AGS Trustees Limited (the “Cayman Trustee”), the Trust pays the Delegated Sponsor a unitary fee (the “Delegated Sponsor Fee”) accrued daily at an annualized rate of 0.14% of the net asset value of the Trust and payable monthly in arrears, in consideration for which the Delegated Sponsor assumes and pays all ordinary operating expenses of the Trust. The Cayman Trustee has also delegated substantially all of its day-to-day management and operational duties with respect to the Trust to the Delegated Sponsor pursuant to (i) a Trustee Services Agreement dated March 25, 2026, as amended and (ii) a Delegation of Trustee Duties Agreement dated March 25, 2026, as amended (together, the “Appleby Agreements”).
The Bank of New York Mellon (“BNY”) serves as the Trust’s administrator and cash custodian (the “Administrator” or the “Cash Custodian”).
2.   Summary of Significant Accounting Policies
The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statement. The financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Trust is an investment company and follows the specialized accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or “Codification”) Topic 946, Financial Services – Investment Companies. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal laws are also sources of authoritative GAAP for SEC registrants.
A. Use of Estimates.   The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of increases and decreases in the net assets from operations during the reporting period. Actual results could differ from those estimates.
B. Cash.   Cash includes non-interest bearing non-restricted cash with one financial institution.
C. Income Taxes.   The Trust is classified as a “grantor trust” for United States federal income tax purposes. As a result, the Trust itself will not be subject to United States federal income tax. Instead, the Trust’s income and expenses will “flow through” to the shareholders. Consequently, each sale of ether by the Trust would constitute a taxable event to shareholders.
3.   Indemnifications
The Delegated Sponsor has agreed to indemnify, defend and hold harmless the DE Trustee and its officers, employees and agents from and against any losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind arising out of or in connection with the performance of the Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated thereby, except to the extent resulting from the willful misconduct, bad faith or gross negligence of the indemnified party.
In addition, in the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses.
4.   Expenses, Organization and Offering Costs
The Trust will pay the unitary Delegated Sponsor Fee which is accrued daily at an annualized rate of 0.14% of the net asset value of the Trust. The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement. The Delegated Sponsor will pay all the organizational and offering costs of the Trust.
5.   Beneficial Ownership
As of June 15, 2026, the Delegated Sponsor owned 100% of the outstanding shares of beneficial interests of the Trust. The Trust had no operations to date other than matters relating to its organization and registration under the Securities Act of 1933, as amended, and the sale and issuance of 5 common shares of beneficial interest for $100 ($20.00 per share) on June 15, 2026. Proceeds from the issuance of these shares were held in cash as presented on the Trust’s statement of assets and liabilities.
6.   Commitments and Contingent Liabilities
In the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses, as disclosed in Note 3, Indemnifications. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which cannot be predicted with any certainty.
7.   Subsequent Events
In preparation of this financial statement, management has evaluated the events and transactions subsequent to June 15, 2026, through June 18, 2026, the date when the financial statement was issued, and determined that there are no subsequent events or transactions that would require adjustments to or disclosures in the Trust’s financial statement other than those disclosed above.

APPENDIX A
GLOSSARY OF DEFINED TERMS
In this Prospectus, each of the following terms have the meanings set forth after such term:
“1933 Act”: The Securities Act of 1933, as amended.
“1940 Act”: Investment Company Act of 1940, as amended.
“2022 Events”: Collectively, a reference to the following events: In the first half of 2022, Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declaring bankruptcy; In November 2022, FTX halted customer withdrawals after corroborated rumors involving liquidity issues and likely insolvency; the resignation of FTX’s CEO and many of its affiliates filing for bankruptcy in the United States and abroad following which the U.S. Department of Justice brought criminal fraud and other charges; the SEC and CFTC bringing civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges; and, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Gensis Global Capital, LLC.
“Accepted Asset”: A digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin,” that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and European Union.
“Additional Trust Expenses”: Certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, which the Delegated Sponsor does not assume, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Ether Custodians, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
“Administrator”: The Bank of New York Mellon.
“Advisers Act”: The Investment Advisers Act of 1940.
“API”: Application Programming Interface.
“Appleby Agreements”: The Trustee Services Agreement together with the Delegation Agreement.
“Article 8”: Article 8 of the New York Uniform Commercial Code.
“ASC”: Accounting Standards Codification.
“ASC 820-10”: Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures
“AUL”: Authorized User List.
“Authorized Amount”: An amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust.
“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.
“Available Balance”: The then-current amount available to the Trust to place orders.
“Bank of New York Mellon Custodial Services Agreement”: The custodial services agreement with The Bank of New York Mellon.
“Basket”: A block of 10,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.
“Benchmark Provider”: CoinDesk Indices, Inc.
“Binance”: Binance Holdings Ltd.
“Blockchain” or “Ethereum blockchain”: The public transaction ledger of the Ethereum network on which validator or validator pools stake ether allowing them to be selected to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of ether from the Ethereum network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.
“BNY”: The Bank of New York Mellon.
“BSA”: The U.S. Bank Secrecy Act.
“Business Day”: Any day other than a day when the Exchange is closed for regular trading.
“Cash Custodian”: The Bank of New York Mellon.
“Cash Custody Agreement”: An agreement entered into with the Delegated Sponsor, on behalf of the Trust, and the Cash Custodian stating that the Cash Custodian will establish and maintain cash account(s) for the trust, and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
“Cayman Trustee”: AGS Trustees Limited.
“CBDCs”: Central bank digital currencies.
“CDS”: Cross-Domain Security.
“CEA”: Commodity Exchange Act of 1936, as amended.
“CFPB”: The U.S. Consumer Financial Protection Bureau.
“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.
“CME”: Chicago Mercantile Exchange.
“Coinbase Custodian”: Coinbase Custody Trust Company, LLC.
“Code”: Internal Revenue Code of 1986, as amended.
“Cold Vault Balance”: The substantial portion of the private keys associated with the Trust’s ether kept by the Ether Custodians in “cold storage” or similarly secure technology.
“Connected Trading Venue”: Third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker).
“Constituent Exchanges”: An aggregation of executed trade flow of major ether spot exchanges.
“Creation Basket Deposit”: The total deposit required to create each Basket.
“Custodial Services Agreements”: means the BNY Custodial Services Agreement and the Coinbase Custodial Services Agreement.
“DApps”: Decentralized applications.
“DE Trustee”: CSC Delaware Trust Company.
“DeFi”: Decentralized financial services.
“Delegated Duties”: The duties delegated to the Delegated Sponsor.

“Delegated Sponsor”: Morgan Stanley Investment Management Inc., a Delaware corporation.
“Delegated Sponsor Fee”: The feed paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
“Delegation Agreement”: The Delegation of Trustee Duties Agreement dated March 25, 2026.
“DFPI”: California Department of Financial Protection and Innovation.
“DOL”: U.S. Department of Labor.
“DSTA”: The Delaware Statutory Trust Act.
“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.
“DTC Participant”: An entity that has an account with DTC.
“ECASH Act”: The Electronic Currency and Secure Hardware Act.
“ERISA”: Employee Retirement Income Security Act of 1974.
“Ether”: A digital asset based on the decentralized, open-source protocol of the peer-to-peer Ethereum computer network.
“Ether Accounts”: The accounts, opened by one of the Ether Custodians, that holds the Trust’s ether.
“Ether Counterparty”: Designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the ether related to the Authorized Participant’s creation or redemption order.
“Ether Custodians”: The Bank of New York Mellon and Coinbase Custody Trust Company, LLC.
“Ethereum”: The open-source, decentralized, peer-to-peer Ethereum network, and the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties.
“Ethereum Client”: A software application that implements the Ethereum network specification and communicates with the Ethereum network.
“Exchange”: NYSE Arca, Inc.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever.
“FASB”: Financial Accounting Standards Board.
“FDIC” Federal Deposit Insurance Corporation.
“Financing Fee”: The fee on Trade Credits.
“FinCEN”: The Financial Crimes Enforcement Network.
“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.
“FIT21”: Financial Innovation and Technology for the 21st Century Act.
“FTX”: FTX Trading Ltd.
“GAAP”: U.S. generally accepted accounting principles.

“Genesis”: Genesis Global Capital, LLC.
“HSMs”: Hardware Security Modules.
“ICO”: An initial coin offering.
“IIV”: Intraday Indicative Value.
“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Delegated Sponsor on behalf of the Trust.
“Indemnified Person”: The DE Trustee or any officer, affiliate, director, employee, or agent of the DE Trustee.
“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.
“Initial Seed Creation Baskets”: Initial seed creation baskets comprising 50,000 Shares.
“Initial Seed Creation Investor”: Morgan Stanley Investment Management Inc.
“IRAs”: Individual retirement accounts.
“IRS”: U.S. Internal Revenue Service.
“IR Virtual Currency”: Virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.
“JOBS Act”: The Jumpstart Our Business Startups Act of 2012.
“KYT”: Know Your Transaction.
“Lender”: Coinbase Credit, Inc.
“Liquidating Trustee”: Such person as the majority in interest of the beneficial owners of the Trust may propose and approve that shall take full charge of the property of the Trust.
“Marketing Agent”: Foreside Fund Services, LLC.
“Marketing Fee”: The fee payable to the Marketing Agent for services it provides to the Trust, if applicable.
“McHenry Bill”: The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry which would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin.
“MPC”: Multi-Party Computation.
“NAV”: Net asset value of the Trust.
“NAV per Share”: NAV per Share outstanding.
“NBMMs”: Non-bank market makers.
“NFTs”: Non-fungible tokens.
“NYDFS”: The New York State Department of Financial Services.
“OFAC”: The Office of Foreign Assets Control of the U.S. Treasury Department.
“OTC”: Over the counter.
“PCAOB”: The Public Company Accounting Oversight Board.

“Plan Assets Regulation”: Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Plans”: The Employee Retirement Income Security Act of 1974 and/or Section 4975 of the Code.
“PoH”: Proof-of-history timestamping mechanism.
“Pricing Benchmark”: “Pricing Benchmark”: The performance of CoinDesk Ether Benchmark 4PM NY Settlement Rate, adjusted for the Trust’s expenses and other liabilities.
“Pricing Benchmark Licensing Agreement”: The licensing agreement between the Delegated Sponsor and the Benchmark Provider relating to the use of the Pricing Benchmark by the Delegated Sponsor and its permitted affiliates.
“Prime Broker”: Coinbase, Inc.
“Principal Market NAV”: Net asset value of the Trust determined on a GAAP basis.
“Principal Market NAV per Share”: Net asset value of the Trust per Share determined on a GAAP basis.
“Protocol Staking Deposit Contract”: The Ethereum network’s protocol staking smart contract.
“Provider-Facilitated Staking”: The staking program where a Staking Services Provider uses Validator Keys to perform Validation Activities.
“Redemption Order Date”: The date a redemption order is received in satisfactory form by the Marketing Agent.
“Register”: The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.
“Relevant Pair”: A market that facilitates the spot trading of the relevant digital asset against the corresponding digital asset or legal tender pair, including markets where the digital asset or legal tender pair is made fungible with Accepted Assets.
“Relevant Transaction”: Any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its API to the Benchmark Provider.
“SEC”: The U.S. Securities and Exchange Commission.
“Selling Shareholder”: The Initial Seed Creation Investor in its capacity as a seller of some or all of the Shares offered pursuant to the registration statement that this Prospectus forms a part.
“Settlement Deadline”: The Trust must generally repay Trade Credits by 6:00 p.m. ET on the calendar day immediately following the day the Trade Credit was extended by the Lender to the Trust.
“Shareholders”: Holders of Shares.
“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.
“SIPC”: Securities Investor Protection Corporation.
“SOC”: Systems and Organizational Control.
“Sponsor Indemnified Party”: The Delegated Sponsor and its Shareholders, members, directors, officers, employees, affiliates and subsidiaries.
“Sponsor-paid Expense(s)”: The fees and other expenses incurred by the Trust in the ordinary course of its affairs, which the Delegated Sponsor assumes and pays, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the Ether Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trust’s DE Trustee and Cayman Trustee, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any listing, trading or quotation of the

Shares on any future listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (xi) printing and mailing costs; (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Trust will be responsible for ether-related on-chain transaction fees associated with creation and redemption transactions, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee.
“Staked Assets”: The Trust’s ether that the Delegated Sponsor instructs the Ether Custodians to stake.
“Staking Activities”: The process by which third parties engaged by the Delegated Sponsor stake a portion of the Trust’s ether.
“Staking Fee”: The aggregate percentage of staking rewards expected to be received by the Ether Custodians and the Staking Services Providers.
“Staking Provider Consideration”: Compensation determined as a portion of the staking rewards provided to each Staking Services Provider that generates staking rewards.
“Staking Services Agreement”: The agreements between the Ether Custodian and a Staking Services Provider pursuant to which a Staking Services Provider will stake the Trust’s ether.
“Staking Services Provider”: A third party engaged by the Delegated Sponsor to engage in Staking Activities.
“SVB”: Silicon Valley Bank.
“Trade Credit”: ether or cash the Trust may borrow from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance,
“Trade Financing Agreement”: An agreement with Coinbase Credit, Inc. pursuant to which the Trust may borrow ether or cash as trade credit from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.
“Trading Balance”: A trading balance maintained by the Prime Broker or an Ether Counterparty where portions of the Trust’s ether temporarily may be held outside of cold storage, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets, to sell ether to pay Trust expenses or make staking-related distributions to Shareholders.
“Trading Platform”: The Prime Broker’s execution platform.
“Transaction Parties”: The Delegated Sponsor, the Trustees, the Ether Custodians or any of their respective affiliates.
“Transfer Agent”: The Bank of New York Mellon.
“Trust”: Morgan Stanley Ethereum Trust.
“Trust Agreement”: The Amended and Restated Trust Agreement of Morgan Stanley Ethereum Trust.
“Trust Estate”: All of the ether on deposit in the Custody Account and proceeds from the sale of ether, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party.
“Trustee Services Agreement”: The Trustee Services Agreement dated March 25, 2026.
“Trustees”: CSC Delaware Trust Company and AGS Trustees Limited.
“TWAP Period”: The 60 minutes leading up to 4:00 p.m. London time.
“U.S. Treasury Department”: U.S. Department of the Treasury.

“Utilization Rate”: A target range for the portion of assets staked, which is set by the Delegated Sponsor and which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, staking services provider reliability, secondary market liquidity, and broader market conditions.
“Validator Keys”: The set of public-private validator keys that each Staking Services Provider generates relating to the Trust’s Staked Assets.
“Validation Activities”: Validation activities which maintain the security and integrity of the Ethereum network’s blockchain, verify transactions and add new blocks.
“You”: The owner or holder of Shares.

Morgan Stanley Ethereum Trust
SHARES
PROSPECTUS
July 23, 2026
Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.